As filed with the Securities and Exchange Commission on February 14, 2018

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	3841	84-1375299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(801) 839-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

B. Sonny Bal, MD

President and Chief Executive Officer

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT, 84119

(801) 839-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
David F. Marx Michael R. Newton Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111		Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)
Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of registration fee
Units consisting of shares of Series B Preferred Stock, par value $0.01 per share, and Warrants to purchase shares of Common Stock, par value $0.01 per share	$10,000,000	$1,245.00
Non-transferable Rights to purchase Units (2)	—	—
Series B Preferred Stock included as part of the Units	Included with Units above	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	Included with Units above	—
Common Stock issuable upon conversion of the Series B Preferred Stock (4)(5)	—	—
Common Stock issuable upon exercise of the Warrants (5)	$1,000,000	$124.50
Warrants to purchase shares of Common Stock to be issued to the Dealer-Manager (3)	—	—
Shares of Common Stock underlying the Warrants to be issued to the Dealer-Manager (5)	$440,000	$54.78
Total	$11,440,000	$1,424.28

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).
(2)	Non-transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.
(3)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.
(4)	Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the Common Stock issuable upon conversion of the Series B Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.
(5)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon conversion or exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ___________, 2018

Amedica Corporation

Subscription Rights to Purchase Up to 10,000 Units

Consisting of an Aggregate of Up to One Share of Series B Preferred Stock

and Up to             Warrants to Purchase Shares of Common Stock

at a Subscription Price of $1,000 per Unit

This prospectus relates to our distribution to holders of our common stock, certain warrants and certain convertible securities, at no charge, non-transferable Subscription Rights to purchase units. Each unit, which we refer to as a Unit, consists of one share of Series B Preferred Stock and              Warrants, which we refer to as the Warrants. Each Warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for every share of common stock owned at 5:00 p.m., Eastern Time, on                  , 2018, the record date of the Rights Offering, or the Record Date. In addition, the holders of certain outstanding warrants and convertible securities will receive a number of subscription rights equal to the number of shares of common stock underlying the warrants and convertible securities. The Series B Preferred Stock and the Warrants comprising the Units will separate upon the closing of the Rights Offering and will be issued separately but may only be purchased as a Unit, and the Units will not trade as a separate security. The Subscription Rights will not be tradable.

The Conversion Price for the Series B Preferred Stock is equal to, (i) for the first 40 trading days following the expiration of the Rights Offering, $                  per share of Common Stock which price shall be determined by negotiations between the Company and the Dealer-Manager based upon the price of the Company’s Common Stock immediately preceding the offering, referred to as the Set Price, and (ii) after such 40 trading days, the lesser of (a) the Set Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. The Conversion Price is subject to a floor of  $                , except in the event of anti-dilution adjustments. The Conversion Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock.

The Warrant exercise price is $          per share.

Each subscription right will entitle you to purchase one Unit, which we refer to as the Basic Subscription Right, at a subscription price per Unit of $1,000, which we refer to as the Subscription Price. Each Warrant entitles the holder to purchase one share of common stock from the date of issuance through its expiration five years from the date of issuance. If you exercise your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each subscription right consists of a Basic Subscription Right and an Over-Subscription Privilege, which we refer to as the Subscription Right.

The Subscription Rights will expire if they are not exercised by 5:00 P.M., Eastern Time, on                   , 2018, unless the Rights Offering is extended or earlier terminated by the Company. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 A.M., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

We have engaged Maxim Group LLC to act as dealer-manager in the Rights Offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 13 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

American Stock Transfer and Trust Company, LLC will serve as the Subscription Agent for the Rights Offering and D.F. King & Co., Inc. will serve as Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering – Basic Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or deduction. We expect the Rights Offering to expire on or about                   , 2018, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five business days.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AMDA.” On February 13, 2018, the last reported sale price of our common stock was $2.67 per share. There is no established public trading market for the Series B Preferred Stock or the Warrants. We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or recognized trading system. We have applied to list the Warrants on Nasdaq following their issuance under the symbol “AMDAW.” The Subscription Rights are non-transferrable and will not be listed for trading on Nasdaq or any other stock exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

	Per Unit	Total(2)
Subscription price	$1,000.00	$10,000,000
Dealer-Manager fees and expenses (1)	$80.00	$800,000
Proceeds to us, before expenses	$920.00	$9,200,000

(1)	In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to (i) 7.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We agreed to advance $100,000 to Maxim Group LLC against reimbursement of accountable expenses upon their engagement as a dealer-manager, or the Advance. We have also agreed to grant Maxim Group LLC warrants covering a number of shares of common stock equal to 4.0% of the total number of securities sold in the Rights Offering. See “Plan of Distribution.”

(2)	Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dealer-Manager

Maxim Group LLC

The date of this prospectus is              , 2018

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus “Where You Can Find Additional Information.”

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any free writing prospectus outside of the United States.

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CORPORATE INFORMATION

We were incorporated in Delaware in 1996 under the name Amedica Corp. and have since changed our name to Amedica Corporation. In September 2010, we acquired all of the outstanding shares of US Spine, Inc. which then became our wholly-owned subsidiary, which is our only subsidiary. Our principal executive offices are located at 1885 West 2100 South, Salt Lake City, Utah 84119, and our telephone number is (801) 839-3500. Our web site address is www.amedica.com. The information on, or that may be accessed through, our web-site is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

“Amedica,” “CSC,” “MC2,” “Valeo,” “Taurus,” and “rethink what’s possible” are registered U.S. trademarks of Amedica Corporation. “US Spine” is a registered U.S. trademark of our subsidiary, US Spine, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

Trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols for convenience. Such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context otherwise requires, references in this prospectus to shares of our common stock, including prices per share of our common stock, and also the exercise prices of outstanding warrants, reflect the 1-for-15 reverse stock split effective as of January 25, 2016, and the 1-for-12 reverse stock split effective as of November 10, 2017.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for general administrative expenses, working capital and capital expenditures and debt retirement.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock on              , 2018, non-transferable Subscription Rights to purchase Units at a price of $1,000 per Unit. The Subscription Rights will not be tradable. Each Unit consists of one share of Series B Preferred Stock and                Warrants. Each share of Series B Preferred Stock is convertible into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Preferred Stock by a conversion price equal to, (i) for the first 40 trading days following the expiration of the Rights Offering, $                 per share of Common Stock which price shall be determined by negotiations between the Company and the Dealer-Manager based upon the price of the Company’s Common Stock immediately preceding the offering, referred to as the Set Price, and (ii) after such 40 trading days, the lesser of (a) the Set Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. The Conversion Price is subject to a floor of  $           , except in the event of anti-dilution adjustments. The Conversion Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock.

Each Warrant will be exercisable for one share of our common stock. Upon closing of the Rights Offering, the Series B Preferred Stock and Warrants will immediately separate. We intend to apply to list the Warrants on Nasdaq. You will receive one Subscription Right for every share of common stock that you owned as of 5:00 P.M., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege. The Subscription Rights will expire if they are not exercised by 5:00 P.M., Eastern Time, on             , 2018, unless we extend or earlier terminate the Rights Offering.

What are the Basic Subscription Rights?

For every share you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our Series B Preferred Stock and                 Warrants, for a price of $1,000 per Unit. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Series B Preferred Stock and Warrants to purchase                   shares of our common stock for $1,000 per Unit (or a total payment of $100,000). You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder of our common stock, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

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What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that remain available under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege, which we refer to as your Over-Subscription Request.

Subject to stock ownership limitations, if sufficient Units are available, we will seek to honor your Over-Subscription Request in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. See “The Rights Offering—Limitation on the Purchase of Units” for a description of certain stock ownership limitations.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.” To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction.

American Stock Transfer and Trust Company, LLC, our Subscription Agent for the Rights Offering, will determine the allocation of Over-Subscription Requests based on the formula described above.

May the Subscription Rights that I exercise be reduced for any reason?

Yes. While we are distributing to holders of our common stock one Subscription Right for every share of common stock owned on the Record Date, we are only seeking to raise $10.0 million dollars in gross proceeds in this Rights Offering. As a result, based on 3,073,414 shares of common stock outstanding as of January 31, 2018, we would grant Subscription Rights to acquire 3,073,414 Units but will only accept subscriptions for 10,000 Units. Accordingly, sufficient Units may not be available to honor your subscription in full. If exercises of Basic Subscription Rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro-rata among the record holders exercising the Basic Subscription Rights in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Basic Subscription Right. If this pro-rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Basic Subscription Rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their Basic Subscription Rights on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated. Please also see the discussion under “The Rights Offering—The Subscription Rights—Over-Subscription Privilege” and “The Rights Offering—Limitation on the Purchase of Units” for a description potential proration as to the Over-Subscription Privilege and certain stock ownership limitations.

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If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

What are the terms of the Series B Preferred Stock?

Each share of Series B Preferred Stock will be convertible at our option or the option of the holder at any time into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Preferred Stock by the Conversion Price. The Conversion Price for the Series B Preferred Stock is equal to, (i) for the first 40 trading days following the expiration of the Rights Offering, $            per share of Common Stock which price shall be determined by negotiations between the Company and the Dealer-Manager based upon the price of the Company’s Common Stock immediately preceding the offering, referred to as the Set Price, and (ii) after such 40 trading days, the lesser of (a) the Set Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. The Conversion Price is subject to a floor of  $       , except in the event of anti-dilution adjustments. The Conversion Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock.

The Series B Preferred Stock has certain conversion rights, dividend rights and liquidation preferences as described in more detail herein. The Series B Preferred Stock will not be listed on Nasdaq.

What are the terms of the Warrants?

Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $              per share through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis.

Are the Warrants listed?

We intend to apply to list the Warrants on Nasdaq, although there is no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet the minimum listing criteria to be accepted for listing on Nasdaq.

The Warrants will be issued in registered form under a warrant agent agreement with American Stock Transfer and Trust Company, LLC, as warrant agent.

What are the requirements to list the Warrants on Nasdaq?

To satisfy the initial listing requirement for Warrants on Nasdaq, we must (i) issue at least 400,000 Warrants, (ii) maintain the listing of the common stock underlying the Warrants on Nasdaq, (iii) have at least three registered and active market makers, and (iv) have at least 400 round lot holders of the Warrants (meaning a holder of at least 100 warrants).

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Will fractional shares be issued upon exercise of Subscription Rights, upon the conversion of Series B Preferred Stock or upon the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, and rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Warrants, rounded down to the nearest whole number of shares or Warrants, as applicable, a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. No fractional shares shall be issued upon the conversion of the Series B Preferred Stock or upon the exercise of Warrants.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have              shares of common stock issued and outstanding, 10,000 shares of Series B Preferred Stock issued and outstanding, and Warrants to purchase an additional              shares of our common stock issued and outstanding, based on 3,073,414 shares of our common stock outstanding as of January 31, 2018. The exact number of shares of Series B Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the Rights Offering;

●	the value of the Series B Preferred Stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Basic Subscription Right and their Over-Subscription Privilege.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market. You should obtain a current price quote for our common stock and perform an independent assessment of our Series B Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed. We intend to apply to list the Warrants for trading on Nasdaq, but there can be no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet minimum listing criteria to be accepted for listing on Nasdaq or that a market will develop for the Warrants.

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Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on               , 2018, at 5:00 P.M., Eastern Time, unless we extend or earlier terminate the Rights Offering. If you hold your shares in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the stockholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the stockholder who receives the certificate. We do not intend to apply for the listing of the Subscription Rights on any securities exchange or recognized trading market.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, all of our directors and executive officers have indicated an interest in participating in the offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market. We cannot predict the price at which our shares of common stock and, if listed, the Warrants will trade after the Rights Offering. On February 13, 2018, the last reported sale price of our common stock on Nasdaq was $2.67 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

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How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 P.M., Eastern Time, on                      , 2018. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares or warrants are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

●	personal check drawn on a U.S. bank;

●	certified check drawn on a U.S. bank;

●	U.S. Postal money order; or

●	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of Series B Preferred Stock and Warrants?

As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Series B Preferred Stock and Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. American Stock Transfer and Trust Company is acting as the warrant agent in this offering.

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After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will the Company receive from the Rights Offering?

Assuming that all 10,000 Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $                 million, based on the Subscription Price of $1,000 per Unit, after deducting fees and expenses payable to the dealer-manager, and after deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants. If all Warrants included in the Units are exercised for cash at the exercise price of $             per share, we will receive an additional $            million. We are required to pay the first $3.14 million of net proceeds to certain lenders pursuant to a note issued January 3, 2018. Remaining proceeds, if any, will be used for general working capital purposes. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our Series B Preferred Stock and Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market. In addition, our Warrants may not be listed on Nasdaq and, even if listed, a market for the Warrants may not develop. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 A.M., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

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How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering – Foreign Shareholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of common stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

If delivering by mail, hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 P.M. Eastern Time on                  , 2018.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent:

D.F. KING & CO., INC.

Who is the dealer-manager?

Maxim Group LLC will act as dealer-manager for the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will use its best efforts to solicit the exercise of Subscription Rights. We have agreed to pay the dealer-manager certain fees for acting as dealer-manager, to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering, and to issue the dealer-manager a warrant. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our common stock or Warrants being issued in the Rights Offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares of Series B Preferred Stock or Warrants.

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PROSPECTUS SUMMARY

Our Business

We are a materials company focused on developing, manufacturing and selling silicon nitride ceramics that are used in medical implants and in a variety of industrial devices. At present, we commercialize silicon nitride in the spine implant market. We believe that our facile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields. We also believe that we are the first and only company to commercialize silicon nitride medical implants.

We have received 510(k) regulatory clearance in the United States, a CE mark in Europe, and ANVISA approval in Brazil for a number of our devices that are designed for spinal fusion surgery. To date, more than 33,000 of our silicon nitride devices have been implanted into patients, with an 8-year successful track record.

We believe that silicon nitride has a superb combination of properties that make it ideally suited for human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers; all of which have practical limitations. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial infection, resistance to corrosion, superior strength and fracture resistance, and ease of diagnostic imaging, among other advantages.

We market and sell our Valeo brand of silicon nitride implants to surgeons and hospitals in the United States and to selected markets in Europe and South America through more than 50 independent sales distributors who are supported by an in-house sales and marketing management team. These implants are designed for use in cervical (neck) and thoracolumbar (lower back) spine surgery. We are also working with other partners in Japan to obtain regulatory approval for silicon nitride in that country. In 2016 we entered into a 10-year exclusive distribution agreement with Shandong Weigao Orthopaedic Device Company Limited (“Weigao”) to sell Amedica-branded silicon nitride spinal fusion devices within the People’s Republic of China (“China”). Weigao, a large orthopedic company, has expertise in acquiring Chinese Food and Drug Administration (“CFDA”) approval of medical devices, and will assist us in obtaining regulatory approval. Weigao has committed to minimum purchase requirements totaling 225,000 implants in the first six years following CFDA clearance. We are also working with other partners in Japan to obtain regulatory approval for silicon nitride in that country. China and Japan are relevant because historically, ceramic implants are more familiar to, and more readily accepted by surgeons outside the United States, i.e., in Asia and Europe.

In addition to silicon nitride, we also sell metal-based products in the United States that provide surgeons and hospitals with a complete package for spinal surgery. These metal products are designed to address spinal deformity and degenerative conditions. Although these metal products have accounted for approximately 48% of our product revenues for each of the years ended December 31, 2016 and 2015, respectively, we remain focused on developing and promoting silicon nitride, and driving its adoption through a scientifically-intense, data-driven strategy.

In addition to direct sales, we have targeted original equipment manufacturer (“OEM”) and private label partnerships in order to accelerate adoption of silicon nitride, both in the spinal space, and also in future markets such as hip and knee replacements, dental, extremities, trauma, and sports medicine. Existing biomaterials, based on plastics, metals, and bone grafts have well-recognized limitations that we believe are addressed by silicon nitride, and we are uniquely positioned to convert existing, successful implant designs made by other companies into silicon nitride. We believe OEM and private label partnerships will allow us to work with a variety of partners, accelerate the adoption of silicon nitride, and realize incremental revenue at improved operating margins, when compared to the cost-intensive direct sales model.

We believe that silicon nitride addresses many of the biomaterial-related limitations in fields such as hip and knee replacements, dental implants, sports medicine, extremities, and trauma surgery. We further believe that the inherent material properties of silicon nitride, and the ability to formulate the material in a variety of compositions, combined with precise control of the surface properties of the material, opens up a number of commercial opportunities across orthopedic surgery, neurological surgery, maxillofacial surgery, and other medical disciplines.

We operate a 30,000 square foot manufacturing facility at our corporate headquarters in Salt Lake City, Utah, and we believe we are the only vertically integrated silicon nitride medical device manufacturer in the world.

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The Rights Offering

Securities to be offered	We are distributing to you, at no charge, one non-transferable Subscription Right to purchase one Unit for every share of our common stock that you owned on the Record Date. Each Unit consists of one share of Series B Preferred Stock and Warrants.

Size of offering	10,000 Units.

Subscription Price	$1,000 per Unit.

Series B Preferred Stock	Each share of Series B Preferred Stock will be convertible, at our option at any time on or after the first anniversary of the closing of the Rights Offering or at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series B Preferred Stock by a Conversion Price. The Conversion Price for the Series B Preferred Stock is equal to, (i) for the first 40 trading days following the expiration of the Rights Offering, $ per share of Common Stock which price shall be determined by negotiations between the Company and the Dealer-Manager based upon the price of the Company’s Common Stock immediately preceding the offering, referred to as the Set Price, and (ii) after such 40 trading days, the lesser of (a) the Set Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. The Conversion Price is subject to a floor of $ , except in the event of anti-dilution adjustments. The Conversion Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. The Series B Preferred Stock has certain conversion rights, dividend rights and liquidation preferences.

Warrants	Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $ per share, subject to adjustment, through its expiration five years from the date of issuance. The Warrants will be exercisable for cash, or, solely during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis. We have applied to list the Warrants on Nasdaq under the symbol “AMDAW,” although there is no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet the minimum listing criteria to be accepted for listing on Nasdaq.

Record Date	5:00 P.M., Eastern Time, , 2018

Basic Subscription Rights	Your Basic Subscription Right will entitle you to purchase one Unit at the Subscription Price.

Over-Subscription Privilege	If you exercise your Basic Subscription Rights in full, you may also choose to purchase a portion of any Units that are not purchased by our other stockholders through the exercise of their Basic Subscription Rights, subject to proration and stock ownership limitations described elsewhere in this prospectus.

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Expiration Date	The Subscription Rights will expire at 5:00 P.M., Eastern Time, on , 2018.

Procedure for exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 P.M., Eastern Time, on                 , 2018. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 P.M., Eastern Time, on         , 2018.

Delivery of Preferred Shares and Warrants	As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Series B Preferred Stock and Warrants purchased pursuant to the Rights Offering. All Series B Preferred Stock and Warrants that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Transferability of Warrants	The Warrants will be separately transferable following their issuance and through their expiration five years from the date of issuance.

No board recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No revocation	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

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Use of proceeds

Assuming the exercise of Subscription Rights to purchase all 10,000 Units of the Rights Offering, after deducting fees and expenses and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Rights Offering will be approximately $               million. We are required to pay the first $3.14 million of net proceeds to certain lenders pursuant to notes issued January 3, 2018 and January 31, 2018. Remaining proceeds, if any, will be used for general working capital purposes. See “Use of Proceeds.”

Material U.S. federal income tax consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and termination	Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

Subscription Agent	American Stock Transfer and Trust Company, LLC

Information Agent	D.F. King & Co, Inc.

Questions	If you have any questions about the Rights Offering, please contact the Information Agent, D.F. King & Co., Inc., at (toll free).

Market for common stock	Our common stock is listed on Nasdaq under the symbol “AMDA.”

Market for Series B Preferred Stock	There is no established public trading market for the Series B Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or recognized trading system.

Market for Warrants	We have applied to list the Warrants on Nasdaq under the symbol “AMDAW” but there can be no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet minimum listing criteria to be accepted for listing on Nasdaq or that a market will develop for the Warrants.

Dealer-Manager	Maxim Group LLC

12

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision with respect to our securities, we urge you to carefully consider the following risks and all of the other information set forth in this prospectus. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our securities could decline and you could lose all or part of your investment in our securities.

Risks Related to the Rights Offering

There is currently a limited market for our securities, and any trading market that exists in our securities may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

Although our common stock is traded on Nasdaq, there is currently a limited market for our common stock and an active market may never develop. Investors are cautioned not to rely on the possibility that an active trading market may develop. In addition, the Subscription Rights are non-transferrable, and a liquid trading market for the Warrants may never develop.

The Market Price of Our Common Stock May Decline after You Elect to Exercise Your Subscription Rights..

The market price of our common stock may decline after you elect to exercise your subscription rights. If that occurs, you may have committed to buy Warrants and shares of Series B Preferred Stock which are exercisable and convertible into shares of our common stock at a price greater than the prevailing market price. A liquid trading market for the Warrants may develop and you therefore may not be able to sell your Warrants. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market.

Future sales of our common stock may depress our share price.

As of January 31, 2018, we had 3,073,414 shares of our common stock outstanding. Sales of a number of shares of common stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our common stock to decline. We may also sell additional common stock or securities convertible into or exercisable or exchangeable for common stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our charter allows us to issue up to 250,000,000 shares of our common stock and up to 130,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

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We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured notes, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

Your interest in our company may be diluted as a result of this Rights Offering.

Stockholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this offering or holders of Warrants who have not exercised them.

Further, if you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. If that occurs, you may have committed to buy shares of our Series B Preferred Stock which are convertible into shares of our common stock at a price greater than the prevailing market price. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Warrants, the resulting sales could depress the market price of our common stock.

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Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 business days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 business days, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the Series B Preferred Stock and Warrants being issued as components of the Unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term, and our most recently forecasted revenue relative to our peer group. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Series B Preferred Stock and Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 P.M., New York City time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 P.M., New York City time on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 P.M., New York City time, on the expiration date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of such Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and thereafter as capital gain. Each holder of shares of common stock and each holder of a warrant providing for participation received pursuant to this Rights Offering should consult his, her or its own tax advisors with respect to the particular tax consequences of this Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

The Subscription Rights are not transferable, and there is no market for the Subscription Rights.

You may not sell, transfer, assign or give away your Subscription Rights. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

Absence of a public trading market for the Warrants may limit your ability to resell the Warrants.

There is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed. We have applied to list the Warrants for trading on Nasdaq under the symbol “AMDAW,” but there can be no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet minimum listing criteria to be accepted for listing on Nasdaq or that a market will develop for the Warrants. Even if a market for the Warrants does develop, the price of the Warrants may fluctuate and liquidity may be limited. If the Warrants are not accepted for listing on Nasdaq or if a market for the Warrants does not develop, then purchasers of the Warrants may be unable to resell the Warrants or sell them only at an unfavorable price for an extended period of time, if at all. Future trading prices of the Warrants will depend on many factors, including:

●	our operating performance and financial condition;

●	our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering the Warrants and the common stock issuable upon exercise of the Warrants;

●	the interest of securities dealers in making a market; and

●	the market for similar securities.

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There is no public market for the Series B Preferred Stock in this offering.

There is no established public trading market for the Series B Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or recognized trading system.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable upon issuance and will expire five years from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The dealer-manager is not underwriting, nor acting as placement agent of, the Subscription Rights or the securities underlying the Subscription Rights.

Maxim Group LLC will act as dealer-manager for this Rights Offering. As provided in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Series B Preferred Stock or Warrants being issued in this offering and is not making any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants. The dealer-manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence by the dealer-manager. The Rights Offering may not be successful despite the services of the dealer-manager to us in this offering.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Risks Related to Our Business and Strategy

We have incurred net losses since our inception and anticipate that we will continue to incur substantial net losses for the foreseeable future. We may never achieve or sustain profitability.

We have incurred substantial net losses since our inception. For the nine months ended September 30, 2017 and the years ended December 31, 2016 and 2015 we incurred a net loss of $4.3 million, $14.8 million and $23.9 million, respectively, and used cash in operations of $4.4 million, $7.2 million and $9.1 million, respectively. We had an accumulated deficit of $215.0 million at September 30, 2017. Our losses have resulted principally from costs incurred in connection with our sales and marketing activities, research and development activities, manufacturing activities, general and administrative expenses associated with our operations, impairments on intangible assets and property and equipment, interest expense, loss on extinguishment of debt and offering costs. Even if we are successful in launching additional products into the market, we expect to continue to incur substantial losses for the foreseeable future as we continue to sell and market our current products and research and develop, and seek regulatory approvals for, our product candidates.

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If sales revenue from any of our current products or product candidates that receive marketing clearance from the FDA or other regulatory bodies is insufficient, if we are unable to develop and commercialize any of our product candidates, or if our product development is delayed, we may never become profitable. Even if we do become profitable, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Our success depends on our ability to successfully commercialize silicon nitride-based medical devices, which to date have experienced only limited market acceptance.

We believe we are the first and only company to use silicon nitride in medical applications. To date, however, we have had limited acceptance of our silicon nitride-based products and our product revenue has been derived substantially from our non-silicon nitride products. In order to succeed in our goal of becoming a leading biomaterial technology company utilizing silicon nitride, we must increase market awareness of our silicon nitride interbody spinal fusion products, continue to implement our sales and marketing strategy, enhance our commercial infrastructure and commercialize our silicon nitride joint replacement components and other products. If we fail in any of these endeavors or experience delays in pursuing them, we will not generate revenues as planned and will need to curtail operations or seek additional financing earlier than otherwise anticipated.

Our current products and our future products may not be accepted by hospitals and surgeons and may not become commercially successful.

Although we received 510(k) regulatory clearance from the FDA for our first silicon nitride spinal fusion products in 2008, we have not been able to obtain significant market share of the interbody spinal fusion market to date, and may not obtain such market share in the future. Even if we receive regulatory clearances or approvals for our product candidates in development, these product candidates may not gain market acceptance among orthopedic surgeons and the medical community. Orthopedic surgeons may elect not to use our products for a variety of reasons, including:

●	lack or perceived lack of evidence supporting the beneficial characteristics of our silicon nitride technology;

●	limited long-term data on the use of silicon nitride in medical devices;

●	lower than expected clinical benefits in comparison with other products;

●	the perception by surgeons that there are insufficient advantages of our products relative to currently available products;

●	hospitals may choose not to purchase our products;

●	group purchasing organizations may choose not to contract for our products, thus limiting availability of our products to hospital purchasers;

●	the price of our products, which may be higher than products made of the other commonly used biomaterials in the interbody spinal fusion market and total joint market;

●	lack of coverage or adequate payment from managed care plans and other third-party payers for the procedures that use our products;

●	Medicare, Medicaid or other third-party payers may limit or not permit reimbursement for procedures using our products;

●	ineffective marketing and distribution support;

●	the time and resources that may be required for training, or the inadequate training, of surgeons in the proper use of our products;

●	the development of alternative biomaterials and products that render our products less competitive or obsolete; and

●	the development of or improvement of competitive products.

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If surgeons do not perceive our silicon nitride products and product candidates as superior alternatives to competing products, we will not be able to generate significant revenues, if any.

Even if surgeons are convinced of the superior characteristics of our silicon nitride products and our product candidates that we successfully introduce compared to the limitations of the current commonly used biomaterials, surgeons may find other methods or turn to other biomaterials besides silicon nitride to overcome such limitations. For instance, with respect to interbody spinal fusion products, surgeons or device manufacturers may use more effective markers for enhancing the imaging compatibility of PEEK devices, more effective antibiotics to prevent or treat implant-related infections, and more effective osteoconductive and osteoinductive materials when implanting an interbody spinal fusion device. Device manufacturers may also coat metal with existing traditional ceramics to reduce the risk of metal wear particles and corrosion in total joint replacement implants. Additionally, surgeons may increase their use of metal interbody spinal fusion devices if there is an increasing perception that PEEK devices are limited by their strength and resistance to fracture.

If we are unable to increase the productivity of our sales and marketing infrastructure we will not be able to penetrate the spinal fusion market.

We market and sell our products to surgeons and hospitals in the United States and select markets in Europe and South America using a network of independent third-party distributors who have existing surgeon relationships. We manage this distribution network through our in-house sales and marketing management team. We may also establish distribution collaborations in the United States and abroad in instances where access to a large or well-established sales and marketing organization may help to expand the market or accelerate penetration for selected products.

We cannot assure you that we will succeed in entering into and maintaining productive arrangements with an adequate number of distributors that are sufficiently committed to selling our products. The establishment of a distribution network is expensive and time consuming. As we launch new products and increase our marketing effort with respect to existing products, we will need to continue to hire, train, retain and motivate skilled independent distributors with significant technical knowledge in various areas, such as spinal fusion and total hip and knee joint replacement. In addition, the commissions we pay our distributors have increased over time, which has resulted in higher sales and marketing expenses, and those commissions and expenses may increase in the future. Furthermore, current and potential distributors may market and sell the products of our competitors. Even if the distributors market and sell our products, our competitors may be able, by offering higher commission payments or other incentives, to persuade these distributors to reduce or terminate their sales and marketing efforts related to our products. The distributors may also help competitors solicit business from our existing customers. Some of our independent distributors account for a significant portion of our sales volume, and, if we were to lose them, our sales could be adversely affected.

Even if we engage and maintain suitable relationships with an adequate number of distributors, they may not generate revenue as quickly as we expect them to, commit the necessary resources to effectively market and sell our products, or ultimately succeed in selling our products. We have been unable to obtain meaningful market share in the interbody spinal fusion device market with our current silicon nitride products to date and we may not be successful in increasing the productivity of our sales and marketing team and distribution network to gain meaningful market share for our silicon nitride products, which could adversely affect our business and financial condition.

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The orthopedic market is highly competitive and we may not be able to compete effectively against the larger, well-established companies that dominate this market or emerging and small innovative companies that may seek to obtain or increase their share of the market.

The markets for spinal fusions and total hip and knee implant products are intensely competitive, and many of our competitors are much larger and have substantially more financial and human resources than we do. Many have long histories and strong reputations within the industry, and a relatively small number of companies dominate these markets. Medtronic, Inc.; DePuy Synthes Companies, a group of Johnson & Johnson companies; Stryker Corporation; Biomet, Inc.; Zimmer Holdings, Inc.; and Smith & Nephew plc, account for a significant amount of orthopedic sales worldwide.

These companies enjoy significant competitive advantages over us, including:

●	broad product offerings, which address the needs of orthopedic surgeons and hospitals in a wide range of procedures;

●	products that are supported by long-term clinical data;

●	greater experience in, and resources for, launching, marketing, distributing and selling products, including strong sales forces and established distribution networks;

●	existing relationships with spine and joint reconstruction surgeons;

●	extensive intellectual property portfolios and greater resources for patent protection;

●	greater financial and other resources for product research and development;

●	greater experience in obtaining and maintaining FDA and other regulatory clearances and approvals for products and product enhancements;

●	established manufacturing operations and contract manufacturing relationships;

●	significantly greater name recognition and widely recognized trademarks; and

●	established relationships with healthcare providers and payers.

Our products and any product candidates that we may introduce into the market may not enable us to overcome the competitive advantages of these large and dominant orthopedic companies. In addition, even if we successfully introduce additional product candidates incorporating our silicon nitride biomaterial into the market, emerging and small innovative companies may seek to increase their market share and they may eventually possess competitive advantages, which could adversely impact our business. Our competitors may also employ pricing strategies that could adversely affect the pricing of our products and pricing in the spinal fusion and total joint replacement market generally.

Moreover, many other companies are seeking to develop new biomaterials and products which may compete effectively against our products in terms of performance and price. For example, Smith & Nephew has developed a ceramic-coated metal, known as Oxinium, which may overcome certain of the limitations of metal joint replacement products and could directly compete with our silicon nitride and silicon nitride-coated product candidates.

We have significant customer concentration, so that economic difficulties or changes in the purchasing policies or patterns of our key customers could have a significant impact on our business and operating results.

A small number of customers account for a substantial portion of our product revenues. Our customers are primarily hospitals and surgical centers. At September 30, 2017, December 31, 2016 and 2015, our largest customer, Bon Secours St. Mary’s Hospital, or St. Mary’s, had a receivable balance of approximately 33%, 16% and 7%, respectively, of our total trade accounts receivable. In addition, St. Mary’s accounted for 23%, 18% and 12% of our product revenues for the nine months ended September 30, 2017 and years ended December 31, 2016 and 2015, respectively. Sales of our products to our customers, including St. Mary’s, are not based on long-term, committed-volume purchase contracts, and we may not continue to receive significant revenues from St. Mary’s or any customer. Because of our significant customer concentration, our revenue could fluctuate significantly due to changes in economic conditions, the use of competitive products, or the loss of, reduction of business with, or less favorable terms with St. Mary’s or any of our other significant customers. A significant portion of St. Mary’s’ purchases have been of our non-silicon nitride products, so it may be able to purchase competitive similar products from others. A reduction or delay in orders from St. Mary’s or any of our other significant customers, or a delay or default in payment by any significant customer, could materially harm our business and results of operations.

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The manufacturing process for our silicon nitride products is complex and requires sophisticated state-of-the-art equipment, experienced manufacturing personnel and highly specialized knowledge. If we are unable to manufacture our silicon nitride products on a timely basis consistent with our quality standards, our results of operation will be adversely impacted.

In order to control the quality, cost and availability of our silicon nitride products, we developed our own manufacturing capabilities. We operate a 30,000 square foot manufacturing facility which is certified under the ISO 13485 medical device manufacturing standard for medical devices and operates under the FDA’s quality systems regulations, or QSRs. All operations with the exceptions of raw material production, cleaning, packaging and sterilization are performed at this facility.

In order to mitigate the risk associated with us being the sole manufacturer of our silicon nitride medical device products, in June 2014, we entered into a manufacturing development and supply agreement with Kyocera Industrial Ceramics Corporation, or Kyocera. We updated our material master file and submitted a 510(k) with the FDA in the third quarter of 2014 to qualify Kyocera as a second source supplier of our silicon nitride products. Kyocera has been qualified as a second source supplier of our silicon nitride products. Although we expect this arrangement with Kyocera to continue, if Kyocera ceases to continue as a qualified manufacturer of these products and product candidates, we will be the sole manufacturer of these products and will need to seek other potential secondary manufacturers. Our reliance solely on our internal resources to manufacture our silicon nitride products entails risks to which we would not be subject if we had secondary suppliers for their manufacture, including:

●	the inability to meet our product specifications and quality requirements consistently;

●	a delay or inability to procure or expand sufficient manufacturing capacity to meet additional demand for our products;

●	manufacturing and product quality issues related to the scale-up of manufacturing;

●	the inability to produce a sufficient supply of our products to meet product demands;

●	the disruption of our manufacturing facility due to equipment failure, natural disaster or failure to retain key personnel; and

●	our inability to ensure our compliance with regulations and standards of the FDA, including QSRs, and corresponding state and international regulatory authorities, including the CFDA.

Any of these events could lead to a reduction in our product sales, product launch delays, failure to obtain regulatory clearance or approval or impact our ability to successfully sell our products and commercialize our products candidates.

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We depend on a limited number of third-party suppliers for key raw materials used in the manufacturing of our silicon nitride products, and the loss of these third-party suppliers or their inability to supply us with adequate raw materials could harm our business.

We rely on a limited number of third-party suppliers for the raw materials required for the production of our silicon nitride products and product candidates. Our dependence on a limited number of third-party suppliers involves several risks, including limited control over pricing, availability, quality, and delivery schedules for raw materials. We have no supply agreements in place with any of our suppliers and cannot be certain that our current suppliers will continue to provide us with the quantities of raw materials that we require or that satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or single sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. We may be unable to find a sufficient alternative supply channel within a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the production of our silicon nitride products and product candidates and delay the development and commercialization of our product candidates, including limiting supplies necessary for commercial sale, clinical trials and regulatory approvals, which could have a material adverse effect on our business.

Use of third-party manufacturers increases the risk that we will not have adequate supplies of our non-silicon nitride products or instrumentation sets.

The majority of our product revenue is currently generated by sales of non-silicon nitride products. Our reliance on a limited number of third-party manufacturers to supply us with our non-silicon nitride products and instruments exposes us to risks that could delay our sales, or result in higher costs or lost product revenues. In particular, our manufacturers could:

●	encounter difficulties in achieving volume production, quality control and quality assurance or suffer shortages of qualified personnel, which could result in their inability to manufacture sufficient quantities of our commercially available non-silicon nitride products to meet market demand for those products, or they could experience similar problems that result in the manufacture of insufficient quantities of our non-silicon nitride product candidates; and

●	fail to follow and remain in compliance with the FDA-mandated QSRs, compliance which is required for all medical devices, or fail to document their compliance to QSRs, either of which could lead to significant delays in the availability of materials for our non-silicon nitride products or instrumentation sets.

If we are unable to obtain adequate supplies of our non-silicon nitride products and related instrumentation sets that meet our specifications and quality standards, it will be difficult for us to compete effectively. We have no supply agreements in place with our manufacturers and they may change the terms of our future orders or choose not to supply us with products or instrumentation sets in the future. Furthermore, if a third-party manufacturer from whom we purchase fails to perform its obligations, we may be forced to purchase products or related instrumentation from other third-party manufacturers, which we may not be able to do on reasonable terms, if at all. In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer or the re-verification of an existing manufacturer could negatively affect our ability to produce and distribute our non-silicon nitride products or instruments in a timely manner.

In order to be successful, we must expand our available product lines of silicon nitride-based medical devices by commercializing new product candidates, but we may not be able to do so in a timely fashion and at expected costs, or at all.

Although we are currently marketing our silicon nitride interbody spinal fusion implants, in order to be successful, we will need to expand our product lines to include other silicon nitride devices. Therefore, we are developing silicon nitride product candidates for total hip and knee replacement procedures and are exploring the application of our silicon nitride technology for other potential applications. However, we have yet to commercialize any silicon nitride products beyond our spinal fusion products. To succeed in our commercialization efforts, we must effectively continue product development and testing, obtain regulatory clearances and approvals, and enhance our sales and marketing capabilities. We may also have to write down significant inventory if existing products are replaced by new products. Because of these uncertainties, there is no assurance that we will succeed in bringing any of our current or future product candidates to market. If we fail in bringing our product candidates to market, or experience delays in doing so, we will not generate revenues as planned and will need to curtail operations or seek additional financing earlier than otherwise anticipated.

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We will depend on one or more strategic partners to develop and commercialize our total joint replacement product candidates, and if our strategic partners are unable to execute effectively on our agreements with them, we may never become profitable.

We are seeking a strategic partner to develop and commercialize our total joint replacement product candidates. We will be reliant on our strategic partners to develop and commercialize a total hip or knee joint replacement product candidate that utilizes silicon nitride-coated components, although we have not yet entered into an agreement with any strategic partner to develop products with these silicon nitride-coated components and may be unable to do so on agreeable terms. In order to succeed in our joint commercialization efforts, we and any future partners must execute effectively on all elements of a combined business plan, including continuing to establish sales and marketing capabilities, manage certified, validated and effective commercial-scale manufacturing operations, conduct product development and testing, and obtain regulatory clearances and approvals for our product candidate. If we or any of our strategic partners fail in any of these endeavors, or experience delays in pursuing them, we will not generate revenues as planned and will need to curtail operations or seek additional financing earlier than otherwise anticipated.

Part of our strategy is to establish and develop OEM partnerships and arrangements, which subjects us to various risks.

Because we believe silicon nitride is a superior platform and technology for application in the spine, total joint and other markets, we are establishing OEM partnerships with other companies to replace their materials and products with silicon nitride. Sales of products to OEM customers will expose our business to a number of risks. Sales through OEM partners could be less profitable than direct sales. Sales of our products through multiple channels could also confuse customers and cause the sale of our products to decline. In addition, OEM customers will require that products meet strict standards. Our compliance with these requirements could result in increased development, manufacturing, warranty and administrative costs. A significant increase in these costs could adversely affect our operating results. If we fail to meet OEM specifications on a timely basis, our relationships with our OEM partners may be harmed. Furthermore, we would not control our OEM partners, and they could sell competing products, may not incorporate our technology into their products in a timely manner and may devote insufficient sales efforts to the OEM products.

If hospitals and other healthcare providers are unable to obtain coverage or adequate reimbursement for procedures performed with our products, it is unlikely our products will be widely used.

In the United States, the commercial success of our existing products and any future products will depend, in part, on the extent to which governmental payers at the federal and state levels, including Medicare and Medicaid, private health insurers and other third-party payers provide coverage for and establish adequate reimbursement levels for procedures utilizing our products. Because we typically receive payment directly from hospitals and surgical centers, we do not anticipate relying directly on payment from third-party payers for our products. However, hospitals and other healthcare providers that purchase our orthopedic products for treatment of their patients generally rely on third-party payers to pay for all or part of the costs and fees associated with our products as part of a “bundled” rate for the associated procedures. The existence of coverage and adequate reimbursement for our products and the procedures performed with them by government and private payers is critical to market acceptance of our existing and future products. Neither hospitals nor surgeons are likely to use our products if they do not receive adequate reimbursement for the procedures utilizing our products.

Many private payers currently base their reimbursement policies on the coverage decisions and payment amounts determined by the Centers for Medicare and Medicaid Services, or CMS, which administers the Medicare program. Others may adopt different coverage or reimbursement policies for procedures performed with our products, while some governmental programs, such as Medicaid, have reimbursement policies that vary from state to state, some of which may not pay for the procedures performed with our products in an adequate amount, if at all. A Medicare national or local coverage decision denying coverage for one or more of our products could result in private and other third-party payers also denying coverage for our products. Third-party payers also may deny reimbursement for our products if they determine that a product used in a procedure was not medically necessary, was not used in accordance with cost-effective treatment methods, as determined by the third-party payer, or was used for an unapproved use. Unfavorable coverage or reimbursement decisions by government programs or private payers underscore the uncertainty that our products face in the market and could have a material adverse effect on our business.

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Many hospitals and clinics in the United States belong to group purchasing organizations, which typically incentivize their hospital members to make a relatively large proportion of purchases from a limited number of vendors of similar products that have contracted to offer discounted prices. Such contracts often include exceptions for purchasing certain innovative new technologies, however. Accordingly, the commercial success of our products may also depend to some extent on our ability to either negotiate favorable purchase contracts with key group purchasing organizations and/or persuade hospitals and clinics to purchase our product “off contract.”

The healthcare industry in the United States has experienced a trend toward cost containment as government and private payers seek to control healthcare costs by paying service providers lower rates. While it is expected that hospitals will be able to obtain coverage for procedures using our products, the level of payment available to them for such procedures may change over time. State and federal healthcare programs, such as Medicare and Medicaid, closely regulate provider payment levels and have sought to contain, and sometimes reduce, payment levels. Private payers frequently follow government payment policies and are likewise interested in controlling increases in the cost of medical care. In addition, some payers are adopting pay-for-performance programs that differentiate payments to healthcare providers based on the achievement of documented quality-of-care metrics, cost efficiencies, or patient outcomes. These programs are intended to provide incentives to providers to deliver the same or better results while consuming fewer resources. As a result of these programs, and related payer efforts to reduce payment levels, hospitals and other providers are seeking ways to reduce their costs, including the amounts they pay to medical device manufacturers. We may not be able to sell our implants profitably if third-party payers deny or discontinue coverage or reduce their levels of payment below that which we project, or if our production costs increase at a greater rate than payment levels. Adverse changes in payment rates by payers to hospitals could adversely impact our ability to market and sell our products and negatively affect our financial performance.

In international markets, medical device regulatory requirements and healthcare payment systems vary significantly from country to country, and many countries have instituted price ceilings on specific product lines. We cannot assure you that our products will be considered cost-effective by international third-party payers, that reimbursement will be available or, if available, that the third-party payers’ reimbursement policies will not adversely affect our ability to sell our products profitably. Any failure to receive regulatory or reimbursement approvals would negatively impact market acceptance of our products in any international markets in which those approvals are sought.

Modifications to or repeal of all or certain provisions of the Health Care Reform Act are expected as a result of the outcome of the recent presidential election and Republicans maintaining control of Congress, consistent with statements made by Donald Trump and members of Congress during the presidential campaign and following the election. We cannot predict the ultimate content, timing or effect of any changes to the Health Care Reform Act or other federal and state reform efforts. There is no assurance that federal or state healthcare reform will not adversely affect our business and financial results, and we cannot predict how future federal or state legislative, judicial or administrative changes relating to healthcare reform will affect our business.

Prolonged negative economic conditions in domestic and international markets may adversely affect us, our suppliers, partners and consumers, and the global orthopedic market which could harm our financial position.

There is a risk that one or more of our current suppliers may not continue to operate. Any lender that is obligated to provide funding to us under any future credit agreement with us may not be able to provide funding in a timely manner, or at all, when we require it. The cost of, or lack of, available credit or equity financing could impact our ability to develop sufficient liquidity to maintain or grow our company. These negative changes in domestic and international economic conditions or additional disruptions of either or both of the financial and credit markets may also affect third-party payers and may have a material adverse effect on our business, results of operations, financial condition and liquidity.

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In addition, we believe that various demographics and industry-specific trends will help drive growth in the orthopedics markets, but these demographics and trends are uncertain. Actual demand for orthopedic products generally, and our products in particular, could be significantly less than expected if our assumptions regarding these factors prove to be incorrect or do not materialize, or if alternative treatments gain widespread acceptance.

We are dependent on our senior management team, engineering team, sales and marketing team and surgeon advisors, and the loss of any of them could harm our business. We may not have sufficient personnel to effectuate our business strategy due to our recent reduction in force.

The members of our current senior management team have worked together in their new positions with us for a limited time and may not be able to successfully implement our strategy. In addition, we have not entered into employment agreements, other than change-in-control severance agreements, with any of the members of our senior management team. There are no assurances that the services of any of these individuals will be available to us for any specified period of time. The successful integration of our senior management team, the loss of members of our senior management team, sales and marketing team, engineering team and key surgeon advisors, or our inability to attract or retain other qualified personnel or advisors could have a material adverse effect on our business, financial condition and results of operations.

In October 2016, we implemented a substantial reduction in our workforce by approximately 38% to lower operating expenses. This most recent restructuring plan and other such efforts could result in disruptions to our operations. We may not have sufficient number of qualified personnel to effectuate our business strategy which could have a material adverse effect on our business, financial condition and results of operations.

If we experience significant disruptions in our information technology systems, our business, results of operations and financial condition could be adversely affected.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our sales and marketing, accounting and financial functions; manufacturing processes; inventory; engineering and product development functions; and our research and development functions. As such, our information technology systems are vulnerable to damage or interruption including from earthquakes, fires, floods and other natural disasters; terrorist attacks and attacks by computer viruses or hackers; power losses; and computer systems, or Internet, telecommunications or data network failures. The failure of our information technology systems to perform as we anticipate or our failure to effectively implement new systems could disrupt our entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages, all of which could have a material adverse effect on our reputation, business, results of operations and financial condition.

Risks Related to Our Capital Resources and Impairments

We will require additional financing and our failure to obtain additional funding would force us to delay, reduce or eliminate our product development programs or commercialization efforts.

We currently have limited committed sources of capital and we have limited liquidity. Our cash and cash equivalents as of September 30, 2017 was $2.8 million. We require substantial future capital in order to continue to conduct the research and development and regulatory clearance and approval activities necessary to bring our products to market, to establish effective marketing and sales capabilities. Our existing capital resources are not sufficient to enable us to fund the completion of the development and commercialization of all of our product candidates. We cannot determine with certainty the duration and completion costs of the current or future development and commercialization of our product candidates for spinal fusion procedures, joint replacement and coated metals or if, when, or to what extent we will generate revenues from the commercialization and sale of any of these product candidates for which we obtain regulatory approval. We may never succeed in achieving regulatory approval for certain or all of these product candidates. The duration, costs and timing of clinical trials and development of our spinal fusion, joint replacement and coated metal product candidates will depend on a variety of factors, including:

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●	the scope, rate of progress, and expense of our ongoing, as well as any additional, clinical trials and other research and development activities;

●	future clinical trial results we may must or choose to conduct;

●	potential changes in government regulation; and

●	the timing and receipt of any regulatory approvals.

A change in the outcome of any of these variables with respect to the development of spinal fusion, joint replacement or coated metal product candidates could mean a significant change in the costs and timing associated with the development of these product candidates.

In addition, the repayment of the loan under the Loan and Security Agreement and the associated liquidity covenant limit (as described below) our ability to use our cash and cash equivalents to fund our operations and may restrict our ability to continue development of our product candidates. Additionally, the Loan and Security Agreement restricts our ability to incur additional pari passu indebtedness, which may reduce our ability to seek additional financing. If adequate funds are not available on a timely basis, we may terminate or delay the development of one or more of our product candidates, or delay activities necessary to commercialize our product candidates. Additional funding may not be available to us on acceptable terms, or at all. Any additional equity financing, if available, may not be available on favorable terms and will most likely be dilutive to our current stockholders, and debt financing, if available, may involve more restrictive covenants. Our ability to access capital when needed is not assured and, if not achieved on a timely basis, will materially harm our business, financial condition and results of operations or could cause us to cease operations.

As a result of our debt obligations, we will need additional funds to meet our operational needs and capital requirements for product development, clinical trials and commercialization. The timing and amount of our future capital requirements will depend on many factors, including:

●	our ability to satisfy our obligation to pay principal and interest on the Loan and Security Agreement;

●	our ability to comply with the minimum liquidity covenant related to the Loan and Security Agreement;

●	the level of sales of our current products and the cost of revenue and sales and marketing;

●	the extent of any clinical trials that we will be required to conduct in support of the regulatory clearance of our total hip and knee replacement product candidates;

●	the scope, progress, results and cost of our product development efforts;

●	the costs, timing and outcomes of regulatory reviews of our product candidates;

●	the number and types of products we develop and commercialize;

●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

●	the extent and scope of our general and administrative expenses.

If we do not adhere to the covenants set forth in the Exchange Notes, we will be in default of the Exchange Notes.

On January 3, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with MEF I, LP and Anson Investments Master Fund, LP (the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,622.80, which is secured by the same collateral underlying the Loan and Security Agreement.

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On January 3, 2018, we entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311.40 for an aggregate principal amount of $2,264,622.80 (the “Exchange Notes”).

The Exchange Notes contain certain covenants and other obligations to which we are required to adhere to while the Exchange Notes are outstanding. If we were to breach any of these covenants or obligations the Assignees could declare that an event of default has occurred under the Exchange Notes, and declare that the outstanding principal amount of the Exchange Notes, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, immediately due and payable, in cash or in shares of common stock. Additionally, after the occurrence of any event of default, the interest rate on the Exchange Notes shall accrue at an additional interest rate equal to the lesser of two percent (2%) per month (twenty-four percent (24%) per annum) or the maximum rate permitted under applicable law. Any declaration of an event of default would significantly harm our business and prospects and could cause the price of our common stock to decline.

If we do not adhere to the covenants set forth in the Note, we will be in default of the Note.

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC (“L2” or the “Holder”). Pursuant to the Purchase Agreement, the Company agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 (the “Consideration”) and warrants to purchase up to an aggregate of 68,257 shares of common stock of the Company (the “Warrants”).

The Note contains certain covenants and other obligations to which we are required to adhere to while the Note is outstanding. If we were to breach any of these covenants or obligations the Holder could declare that an event of default has occurred under the Note, and declare that the outstanding principal amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, immediately due and payable, in cash or in shares of common stock. Additionally, after the occurrence of any event of default, the interest rate on the Note shall accrue at an additional interest rate equal to eighteen percent (18%) per annum or the maximum rate permitted under applicable law. Any declaration of an event of default would significantly harm our business and prospects and could cause the price of our common stock to decline.

Raising additional capital by issuing securities or through debt financings or licensing arrangements may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. Further, our current debt obligations to Hercules Technology could also impair our ability to raise future capital through equity or debt transactions. If we raise additional funds through collaboration and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or products or grant licenses on terms that are not favorable to us. Any of these events could adversely affect our ability to achieve our product development and commercialization goals and have a material adverse effect on our business, financial condition and results of operations.

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Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future

Our report from our independent registered public accounting firm for the year ended December 31, 2016 includes an explanatory paragraph stating that our recurring losses from operations and our need to obtain additional financing in order to satisfy our debt obligations and to be compliant with covenants under our debt obligations through 2017 raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient additional funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

We have identified material weaknesses in our internal control over financial reporting and such weaknesses have led to a conclusion that our disclosure controls and procedures were not effective as of December 31, 2016. Our ability to remediate these material weaknesses, our discovery of additional weaknesses, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting, have and could continue to adversely affect our results of operations, our stock price and investor confidence in our company.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that companies evaluate and report on their systems of internal control over financial reporting. As of December 31, 2016, our internal control over financial reporting was not effective due to the material weaknesses described below.

The design and operating effectiveness of our controls were inadequate to ensure that complex accounting matters are properly accounted for and reviewed in a timely manner. As a result, we failed to accurately record a complex equity transaction which caused the restatements of our third quarter filing and annual filing. In addition, we failed to properly evaluate and test certain long-lived assets for impairment, which ultimately resulted in recognition of an impairment charge. These errors are a result of the following control deficiencies:

Control Environment and Risk Assessment – The Company did not have an effective control environment with the structure necessary for effective internal controls over financial reporting. Further, the Company did not have an effective risk assessment to identify and assess risks associated with changes to the Company’s structure and the impact on internal controls. With the dismissal of the Company’s CFO, the Company did not have appropriately qualified personnel to meet the Company’s control objectives. The Company does not have personnel with an appropriate level of GAAP knowledge and experience to properly review and evaluate the work performed by other Company personnel and experts related to complex accounting matters.

Control Activities – The Company did not have control activities that were designed and operating effectively including management review controls, controls related to monitoring and assessing the work of consultants, and controls to verify the completeness and adequacy of information. Specifically, the Company did not have procedures for competent personnel to review work performed by experts in relation to complex debt and equity transactions and impairment evaluations.

Monitoring Activities – The Company did not maintain effective monitoring controls related to the financial reporting process. The Company did not effectively monitor the changes in internal control related to changes in the roles and responsibilities associated with the changes in personnel and organizational structure. The failure to properly monitor impacted the timing, accuracy, and completion of the work related to significant accounting matters.

Our Chief Executive Officer and Principal Financial Officer is in the preliminary stage of a review of our controls relating to complex accounting matters. Although our analysis is not complete, we will be adding additional resources with expertise in accounting for complex accounting matters including timely review and evaluation of assets for potential impairment. We are also considering redesigning controls to add additional layers of review and approval whenever entering into or subsequently converting, exercising, amending, repricing, exiting or otherwise experiencing changes in or to complex financial instruments.

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If we fail to remediate these material weaknesses and maintain an effective system of disclosure controls or internal control over financial reporting, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and our ability to obtain additional financing, or additional financing on favorable terms, could be adversely affected. Any of these could result in delisting actions by Nasdaq, investigation and sanctions by regulatory authorities, and adversely affect our business and the trading price of our common stock. In addition, failure to maintain effective internal control over financial reporting could result in investigations or sanctions by regulatory authorities.

An impairment charge could have a material adverse effect on our financial condition and results of operations

We are required to test acquired goodwill for impairment on an annual basis. Goodwill represents the excess of the amount paid over the fair value of the net assets at the date of the acquisition. We have chosen to complete our annual impairment reviews of goodwill at the end of each calendar year. We also are required to test goodwill for impairment between annual tests if events occur or circumstances change that would more likely than not reduce our enterprise fair value below its book value. In addition, we are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in our market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business and other factors.

If the fair market value of our reporting unit is less than its book value, we could be required to record an impairment charge. The valuation of a reporting unit requires judgment in estimating future cash flows, discount rates and other factors. In making these judgments, we evaluate the financial health of our business, including such factors as industry performance, changes in technology and operating cash flows. Changes in our forecasts or decreases in the value of our common stock could cause book values of our reporting unit to exceed its fair value, which may result in goodwill impairment charges. The amount of any impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

Risks Related to Regulatory Approval of Our Products and Other Government Regulations

Our long-term success depends substantially on our ability to obtain regulatory clearance or approval and thereafter commercialize our product candidates; we cannot be certain that we will be able to do so in a timely manner or at all.

The process of obtaining regulatory clearances or approvals to market a medical device from the FDA or similar regulatory authorities outside of the United States can be costly and time consuming, and there can be no assurance that such clearances or approvals will be granted on a timely basis, or at all. The FDA’s 510(k) clearance process generally takes one to six months from the date of submission, depending on whether a special or traditional 510(k) premarket notification has been submitted, but can take significantly longer. An application for premarket approval, or PMA, must be submitted to the FDA if the device cannot be cleared through the 510(k) clearance process or is not exempt from premarket review by the FDA. The PMA process almost always requires one or more clinical trials and can take two to three years from the date of filing, or even longer. In some cases, including in the case of our interbody spinal fusion devices which incorporate our CSC technology and our solid silicon nitride femoral head component, the FDA requires clinical data as part of the 510(k) clearance process.

It is possible that the FDA could raise questions about our spinal fusion products, our spinal fusion product candidates and our total hip and knee joint replacement product candidates and could require us to perform additional studies on our products and product candidates. Even if the FDA permits us to use the 510(k) clearance process, we cannot assure you that the FDA will not require either supporting data from laboratory tests or studies that we have not conducted, or substantial supporting clinical data. If we are unable to use the 510(k) clearance process for any of our product candidates, are required to provide clinical data or laboratory data that we do not possess to support our 510(k) premarket notifications for any of these product candidates, or otherwise experience delays in obtaining or fail to obtain regulatory clearances, the commercialization of our product candidates in the United States will be delayed or prevented, which will adversely affect our ability to generate additional revenues. It also may result in the loss of potential competitive advantages that we might otherwise attain by bringing our products to market earlier than our competitors. Additionally, although the FDA allows modifications to be made to devices that have received 510(k) clearance with supporting documentation, the FDA may disagree with our decision to modify our cleared devices without submission of a new 510(k) premarket notification, subjecting us to potential product recall, field alerts and corrective actions. Any of these contingencies could adversely affect our business.

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Similar to our compliance with U.S. regulatory requirements, we must obtain and comply with international requirements, including those of the CFDA, in order to market and sell our products outside of the United States and we may only promote and market our products, if approved, as permitted by applicable regulatory authorities. There is no guarantee that we will receive the necessary regulatory approvals for our product candidates either inside the United States or internationally, including approvals from the CFDA. If our product candidates do not receive necessary regulatory approvals, our business could be materially and adversely affected.

The safety of our products is not yet supported by long-term clinical data, and they may prove to be less safe and effective than our laboratory data indicate.

We obtained FDA clearance for each of our products that we currently market, and we have sought and intend to seek FDA clearance or approval through the FDA’s 510(k) or PMA process and, where applicable, CE marking for our product candidates. The 510(k) clearance process is based on the FDA’s agreement that a new product candidate is substantially equivalent to an already marketed product for which a PMA was not required. While most 510(k) premarket notifications do not require clinical data for clearance, the FDA may request that such data be provided. Long-term clinical data or marketing experience obtained after clearance may indicate that our products cause unexpected complications or other unforeseen negative effects. If this happens, we could be subject to the withdrawal of our marketing clearance and other enforcement sanctions by the FDA or other regulatory authority, product recalls, significant legal liability, significant negative publicity, damage to our reputation and a dramatic reduction in our ability to sell our products, any one of which would have a material adverse effect on our business, financial condition and results of operations.

We expect to be required to conduct clinical trials to support regulatory approval of some of our product candidates. We have little experience conducting clinical trials, they may proceed more slowly than anticipated, and we cannot be certain that our product candidates will be shown to be safe and effective for human use.

In order to commercialize our product candidates in the United States, we must submit a PMA for some of these product candidates, which will require us to conduct clinical trials. We also plan to provide the FDA with clinical trial data to support some of our 510(k) premarket notifications. We will receive approval or clearance from the FDA to commercialize products requiring a clinical trial only if we can demonstrate to the satisfaction of the FDA, through well-designed and properly conducted clinical trials, that our product candidates are safe and effective and otherwise meet the appropriate standards required for approval or clearance for specified indications.

Clinical trials are complex, expensive, time consuming, uncertain and subject to substantial and unanticipated delays. Before we may begin clinical trials, we must submit and obtain approval for an investigational device exemption, or IDE, that describes, among other things, the manufacture of, and controls for, the device and a complete investigational plan. Clinical trials generally involve a substantial number of patients in a multi-year study. Because we do not have the experience or the infrastructure necessary to conduct clinical trials, we will have to hire one or more contract research organizations, or CROs, to conduct trials on our behalf. CRO contract negotiations may be costly and time consuming and we will rely heavily on the CRO to ensure that our trials are conducted in accordance with regulatory and industry standards. We may encounter problems with our clinical trials and any of those problems could cause us or the FDA to suspend those trials, or delay the analysis of the data derived from them.

A number of events or factors, including any of the following, could delay the completion of our clinical trials in the future and negatively impact our ability to obtain FDA approval for, and to introduce our product candidates:

●	failure to obtain financing necessary to bear the cost of designing and conducting clinical trials;

●	failure to obtain approval from the FDA or foreign regulatory authorities to commence investigational studies;

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●	conditions imposed on us by the FDA or foreign regulatory authorities regarding the scope or design of our clinical trials;

●	failure to find a qualified CRO to conduct our clinical trials or to negotiate a CRO services agreement on favorable terms;

●	delays in obtaining or in our maintaining required approvals from institutional review boards or other reviewing entities at clinical sites selected for participation in our clinical trials;

●	insufficient supply of our product candidates or other materials necessary to conduct our clinical trials;

●	difficulties in enrolling patients in our clinical trials;

●	negative or inconclusive results from clinical trials, or results that are inconsistent with earlier results, that necessitate additional clinical studies;

●	failure on the part of the CRO to conduct the clinical trial in accordance with regulatory requirements;

●	our failure to maintain a successful relationship with the CRO or termination of our contractual relationship with the CRO before completion of the clinical trials;

●	serious or unexpected side effects experienced by patients in whom our product candidates are implanted; or

●	failure by any of our third-party contractors or investigators to comply with regulatory requirements or meet other contractual obligations in a timely manner.

Our clinical trials may need to be redesigned or may not be completed on schedule, if at all. Delays in our clinical trials may result in increased development costs for our product candidates, which could cause our stock price to decline and limit our ability to obtain additional financing. In addition, if one or more of our clinical trials are delayed, competitors may be able to bring products to market before we do, and the commercial viability of our product candidates could be significantly reduced.

Our current and future relationships with third-party payers and current and potential customers in the United States and elsewhere may be subject, directly or indirectly, to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm administrative burdens and diminished profits and future earnings.

Our current and future arrangements with third-party payers and current and potential customers, including providers and physicians, as well as physician owned distributorships or PODs, may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act, which may constrain the business or financial arrangements and relationships through which we sell, market and distribute our products. In addition, we may be subject to transparency laws and patient privacy regulations by U.S. federal and state governments and by governments in foreign jurisdictions in which we conduct our business. The applicable federal, state and foreign healthcare laws and regulations that may affect our ability to operate include:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs, such as Medicare and Medicaid;

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●	federal civil and criminal false claims laws and civil monetary penalty laws, including the federal False Claims Act, which impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, including the Medicare and Medicaid programs, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose obligations on covered healthcare providers, health plans, and healthcare clearinghouses, as well as their business associates that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

●	the Physician Payments Sunshine Act, which requires (i) manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to CMS information related to certain “payments or other transfers of value” made to physicians, which is defined to include doctors, dentists, optometrists, podiatrists and chiropractors, and teaching hospitals, with data collection beginning on August 1, 2013, (ii) applicable manufacturers and applicable group purchasing organizations to report annually to CMS ownership and investment interests held in such entities by physicians and their immediate family members, with data collection beginning on August 1, 2013, (iii) manufacturers to submit reports to CMS by March 31, 2014 and the 90th day of each subsequent calendar year, and (iv) disclosure of such information by CMS on a publicly available website beginning in September 2014; and

●	analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payers, including private insurers; state and foreign laws that require medical device companies to comply with the medical device industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; state and foreign laws that require medical device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations may involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations, which could have a material adverse effect on our business. If any of the physicians or other healthcare providers or entities with whom we expect to do business, including our collaborators, are found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from participation in government healthcare programs, which could also materially affect our business.

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U.S. federal income tax reform could adversely affect us.

On December 22, 2017, President Donald Trump signed into law sweeping tax reform, which overhauls individual, business and international taxes including, but not limited to:

●	Cutting the corporate federal statutory tax rate to 21%;

●	Limiting net interest expense deductions to 30% of adjusted taxable income; and

●	Limiting the net operating loss deduction to 80% of taxable income.

The reduction in tax rate will result in a substantial reduction in the deferred tax assets that we carry. We have previously used the 35% federal statutory tax rate to calculate the value of those assets. Also, if we fail to generate significant taxable income, we may not be able to fully deduct the interest expense on our debt, which could result in us having to pay increased federal income taxes. We have also generated substantial taxable losses in the past and may continue to do so in the future. Although the treatment of tax losses generated before December 31, 2017 has not changed, tax losses generated in fiscal 2018 and beyond will only be able to offset 80% of taxable income, although the losses may be carried forward indefinitely. This could cause us to have to pay federal income taxes despite generating a loss for federal income tax purposes in the future. We continue to work with our tax advisors to determine the full impact that the new tax bill will have on our Company.

Recently enacted and future legislation may increase the difficulty and cost for us to obtain and monitor regulatory approval or clearance of our product candidates and affect the prices we may obtain for our products.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay clearance and/or approval of our product candidates, restrict or regulate post-clearance and post-approval activities and affect our ability to profitably sell our products and any product candidates for which we obtain marketing approval or clearance.

In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our products. Delays in receipt of or failure to receive regulatory clearances or approvals for our new products would have a material adverse effect on our business, results of operations and financial condition. In addition, the FDA is currently evaluating the 510(k) process and may make substantial changes to industry requirements, including which devices are eligible for 510(k) clearance, the ability to rescind previously granted 510(k) clearances and additional requirements that may significantly impact the process.

Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and expanding access. In the United States, the medical device industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or collectively the ACA, a sweeping law intended, among other things, to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms.

Among the provisions of the ACA of importance to our products and product candidates are:

●	a 2.3% medical device excise tax on the U.S. sales of most medical devices, for which a moratorium on the payment of the excise tax for 2016 and 2017 was enacted in December 2015;

●	expansion of healthcare fraud and abuse laws, including the False Claims Act and the Anti-Kickback Statute, and new government investigative powers and enhanced penalties for non-compliance;

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●	new requirements under the federal Open Payments program and its implementing regulations;

●	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research; and

●	creation of an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, on August 2, 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or ATRA, which, among other things, reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. On March 1, 2013, the President signed an executive order implementing the Budget Control Act’s 2% Medicare payment reductions, and on April 1, 2013, these reductions went into effect. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our financial operations.

We expect that the ACA, as well as other healthcare reform measures that have been and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for our products. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may affect our ability to generate revenue and profits or commercialize our product candidates.

In the European Union and some other international markets, the government provides health care at a low cost to consumers and regulates prices of healthcare products, patient eligibility or reimbursement levels to control costs for the government-sponsored health care system. Many countries are reducing their public expenditures and we expect to see strong efforts to reduce healthcare costs in international markets, including patient access restrictions, suspensions on price increases, prospective and possibly retroactive price reductions and other recoupments and increased mandatory discounts or rebates and recoveries of past price increases. These cost control measures could reduce our revenues. In addition, certain countries set prices by reference to the prices in other countries where our products are marketed. Thus, our inability to secure adequate prices in a particular country may not only limit the marketing of our products within that country, but may also adversely affect our ability to obtain acceptable prices in other markets. This may create the opportunity for third-party cross border trade or influence our decision to sell or not to sell a product, thus adversely affecting our geographic expansion plans and revenues.

Risks Related to Our Intellectual Property and Litigation

If the combination of patents, trade secrets and contractual provisions that we rely on to protect our intellectual property is inadequate, our ability to commercialize our orthopedic products successfully will be harmed, and we may not be able to operate our business profitably.

Our success depends significantly on our ability to protect our proprietary rights to the technologies incorporated in our products. We rely on a combination of patent protection, trade secret laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these may not adequately protect our rights or permit us to gain or keep any competitive advantage.

The issuance of a patent is not conclusive as to its scope, validity or enforceability. The scope, validity or enforceability of our issued patents can be challenged in litigation or proceedings before the U.S. Patent and Trademark Office, or the USPTO, or foreign patent offices. In addition, our pending patent applications include claims to numerous important aspects of our products under development that are not currently protected by any of our issued patents. We cannot assure you that any of our pending patent applications will result in the issuance of patents to us. The USPTO or foreign patent offices may deny or require significant narrowing of claims in our pending patent applications. Patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. Proceedings before the USPTO or foreign patent offices could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. The laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States, if at all.

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Our competitors may successfully challenge and invalidate or render unenforceable our issued patents, including any patents that may issue in the future, which could prevent or limit our ability to market our products and could limit our ability to stop competitors from marketing products that are substantially equivalent to ours. In addition, competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products but that are not covered by our patents.

We have also entered into confidentiality and assignment of intellectual property agreements with all of our employees, consultants and advisors as one of the ways we seek to protect our intellectual property and other proprietary technology. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

In the event a competitor infringes upon any of our patents or other intellectual property rights, enforcing our rights may be difficult, time consuming and expensive, and would divert management’s attention from managing our business. There can be no assurance that we will be successful on the merits in any enforcement effort. In addition, we may not have sufficient resources to litigate, enforce or defend our intellectual property rights.

We have no patent protection covering the composition of matter for our solid silicon nitride or the process we use for manufacturing our solid silicon nitride, and competitors may create silicon nitride formulations substantially similar to ours.

Although we have a number of U.S. and foreign patents and pending applications relating to our solid silicon nitride products or product candidates, we have no patent protection either for the composition of matter for our silicon nitride or for the processes of manufacturing solid silicon nitride. As a result, competitors may create silicon nitride formulations substantially similar to ours, and use their formulations in products that may compete with our silicon nitride products, provided they do not violate our issued product patents. Although we have, and will continue to develop, significant know-how related to these processes, there can be no assurance that we will be able to maintain this know-how as trade secrets, and competitors may develop or acquire equally valuable or more valuable know-how related to the manufacture of silicon nitride.

We could become subject to intellectual property litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, prevent us from marketing our commercially available products or product candidates and/or reduce the margins we may realize from our products that we may commercialize.

The medical devices industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether a product infringes a patent involves complex legal and factual issues, and the determination is often uncertain. There may be existing patents of which we are unaware that our products under development may inadvertently infringe. The likelihood that patent infringement claims may be brought against us increases as the number of participants in the orthopedic market increases and as we achieve more visibility in the market place and introduce products to market.

Any infringement claim against us, even if without merit, may cause us to incur substantial costs, and would place a significant strain on our financial resources, divert the attention of management from our core business, and harm our reputation. In some cases, litigation may be threatened or brought by a patent holding company or other adverse patent owner who has no relevant product revenues and against whom our patents may provide little or no deterrence. If we were found to infringe any patents, we could be required to pay substantial damages, including triple damages if an infringement is found to be willful, and royalties and could be prevented from selling our products unless we obtain a license or are able to redesign our products to avoid infringement. We may not be able to obtain a license enabling us to sell our products on reasonable terms, or at all, and there can be no assurance that we would be able to redesign our products in a way that would not infringe those patents. If we fail to obtain any required licenses or make any necessary changes to our technologies or the products that incorporate them, we may be unable to commercialize one or more of our products or may have to withdraw products from the market, all of which would have a material adverse effect on our business, financial condition and results of operations.

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In addition, in order to further our product development efforts, we have entered into agreements with orthopedic surgeons to help us design and develop new products, and we expect to enter into similar agreements in the future. In certain instances, we have agreed to pay such surgeons royalties on sales of products which incorporate their product development contributions. There can be no assurance that surgeons with whom we have entered into such arrangements will not claim to be entitled to a royalty even if we do not believe that such products were developed by cooperative involvement between us and such surgeons. In addition, some of our surgeon advisors are employed by academic or medical institutions or have agreements with other orthopedic companies pursuant to which they have agreed to assign or are under an obligation to assign to those other companies or institutions their rights in inventions which they conceive or develop, or help conceive or develop.

There can be no assurance that one or more of these orthopedic companies or institutions will not claim ownership rights to an invention we develop in collaboration with our surgeon advisors or consultants on the basis that an agreement with such orthopedic company or institution gives it ownership rights in the invention or that our surgeon advisors on consultants otherwise have an obligation to assign such inventions to such company or institution. Any such claim against us, even without merit, may cause us to incur substantial costs, and would place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation.

We may be subject to damages resulting from claims that we, our employees, or our independent sales agencies have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition agreements with our competitors or non-solicitation agreements.

Many of our employees were previously employed at other orthopedic companies, including our competitors and potential competitors. Many of our distributors and potential distributors sell, or in the past have sold, products of our competitors. We may be subject to claims that either we, or these employees or distributors, have inadvertently or otherwise used or disclosed the trade secrets or other proprietary information of our competitors. In addition, we have been and may in the future be subject to claims that we caused an employee or sales agent to break the terms of his or her non-competition agreement or non-solicitation agreement. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying money damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize products, which could have an adverse effect on our business, financial condition and results of operations.

If our silicon nitride products or our product candidates conflict with the rights of others, we may not be able to manufacture or market our products or product candidates, which could have a material and adverse effect on us.

Our commercial success will depend in part on not infringing the patents or violating the other proprietary rights of third parties. Issued patents held by others may limit our ability to develop commercial products. All issued patents are entitled to a presumption of validity under the laws of the United States. If we need suitable licenses to such patents to permit us to develop or market our product candidates, we may be required to pay significant fees or royalties and we cannot be certain that we would even be able to obtain such licenses. Competitors or third parties may obtain patents that may cover subject matter we use in developing the technology required to bring our products to market, that we use in producing our products, or that we use in treating patients with our products. We know that others have filed patent applications in various jurisdictions that relate to several areas in which we are developing products. Some of these patent applications have already resulted in patents and some are still pending. If we were found to infringe any of these issued patents or any of the pending patent applications, when and if issued, we may be required to alter our processes or product candidates, pay licensing fees or cease activities. If use of technology incorporated into or used to produce our product candidates is challenged, or if our processes or product candidates conflict with patent rights of others, third parties could bring legal actions against us, in Europe, the United States and elsewhere, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. Additionally, it is not possible to predict with certainty what patent claims may issue from pending applications. In the United States, for example, patent prosecution can proceed in secret prior to issuance of a patent, provided such application is not filed in foreign jurisdiction. For U.S. patent applications that are also filed in foreign jurisdictions, such patent applications will not publish until 18 months from the filing date of the application. As a result, third parties may be able to obtain patents with claims relating to our product candidates which they could attempt to assert against us. Further, as we develop our products, third parties may assert that we infringe the patents currently held or licensed by them, and we cannot predict the outcome of any such action.

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There has been extensive litigation in the medical devices industry over patents and other proprietary rights. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license, grant cross-licenses and pay substantial royalties in order to continue to manufacture or market the affected products.

We cannot assure you that we would prevail in any legal action or that any license required under a third party patent would be made available on acceptable terms, or at all. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of claims of patent infringement or violation of other intellectual property rights, which could have a material and adverse effect on our business, financial condition and results of operations.

Risks Related to Potential Litigation from Operating Our Business

We may become subject to potential product liability claims, and we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the design, testing, manufacture, sale and distribution of our currently marketed products and each of our product candidates that we are seeking to introduce to the market. The use of orthopedic medical devices can involve significant risks of serious complications, including bleeding, nerve injury, paralysis, infection, and even death. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or in our inability to secure coverage in the future on commercially reasonable terms, if at all. In addition, if our product liability insurance proves to be inadequate to pay a damage award, we may have to pay the excess of this award out of our cash reserves, which could significantly harm our financial condition. If longer-term patient results and experience indicate that our products or any component of a product causes tissue damage, motor impairment or other adverse effects, we could be subject to significant liability. A product liability claim, even one without merit, could harm our reputation in the industry, lead to significant legal fees, and result in the diversion of management’s attention from managing our business.

Any claims relating to our improper handling, storage or disposal of biological or hazardous materials could be time consuming and costly.

Although we do not believe that the manufacture of our silicon nitride or non-silicon nitride products will involve the use of hazardous materials, it is possible that regulatory authorities may disagree or that changes to our manufacturing processes may result in such use. Our business and facilities and those of our suppliers and future suppliers may therefore be subject to foreign, federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We may incur significant expenses in the future relating to any failure to comply with environmental laws. Any such future expenses or liability could have a significant negative impact on our business, financial condition and results of operations.

Risks Related to Our Common Stock

The price of our common stock is volatile and is likely to continue to fluctuate due to reasons beyond our control.

The volatility of orthopedic company stocks, including shares of our common stock, often do not correlate to the operating performance of the companies represented by such stocks or our operating performance. Some of the factors that may cause the market price of our common stock to fluctuate include:

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●	our ability to sell our current products and the cost of revenue;

●	our ability to develop, obtain regulatory clearances or approvals for, and market new and enhanced product candidates on a timely basis;

●	our ability to enter into OEM and private label partnership agreements and the terms of those agreements;

●	changes in governmental regulations or in the status of our regulatory approvals, clearances or future applications;

●	our announcements or our competitors’ announcements regarding new products, product enhancements, significant contracts, number and productivity of distributors, number of hospitals and surgeons using products, acquisitions or strategic investments;

●	announcements of technological or medical innovations for the treatment of orthopedic pathology;

●	delays or other problems with the manufacturing of our products, product candidates and related instrumentation;

●	volume and timing of orders for our products and our product candidates, if and when commercialized;

●	changes in the availability of third-party reimbursement in the United States and other countries;

●	quarterly variations in our or our competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if any, who cover our common stock;

●	failure to meet estimates or recommendations by securities analysts, if any, who cover our stock;

●	changes in the fair value of our derivative liabilities resulting from changes in the market price of our common stock, which may result in significant fluctuations in our quarterly and annual operating results;

●	changes in healthcare policy in the United States and internationally;

●	product liability claims or other litigation involving us;

●	sales of a substantial aggregate number of shares of our common stock;

●	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

●	disputes or other developments with respect to intellectual property rights;

●	changes in accounting principles;

●	changes to tax policy; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

These and other external factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent our stockholders from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit regardless of the merits of the case or the eventual outcome. Such a lawsuit also would divert the time and attention of our management from running our company.

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Securities analysts may not continue to provide coverage of our common stock or may issue negative reports, which may have a negative impact on the market price of our common stock.

Since completing our initial public offering of shares of our common stock in February 2014, a limited number of securities analysts have begun providing research coverage of our common stock. If securities analysts do not continue to cover our common stock, the lack of research coverage may cause the market price of our common stock to decline. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more of the analysts who elect to cover us downgrade our stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and a global settlement among the Securities and Exchange Commission, or the SEC, other regulatory agencies and a number of investment banks, which was reached in 2003, many investment banking firms are required to contract with independent financial analysts for their stock research. It may be difficult for a company such as ours, with a smaller market capitalization, to attract independent financial analysts that will cover our common stock. This could have a negative effect on the market price of our stock.

Anti-takeover provisions in our organizational documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could affect our stock price adversely and prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and restated bylaws contain provisions that could discourage, delay or prevent a merger, acquisition or other change in control of our company or changes in our board of directors that our stockholders might consider favorable, including transactions in which you might receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove management. These provisions:

●	allow the authorized number of directors to be changed only by resolution of our board of directors;

●	provide for a classified board of directors, such that not all members of our board will be elected at one time;

●	prohibit our stockholders from filling board vacancies, limit who may call stockholder meetings, and prohibit the taking of stockholder action by written consent;

●	prohibit our stockholders from making certain changes to our restated certificate of incorporation or restated bylaws except with the approval of holders of 75% of the outstanding shares of our capital stock entitled to vote;

●	require advance written notice of stockholder proposals that can be acted upon at stockholders meetings and of director nominations to our board of directors; and

●	authorize our board of directors to create and issue, without prior stockholder approval, preferred stock that may have rights senior to those of our common stock and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. Any delay or prevention of a change in control transaction or changes in our board of directors could cause the market price of our common stock to decline.

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We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings for debt service and use in the operation and expansion of our business. The Loan and Security Agreement contains a negative covenant which prohibits us from paying dividends to our stockholders without the prior written consent of Hercules Technology. In addition, the terms of any future debt or credit facility may preclude us from paying any dividends.

Risks Related to Public Companies

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We are electing to delay such adoption of new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of this election, our financial statements may not be comparable to the financial statements of other public companies.

We may take advantage of these exemptions until we are no longer an emerging growth company. Under the JOBS Act, we may be able to maintain emerging growth company status for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before the end of such five-year period or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31. Additionally, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

We are also currently a “smaller reporting company” as defined in the Securities Exchange Act of 1934, and in the event that we are still considered a smaller reporting company at such time as we cease being an emerging growth company, we will be required to provide additional disclosure in our SEC filings. However, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting, and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. We cannot predict whether investors will find our common stock less attractive because of our reliance on any of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We could be delisted from Nasdaq, which could seriously harm the liquidity of our stock and our ability to raise capital.

On January 2, 2018, the Company received a notification from the Listing Qualifications Department of Nasdaq indicating that the Company is not in compliance with Nasdaq Listing Rule 5620(a) due to its failure to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2016. The Company has until February 16, 2018 to submit a plan to regain compliance. If the Company’s plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from December 31, 2016, or June 29, 2018, to regain compliance. The Company intends to submit a plan to regain compliance to Nasdaq promptly for its approval. However, there can be no assurance that the Company will be able to regain compliance with Nasdaq requirements or will otherwise be in compliance with other Nasdaq listing criteria.

If we cease to be eligible to trade on the Nasdaq Capital Market:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”

●	The trading price of our common stock could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.

●	Shares of our common stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our common stock to decline.

We incur substantial costs as a result of being a public company and our management expects to devote substantial time to public company compliance programs.

As a public company, we incur significant legal, insurance, accounting and other expenses, including costs associated with public company reporting. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from product development and commercialization activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. These laws and regulations could make it more difficult and costly for us to obtain director and officer liability insurance for our directors and officers, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit and compensation committees. In addition, if we are unable to continue to meet the legal, regulatory and other requirements related to being a public company, we may not be able to maintain the listing of our common stock on The Nasdaq Capital Market, which would likely have a material adverse effect on the trading price of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to achieve sufficient market acceptance of any of our products or product candidates;

●	our ability to enter into and maintain successful OEM arrangements with third parties;

●	our perception of the growth in the size of the potential market for our products and product candidates;

●	our estimate of the advantages of our silicon nitride technology platform;

●	our ability to become a profitable biomaterial technology company;

●	our estimates regarding our needs for additional financing and our ability to obtain such additional financing on suitable terms;

●	our ability to succeed in obtaining FDA clearance or approvals for our product candidates;

●	our ability to receive CE Marks for our product candidates;

●	the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates and product candidates and, thereafter, continued compliance with governmental regulation of our existing products and activities;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to obtain sufficient quantities and satisfactory quality of raw materials to meet our manufacturing needs;

●	the availability of adequate coverage reimbursement from third-party payers in the United States;

●	our estimates regarding anticipated operating losses, future product revenue, expenses, capital requirements and liquidity;

●	our ability to maintain and continue to develop our sales and marketing infrastructure;

●	our ability to enter into and maintain suitable arrangements with an adequate number of distributors;

●	our manufacturing capacity to meet future demand;

●	our ability to establish Kyocera as a secondary manufacturing source for our silicon nitride products;

●	our ability to develop effective and cost efficient manufacturing processes for our products;

●	our reliance on third parties to supply us with raw materials and our non-silicon nitride products and instruments;

●	the safety and efficacy of products and product candidates;

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●	the timing of and our ability to conduct clinical trials;

●	potential changes to the healthcare delivery systems and payment methods in the United States or internationally;

●	any potential requirement by regulatory agencies that we restructure our relationships with referring surgeons;

●	our ability to develop and maintain relationships with surgeons, hospitals and marketers of our products; and

●	our ability to attract and retain a qualified management team, engineering team, sales and marketing team, distribution team, design surgeons, surgeon advisors and other qualified personnel and advisors.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements.

Any forward-looking statement in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Assuming that all 10,000 Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $         million, after deducting expenses relating to this offering payable by us estimated at approximately $         million, including dealer-manager fees and expenses and excluding any proceeds received upon exercise of any Warrants.

We are required to pay the first $3.14 million of net proceeds to certain lenders pursuant to notes issued January 3, 2018 and January 31, 2018. Remaining proceeds, if any, will be used for general working capital purposes. We have broad discretion in determining how the remaining proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Relating to this Rights Offering—Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.”

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DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2017 was approximately $11,652,000 million, or $3.85 per share of our common stock (based upon 3,022,073 shares of our common stock outstanding as of September 30, 2017). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount per share of common stock paid by purchasers of Units in the Rights Offering (assuming the conversion of shares of Series B Preferred Stock into common stock and ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of 10,000 Units at the Subscription Price of $1,000 per Unit (assuming the conversion of all shares of Series B Preferred Stock into common stock within 40 trading days of the expiration of the Rights Offering and no exercise of the Warrants), and after deducting estimated offering expenses and dealer-manager fees and expenses payable by us, our pro forma net tangible book value as of September 30, 2017 would have been approximately $           , or $              per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $          per share and an immediate dilution to purchasers in the Rights Offering of $      per share. The following table illustrates this per-share dilution:

Subscription Price				$1,000
Conversion price per share of Series B Preferred Stock contained in a Unit			$
Net tangible book value per share as of September 30, 2017		$11,652,000
Increase in net tangible book value per share attributable to Rights Offering	$
Pro forma net tangible book value per share as of September 30, 2017, after giving effect to Rights Offering			$
Dilution in net tangible book value per share to purchasers in the Rights Offering			$

The information above is as of September 30, 2017 and excludes:

●	11,399 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2017 under the Amedica Corporation Amended and Restated 2012 Equity Incentive Plan, which we call the 2012 Plan, at a weighted average exercise price of $331.92 per share;
●	75,600 additional shares of common stock reserved for issuance under the 2012 Plan as of September 30, 2017; 1,537,688 shares of common stock issuable upon the exercise of warrants for shares of our common stock outstanding as of September 30, 2017, at a weighted-average exercise price of $ $15.36 per share; and
●	the shares of our common stock issuable upon the exercise of the Warrants offered hereby.

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MARKET PRICE AND DIVIDEND POLICY

Our shares of common stock are currently quoted on The Nasdaq Capital Market under the symbol “AMDA”.

The following table sets forth the high and low sale prices of our common stock, as reported by Nasdaq Capital Markets for the periods indicated:

	2018
	High	Low
First Quarter (through February 13, 2018)	$4.09	$2.56

	2017
	High	Low
First Quarter	$8.87	$4.24
Second Quarter	$5.39	$3.15
Third Quarter	$5.24	$3.24
Fourth Quarter	$6.94	$2.89

	2016
	High	Low
First Quarter	$43.44	$13.92
Second Quarter	$33.60	$14.64
Third Quarter	$16.80	$7.20
Fourth Quarter	$13.08	$7.20

Prices listed are adjusted to reflect the reverse stock splits that occurred on January 25, 2016 and November 10, 2017.

Holders of Record

As of January 31, 2018, we had approximately 379 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.

Issuer Purchases of Equity Securities

None

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements based upon current beliefs, plans, expectations, intentions and projections that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives, expectations, intentions and projections. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a materials company focused on developing, manufacturing and selling silicon nitride ceramics that are used in medical implants and in a variety of industrial devices. At present, we commercialize silicon nitride in the spine implant market. We believe that our silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non- medical fields. We also believe that we are the first and only company to commercialize silicon nitride medical implants.

We have received 510(k) regulatory clearance in the United States, a CE mark in Europe, and ANVISA approval in Brazil for a number of our devices that are designed for spinal fusion surgery. To date, more than 33,000 of our silicon nitride devices have been implanted into patients, with an 8-year successful track record. We intend to file an FDA 510(k) submission for clearance in the United States of a novel composite spinal fusion device that combines porous and solid silicon nitride. The FDA sent us questions about our upcoming submission and we are currently in the process of submitting a response.

We believe that silicon nitride has a superb combination of properties that make it ideally suited for human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers; all of which have practical limitations. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial infection, resistance to corrosion, superior strength and fracture resistance, and ease of diagnostic imaging, among other advantages.

We market and sell our Valeo brand of silicon nitride implants to surgeons and hospitals in the United States and to selected markets in Europe and South America through more than 50 independent sales distributors who are supported by an in-house sales and marketing management team. These implants are designed for use in cervical (neck) and thoracolumbar (lower back) spine surgery. We are also working with other partners in Japan to obtain regulatory approval for silicon nitride in that country.

In addition to our silicon nitride-based spinal fusion products, we market a line of non-silicon nitride spinal fixation products which allows us to provide surgeons and hospitals with a broader range of products. These additional products are complementary to our fusion products and are designed for the treatment of deformity and degenerative spinal procedures. Although our non-silicon nitride products have accounted for approximately 54% and 49% of our product revenues for the nine months ended September 30, 2017 and 2016, respectively, we believe the continued promotion and potential for adoption of our silicon nitride products and product candidates, if approved, provides us the greatest opportunity to grow our business in new and existing markets and achieve our goal to become a leading biomaterial company.

In addition to direct sales, we have targeted original equipment manufacturers (“OEM”) and private label partnerships which offer additional avenues for the adoption of silicon nitride but they are not an area of focus at the moment. Existing biomaterials, based on plastics, metals, and bone grafts have well-recognized limitations that we believe are addressed by silicon nitride, and we are uniquely positioned to convert existing, successful implant designs made by other companies into silicon nitride. We believe OEM and private label partnerships will allow us to work with a variety of partners, accelerate the adoption of silicon nitride, and realize incremental revenue at improved operating margins, when compared to the cost-intensive direct sales model.

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We believe that silicon nitride addresses many of the biomaterial-related limitations in fields such as hip and knee replacements, dental implants, sports medicine, extremities, and trauma surgery. We further believe that the inherent material properties of silicon nitride, and the ability to formulate the material in a variety of compositions, combined with precise control of the surface properties of the material, opens up a number of commercial opportunities across orthopedic surgery, neurological surgery, maxillofacial surgery, and other medical disciplines.

We operate a 30,000 square foot manufacturing facility at our corporate headquarters in Salt Lake City, Utah, and we believe we are the only vertically integrated silicon nitride medical device manufacturer in the world.

Components of our Results of Operations

We manage our business within one reportable segment, which is consistent with how our management reviews our business, makes investment and resource allocation decisions and assesses operating performance.

Product Revenue

We derive our product revenue primarily from the sale of spinal fusion and fixation devices and related products used in the treatment of spine disorders. Our product revenue is generated from sales to three types of customers: (1) surgeons and hospitals; (2) stocking distributors; and (3) private label customers. Most of our products are sold on a consignment basis through a network of independent sales distributors; however, we also sell our products to independent stocking distributors and private label customers. Product revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability is reasonably assured. We generate the majority of our revenue from the sale of inventory that is consigned to independent sales distributors that sell our products to surgeons and hospitals. For these products, we recognize revenue at the time we are notified the product has been used or implanted and all other revenue recognition criteria have been met. For all other transactions, we recognize revenue when title and risk of loss transfer to the stocking distributor or private label customers, and all other revenue recognition criteria have been met. We generally recognize revenue from sales to stocking distributors and private label customers at the time the product is shipped to the distributor. Stocking distributors and private label customers, who sell the products to their customers, take title to the products and assume all risks of ownership at time of shipment. Our stocking distributors and private label customers are obligated to pay within specified terms regardless of when, if ever, they sell the products. Our policy is to classify shipping and handling costs billed to customers as an offset to total shipping expense in the statement of operations, primarily within sales and marketing. In general, our customers do not have any rights of return or exchange.

We believe our product revenue will increase due to our sales and marketing efforts and as we continue to introduce new products into the market. We expect that our product revenue will continue to be primarily attributable to sales of our products in the United States.

Cost of Revenue

The expenses that are included in cost of revenue include all direct product costs if we obtained the product from third-party manufacturers and our in-house manufacturing costs for the products we manufacture. We obtain our non-silicon nitride products, including our metal products, from third-party manufacturers, while we currently manufacture our silicon-nitride products in-house.

Specific provisions for excess or obsolete inventory and the excise tax on the sale of medical devices in the United States, are also included in cost of revenue. In addition, we pay royalties attributable to the sale of specific products to some of our surgeon advisors that assisted us in the design, regulatory clearance or commercialization of a particular product, and these payments are recorded as cost of revenue. In addition, the Company has incurred impairment charges relating to the ceramic equipment used to manufacture our implants.

Gross Profit

Our gross profit measures our product revenue relative to our cost of revenue. We expect our gross profit to decrease as we expand the penetration of our silicon nitride technology platform through OEM and private label partnerships, which offer additional avenues for the adoption of silicon nitride, but they are not an area of focus at the moment.

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Research and Development Expenses

Our research and development costs are expensed as incurred. Research and development costs consist of engineering, product development, clinical trials, test-part manufacturing, testing, developing and validating the manufacturing process, manufacturing, facility and regulatory-related costs. Research and development expenses also include employee compensation, employee and non-employee stock-based compensation, supplies and materials, consultant services, and travel and facilities expenses related to research activities. To the extent that certain research and development expenses are directly related to our manufactured products, such expenses and related overhead costs are allocated to inventory.

We expect to incur additional research and development costs as we continue to develop new spinal fusion products, our product candidates for total joint replacements, such as our total hip replacement product candidate, and dental applications which, may increase our total research and development expenses.

Sales and Marketing Expenses

Sales and marketing expenses consist of salaries, benefits and other related costs, including stock-based compensation, for personnel employed in sales, marketing, medical education and training. In addition, our sales and marketing expenses include commissions and bonuses, generally based on a percentage of sales, to our sales managers and independent sales distributors. We provide our products in kits or banks that consist of a range of device sizes and separate instruments sets necessary to perform the surgical procedure. We generally consign our instruments to our distributors or our hospital customers that purchase the device used in spinal fusion surgery. Our sales and marketing expenses include depreciation and impairment charges of the surgical instruments.

We expect our sales and marketing expenses will remain flat or slightly decline due to the recently implemented cost saving measures. Additionally, we expect our commissions to continue to increase in absolute terms over time but remain approximately the same or decrease as a percentage of product revenue.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, benefits and other related costs, including stock-based compensation for certain members of our executive team and other personnel employed in finance, legal, compliance, administrative, information technology, customer service, executive and human resource departments. General and administrative expenses also include other expenses not part of the other cost categories mentioned above, including facility expenses and professional fees for accounting and legal services and impairment charges of leasehold improvements.

We expect our general and administrative expenses to remain stable or slightly decline as we continue to manage costs closely and look for opportunities to make improvements.

Reverse Stock Split

On November 10, 2017, we effected a 1 for 12 reverse stock split of our common stock. The par value and the authorized shares of the common and convertible preferred stock were not adjusted as a result of the reverse stock split. All common stock share and per-share amounts for all periods presented in the accompanying condensed consolidated financial statements prior to November 10, 2017 have been adjusted retroactively to reflect the reverse stock split.

Restatement of Previously Issued Consolidated Financial Statements

Management’s Discussion and Analysis of Financial Condition and Results of Operations have been updated to reflect the effects of the restatement described in Note 13 — Restatement to Previously Issued Consolidated Balance Sheet and Related Statements of Operations, Stockholders’ Equity and Cash Flow of Notes to Consolidated Financial Statements in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement. Following the discussion of our restated results of operations for the three and nine months ended September 30, 2017 we have also included a discussion of our restated results of operations for fiscal year ended 2016 compared to fiscal year ended 2015.

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Results Of Operations for the Three and Nine Months Ended September 30, 2017 (as restated) and Compared to the Three and Nine Months Ended September 30, 2016 - Unaudited

The following is a tabular presentation of our condensed consolidated operating results for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017 (as restated)	2016	$ Change	% Change	2017 (as restated)	2016	$ Change	% Change
Product revenue	$2,956	$3,378	$(422)	-12%	$8,793	$11,574	$(2,781)	-24%
Cost of revenue	1,408	765	643	84%	2,791	2,675	116	4%
Gross profit	1,548	2,613	(1,065)	-41%	6,002	8,899	(2,897)	-33%
Gross profit %	52%	77%		10%	68%	77%		-9%

Operating expenses:
Research and development	1,433	1,582	(149)	-9%	3,790	4,743	(953)	-20%
General and administrative	1,092	1,912	(820)	-43%	3,288	4,834	(1,546)	-32%
Sales and marketing	1,579	2,326	(747)	-32%	5,005	7,514	(2,509)	-33%
Total operating expenses	4,104	5,820	(1,716)	-29%	12,083	17,091	(5,008)	-29%
Loss from operations	(2,556)	(3,207)	651	20%	(6,081)	(8,192)	2,111	26%
Other income (expense), net	487	(1,980)	2,467	125%	1,797	(5,447)	7,244	133%
Net loss before taxes	(2,069)	(5,187)	3,118	60%	(4,284)	(13,639)	9,355	69%
Provision for income taxes	-	-	-	-%	-	-	-	-%
Net loss	$(2,069)	$(5,187)	$3,118	60%	$(4,284)	$(13,639)	$9,355	69%

Product Revenue - Unaudited

The following table sets forth our product revenue from sales of the indicated product category for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Silicon Nitride	$1,204	$1,849	$(645)	-35%	$4,080	$5,932	$(1,852)	-31%
Non-Silicon Nitride	1,752	1,529	223	15%	4,713	5,642	(929)	-16%
Total product revenue	$2,956	$3,378	$(422)	-12%	$8,793	$11,574	$(2,781)	-24%

For the three months ended September 30, 2017, total product revenue was $3.0 million as compared to $3.4 million in the same period in 2016, a decrease of $0.4 million, or 12%. This decrease was primarily due to the loss of surgeons and the consequences from our restructuring, both of which occurred the latter part of 2016.

For the nine months ended September 30, 2017, total product revenue was $8.8 million as compared to $11.6 million in the same period 2016, a decrease of $2.8 million, or 24%. This decrease was primarily due to the loss of surgeons and the consequences from our restructuring, both of which occurred the latter part of 2016.

The following table sets forth, for the periods indicated, our product revenue by geographic area (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Domestic	$2,903	$3,352	$(449)	-13%	$8,673	$11,312	$(2,639)	-23%
International	$53	$26	$27	104%	$120	$262	$(142)	-54%
Total product revenue	$2,956	$3,378	$(422)	-12%	$8,793	$11,574	$(2,781)	-24%

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For the three months ended September 30, 2017, domestic revenue decreased by $0.4 million, or 12%. This is attributable to the loss of surgeons and the consequences from our restructuring, both of which occurred the latter part of 2016. International revenue increased $0.03 million, or 104% as compared to the same period in 2016.

For the nine months ended September 30, 2017, domestic revenue decreased $2.6 million, or 23%. This is attributable to the loss of surgeons and the consequences from our restructuring, both of which occurred the latter part of 2016. International revenue decreased $0.1 million, or 54% as compared to the same period in 2016. This is due to our Brazilian distributor moving from building inventory during the nine months ended September 30, 2016 to maintaining inventory levels during the same period in 2017.

Cost of Revenue and Gross Profit

For the three months ended September 30, 2017, our cost of revenue increased $0.6 million, or 84%, as compared to the same period in 2016 even though our sales decreased. The increase was primarily due to an increase in the provision for inventory reserve of $0.9 million. Gross profit decreased $1.1 million, or 41%, primarily due to an increase in the provision for inventory reserve.

For the nine months ended September 30, 2017, our cost of revenue increased $0.1 million, or 4%, as compared to the same period in 2016. The increase was primarily due to an increase in the provision for inventory reserve of $0.4 million. Gross profit decreased $2.9 million, or 33%, primarily due to the increase in the provision for inventory reserve.

Research and Development Expenses

For the three months ended September 30, 2017, research and development expenses decreased $0.15 million, or 9%, as compared to the same period in 2016. This decrease was primarily due to a $0.14 million decrease in personnel related expenses due to a reduction in force in October 2016.

For the nine months ended September 30, 2017, research and development expenses decreased $1.0 million, or 20%, as compared to the same period in 2016. This decrease was primarily due to a $0.5 million decrease in personnel related expenses related to the October 2016 reduction in force and a $0.5 million decrease in product testing and validation related expenses.

General and Administrative Expenses

For the three months ended September 30, 2017, general and administrative expenses decreased $0.8 million, or 43%, as compared to the same period in 2016. This decrease was primarily due to a $0.01 million decrease in personnel related expenses related to the October 2016 reduction in force, a $0.9 million decrease in legal and patent expenses and the Company’s efforts to reduce costs, offset by a $0.2 million increase in administrative expenses.

For the nine months ended September 30, 2017, general and administrative expenses decreased $1.5 million, or 32%, as compared to the same period in 2016. This decrease was primarily due to a $0.4 million decrease in personnel related expenses related to the October 2016 reduction in force, a $0.8 million decrease in legal and patent expenses, a $0.3 million decrease in investor relations expenses and the Company’s efforts to reduce costs.

Sales and Marketing Expenses

For the three months ended September 30, 2017, sales and marketing expenses decreased $0.7 million, or 32%, as compared to the same period in 2016. This decrease was primarily due to a $0.2 reduction in commissions, a $0.12 million decrease in personnel related expenses related to the October 2016 reduction in force and a $0.17 million decrease in depreciation expenses.

For the nine months ended September 30, 2017, sales and marketing expenses decreased $2.5 million, or 33%, as compared to the same period in 2016. This decrease was primarily due to a $1.0 million decrease in commissions, a $0.5 million in personnel related expenses related to the October 2016 reduction in force and a $0.6 million decrease in depreciation expense.

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Other (Expense), Net

For the three months ended September 30, 2017, other expense decreased $2.5 million, or 125%, as compared to the same period in 2016. This decrease was due to a $0.5 million decrease in interest expense, a $0.4 million decrease in expense due to the extinguishment of debt, a $0.6 decrease in offering costs and a $1.0 million decrease in the warrant liability expense due to the July 2016 and January 2017 issue of warrants.

For the nine months ended September 30, 2017, other expense decreased $7.2 million, or 133%, as compared to the same period in 2016. This decrease was primarily due to a $3.0 million decrease in interest expense, a $0.6 million decrease in expense due to the extinguishment of debt, a $0.4 million decrease in offering costs and a $3.2 million decrease in the warrant liability expense due to the July 2016 and January 2017 issue of warrants.

Results of Operations for the Year Ended December 31, 2016 (as restated) Compared to the Year Ended December 31, 2015

The following table sets forth, for the periods indicated, our results of operations for the years ended December 31, 2016 and 2015 (in thousands):

	Year Ended December 31,
	2016 (as restated)	2015	$ Change	% Change
Product revenue	$15,226	$19,453	$(4,227)	-21.73%
Costs of revenue	3,777	6,250	(2,473)	-39.57%
Gross profit	11,449	13,203	(1,754)	-13.28%
Operating expenses:
Research and development	6,345	6,387	(42)	-0.66%
General and administrative	6,292	6,436	(144)	-2.24%
Sales and marketing	10,347	12,421	(2,074)	-16.70%
Total operating expenses	22,984	25,244	(2,260)	-8.95%
Loss from operations	(11,535)	(12,041)	506	4.20%
Other income (expense)	(3,228)	(11,871)	8,643	72.81%
Net loss before income taxes	(14,763)	(23,912)	9,149	38.26%
Provision for income taxes	-	-	-	N/A
Net loss	$(14,763)	$(23,912)	$9,149	38.26%
Deemed dividend related to beneficial conversion feature and accretion of discount on convertible series A preferred stock	(6,278)	-	(6,278)	N/A
Net loss attributable to common stockholders	$(21,041)	$(23,912)	$2,871	12.01%

Product Revenue

The following table sets forth our product revenue from sales of the indicated product category for the years ended December 31, 2016 and 2015 (in thousands):

	Year Ended December 31,
	2016	2015	$ Change	% Change
Silicon Nitride	$7,896	$10,121	$(2,225)	-22%
Non-Silicon Nitride	$7,330	$9,332	$(2,002)	-21%
Total product revenue	$15,226	$19,453	$(4,227)	-22%

Total product revenue was $15.2 million in 2016 as compared to $19.4 million in 2015, a decrease of $4.2 million or 22%. This decline was due to silicon nitride sales decreasing by $2.2 million, or 22%, and non-silicon nitride sales decreasing by $2.0 million, or 21%, as compared to the same period in 2015. This decline was primarily attributable to the loss of a few surgeons during the year and consequences from our restructuring. The remaining decrease was due to reduced private label sales.

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The following table sets forth, for the periods indicated, our product revenue by geographic area (in thousands):

	Year Ended December 31,
	2016	2015	$ Change	% Change
Domestic	$14,919	$19,293	$(4,374)	-23%
International	$307	$160	$147	92%
Total product revenue	$15,226	$19,453	$(4,227)	-22%

International revenue increased in 2016 as compared to 2015 primarily as a result of having received regulatory approval to begin selling our silicon nitride products in Brazil.

Costs of Revenue and Gross Profit

Our cost of revenue decreased $2.5 million, or 40%, as compared to the same period in 2015. The decrease was primarily due to the decline in sales and the moratorium on the medical device excise tax. This decrease was offset by an increase of $0.2 of impairment charges relating to our manufacturing assets.

Research and Development Expenses

Research and development expenses decreased $0.04 million, or 1%, as compared to the same period in 2015. This decrease was primarily due to reductions in personnel related expenses.

General and Administrative Expenses

General and administrative expenses decreased $0.1 million, or 2%, as compared to the same period in 2015. This decrease was primarily due to a $0.6 million decrease in personnel related expenses, 40% of these reductions were in the fourth quarter, a $0.1 million decrease in franchise taxes, a $0.1 million decrease in board of director expenses, a $0.1 million decrease in investor relations expenses, $0.1 million decrease in insurance expenses, along with another $0.2 million decrease in various other expenses. These decreases were offset by a $0.9 million increase in legal fees and impairment charges for 2016 in the amount of $0.2 million from the impairment of leasehold improvements. There were no impairments during 2015.

Sales and Marketing Expenses

Sales and marketing expenses decreased $2.1 million, or 17%, as compared to the same period in 2015. This decrease was primarily due to a $1.8 million decrease in commissions due to lower sales, and the remaining decrease is due to $0.8 million reductions in personnel related costs, travel, consulting and other operating expenses as we reduced operating costs in 2016. These decreases were offset by a $0.5 million in impairment charges of instrument sets. There were no impairments during 2015.

Deemed Dividend

Deemed dividend in 2016 related to a beneficial conversion feature and accretion of discount on convertible preferred stock valued at $6.3 million, compared to none for 2015. A beneficial conversion amount was calculated in association with the 2016 issuance of certain convertible preferred stock and warrants that could convert to common stock at a discount below the trading price on the date of issuance. The preferred stock was actually converted to common stock during 2016. No such stock was issued or converted during 2015.

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Other Income (Expense), Net

Other expense, net decreased $8.6 million, or 73%. The decrease was primarily due to a $10.0 million change in the fair value of derivative liabilities, a $1.3 million decrease in loss on extinguishment of derivative liabilities, and a $0.3 million decrease in offering costs. These improvements were offset by a $2.8 million increase in loss on extinguishment of debt, and a $0.2 million increase in interest expense.

Liquidity and Capital Resources

The consolidated financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to our ability to continue as a going concern within one year from the date of issuance of our consolidated financial statements.

For the nine months ended September 30, 2017 and 2016, the Company incurred net losses of $4.3 million and $13.6 million, respectively, and used cash in operations of $4.4 million and $5.3 million, respectively. The Company had an accumulated deficit of $215 million and $211.3 million as of September 30, 2017 and December 31, 2016, respectively. For the years ended December 31, 2016 and 2015, we incurred a net loss of $14.8 million and $23.9 million, respectively, and used cash in operations of $7.2 million and $9.1 million, respectively. We had an accumulated deficit of $211.3 million and $196.5 million at December 31, 2016 and 2015, respectively. To date, the Company’s operations have been principally financed by proceeds received from the issuance of preferred and common stock, convertible debt and bank debt and, to a lesser extent, cash generated from product sales. It is anticipated that the Company will continue to generate operating losses and use cash in operating activities. The Company’s continuation as a going concern is dependent upon its ability to increase sales, implement cost saving measures, maintain compliance with debt covenants and/or raise additional funds through the capital markets. Whether and when the Company can attain profitability and positive cash flows from operating activities or obtain additional financing is uncertain.

In 2016, the Company implemented certain cost saving measures, including workforce and office space reductions, and will continue to evaluate additional cost savings alternatives during 2017. These additional cost savings measures may include additional workforce and research and development reductions, as well as cuts to certain other operating expenses. In addition to these costs saving measures, an experienced and highly successful leader for the Sales and Marketing team was recruited and hired. This individual has subsequently hired additional experienced personnel in Sales and Marketing. The Company is actively generating additional scientific and clinical data to have it published in leading industry publications. The unique features of the Company’s silicon nitride material are not well known and publication of such data would help sales efforts as the Company approaches new prospects. The Company is also making additional changes to the sales strategy, including a focus on revenue growth of silicon nitride lateral lumbar implants and the newly developed pedicle screw system (known as Taurus).

As discussed further in Note 7, in June 2014 the Company entered into a term loan with Hercules Technology Growth Capital, Inc. (“Hercules Technology”), as administrative and collateral agent for the lenders thereunder and as lender, and Hercules Technology III, LP, (“HT III” and, together with Hercules Technology, “Hercules”) as lender (the “Hercules Term Loan”). The Hercules Term Loan has a liquidity covenant that requires the Company to maintain a cash balance of the lesser of $2.5 million or the outstanding balance of the Hercules Term Loan. As of September 30, 2017, the outstanding balance on the Hercules Term Loan was $2.3 million and the Company’s cash balance was $2.8 million. The Company believes it will be in position to maintain compliance with the liquidity covenant related to the Hercules Term Loan at least through November 2017. On July 28, 2017, the Company entered into a $2.5 million term loan with a related party that will assist the Company in its cash needs through November 2017. The Company has common stock that is publicly traded and has been able to successfully raise capital when needed since the date of the Company’s initial public offering. The Company is engaged in discussions with investment and banking firms to examine financing alternatives, including options to encourage the exercise of outstanding warrants and other lending alternatives.

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If the Company is unable to access additional funds prior to becoming non-compliant with the financial and liquidity covenants related to its debt, the outstanding balances of its debt would become immediately due and payable at the option of the lender. Although the Company is seeking to obtain additional equity and/or debt financing, such funding is not assured and may not be available to the Company on favorable or acceptable terms, and may involve significant restrictive covenants. Any additional equity financing is also not assured and, if available to the Company, will most likely be dilutive to its current stockholders. If the Company is not able to obtain additional debt or equity financing on a timely basis, the impact on the Company will be material and adverse.

Cash Flows for the Nine Months Ended September 30, 2017 and 2016

The following table summarizes, for the periods indicated, cash flows from operating, investing and financing activities (in thousands) - unaudited:

	Nine Months Ended September 30,
	2017 (as restated)	2016
Net cash used in operating activities	$(4,396)	$(5,257)
Net cash used in investing activities	(917)	(397)
Net cash provided by financing activities	1,214	4,782
Net cash used	$(4,099)	$(872)

Net Cash Used in Operating Activities

Net cash used in operating activities decreased $0.9 million to $4.4 million during the nine months ended September 30, 2017, as compared to $5.3 million for the same period in 2016. Offset by the decrease in the net loss, and related non-cash add backs to the net loss, the increase in cash used in operating activities during 2017 was primarily due to changes in the movement of working capital items during the nine months ended September 30, 2017 as compared to the same period in 2016 as follows: a $1.4 million decrease in trade accounts receivable, a $0.2 increase in prepaid expenses and other current assets, a $0.2 decrease in inventories and a $1.6 million increase in accounts payable and accrued liabilities.

Net Cash Used in Investing Activities

Net cash used in investing activities increased $0.5 million to $0.9 million during the nine months ended September 30, 2017, compared to $0.4 million for the same period in 2016. The increase in cash used in investing activities during 2017 was due to increased purchases of property and equipment.

Net Cash Used in Financing Activities

Net cash from financing activities was $1.2 million during the nine months ended September 30, 2017, compared to $4.8 million for the same period in 2016. The $3.6 million decrease in 2017 was primarily due to the decrease of $8.0 million in proceeds from offerings and exercise of warrants, which was offset by an increase of $2.5 million in proceeds from the issuance of debt and the $1.7 million decrease in debt extinguishment payments.

Cash Flows for the Years Ended December 31, 2016 and 2015

The following table summarizes, for the periods indicated, cash flows from operating, investing and financing activities (in thousands):

	Year Ended December 31,
	2016 (as restated)	2015
Net cash used in operating activities	$(7,170)	$(9,063)
Net cash used by investing activities	(617)	(658)
Net cash provided by financing activities	3,217	2,959
Net cash used	$(4,570)	$(6,762)

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Net Cash Used in Operating Activities

Net cash used in operating activities was $7.2 million in 2016, compared to $9.1 million used in 2015, a decrease of $1.9 million, or 21%. The decrease in cash used in operating activities during 2016 was primarily due to a decrease in the net loss of $9.1 million, which equated to a decrease in the net loss after non-cash add backs of $1.7 million. The net change in operating assets and liabilities had the effect of decreasing the net cash used in operating activities by another $200,000, which when added to the $1.7 million accounts for the $1.9 million overall decrease in net cash used in operating activities.

Net Cash Provided by Investing Activities

Net cash used in investing activities was $0.6 million during 2016, compared to $0.7 million used in investing activities during the same period in 2015, a decrease of $0.1 million. The decrease in net cash used in investing activities during 2016 was primarily attributable to decreased purchases of property and equipment and an increase in the proceeds from sale of property and equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $3.2 million during 2016, compared to $3.0 million provided during the same period in 2015, an increase of $0.2 million. The increase in cash provided by financing activities in 2016 was primarily attributable to the July 2016 stock offering, which was offset by the principal debt payments to Hercules after the July stock offering.

Indebtedness

North Stadium Term Loan

On July 28, 2017, the Company entered into a $2.5 million term loan (the “North Stadium Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board. The North Stadium Loan bears interest at 10% per annum and requires the Company to make monthly interest only payments from September 5, 2017 through July 5, 2018. All principal and unpaid interest (if any) under the North Stadium Loan is due and payable on July 28, 2018. The North Stadium Loan is secured by substantially all of the assets of the Company but is junior to security interest in assets encumbered by the Hercules Term Loan (see below). In connection with the North Stadium Loan the Company also issued North Stadium a warrant to purchase up to 55,000 shares of the Company’s common stock at a purchase price of $5.04 per share, subject to a 5-year term. The relative estimated value of the warrants on the date of grant approximated $0.2 million, which is being amortized as interest expense over the life of the term loan. The assumptions used in the calculation of the fair value of the warrants issued on July 28, 2017, were as follows:

Weighted-average risk-free interest rate	1.8%
Weighted-average expected life (in years)	4.8
Expected dividend yield	-%
Weighted-average expected volatility	122.0%

Hercules Term Loan

On June 30, 2014, the Company entered into a Loan and Security Agreement with Hercules which provided the Company with a $20 million term loan. The Hercules Term Loan matured on January 1, 2018. The Hercules Term Loan included a $200,000 closing fee, which was paid to Hercules on the closing date of the loan. The closing fee was recorded as a debt discount and is being amortized to interest expense over the life of the loan. The Hercules Term Loan also includes a non-refundable final payment fee of $1.7 million. The final payment fee is being accrued and recorded to interest expense over the life of the loan. The Hercules Term Loan bears interest at the rate of the greater of either (i) the prime rate plus 7.7%, and (ii) 10.95%, provided however, that during an adjustment period, the term loan interest rate shall mean for any day a per annum rate of interest equal to the greater of either (i) the prime rate plus 9.2%, and (ii) 12.45%. The applicable rate was 11.95% as of September 30, 2017. Interest accrues from the closing date of the loan and interest payments are due monthly. Principal payments commenced August 1, 2015 and are currently being made in equal monthly installments totaling approximately $500,000, with the remainder due at maturity. The Hercules Term Loan is secured by a first priority security interest in substantially all of its assets, including intellectual property, of the Company and contains covenants restricting payments to certain Company affiliates and certain financial reporting requirements.

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On September 8, 2015, the Company entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules. The Amendment modified the liquidity covenant to reduce the required minimum cash and cash equivalents balance by $500,000 for every $1.0 million in principal paid, up to a minimum of $2.5 million. Once the Hercules Term Loan principal balance is below $2.5 million the Company is only required to maintain a cash and cash equivalents balance equal to the outstanding principal balance on the Hercules Term loan. The minimum cash and cash equivalents balance required to maintain compliance with the minimum liquidity covenant as of September 30, 2017, was $2.5 million. The Company believes it will maintain compliance with the liquidity covenant related to the Hercules Term Loan at least through November 2017. To maintain compliance beyond that date, the Company will likely require additional cash.

See discussion below with respect to the assignment of $3.0 million of the principal balance of the Hercules Term Loan to Riverside and the subsequent agreement between the Company and Riverside to exchange the $3.0 million of the Hercules Term Loan held by Riverside for subordinated convertible promissory notes in the aggregate principal amount of $3.0 million. Additionally, see discussion below with respect to the assignment of the remaining principal balance and interest of the Hercules Term Loan to MEF I, LP and Anson Investments Masterfund, LP and the subsequent agreement between the Company and MEF and Anson to exchange the $2.26 million of the Hercules Term Loan for senior secured convertible promissory notes in the aggregate principal amount of $2.26 million.

Hercules and Riverside Debt Assignment

In April 2016, we entered into an Assignment Agreement with Riverside, and Hercules, pursuant to which Hercules sold $3.0 million of the principal amount outstanding under the Hercules Term Loan to Riverside. For a more detailed description of the Assignment Agreement refer to Note 7 in the condensed consolidated financial statements of this Report.

Riverside Debt

On April 4, 2016, the Company entered into an exchange agreement (the “Exchange Agreement”) with Riverside, pursuant to which the Company agreed to exchange $1.0 million of the principal amount outstanding under the Hercules Term Loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1.0 million (the “First Exchange Note”) and a warrant to purchase 8,333 shares of our common stock at a fixed exercise price of $19.54 per share (the “First Exchange Warrant”) (the “Exchange”). All principal under the Exchange Notes is convertible into shares of common stock at the election of the Holder at any time at a fixed conversion price of $17.16 per share (the “Conversion Price”).

In addition, pursuant to the terms and conditions of the Exchange Agreement, the Company and Riverside had the option to exchange an additional $2.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of up to $2.0 million and an additional warrant to purchase 8,333 shares of common stock (the “Second Exchange Warrant”). The Exchange Agreement also provided that if the volume-weighted average price of our common stock was less than the Conversion Price, the Company would issue up to an additional 12,500 shares of common stock (the “True-Up Shares”) to Riverside, which was subsequently reduced to 11,667 shares of common stock.

On April 18, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Second Exchange Note”). Additionally, on April 28, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Third Exchange Note”) and an additional warrant to purchase 8,333 shares of the Company’s common stock at a fixed exercise price of $19.92 per share. The First Exchange Note, the Second Exchange Note and the Third Exchange Note are collectively referred to herein as the “Exchange Notes.”

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Pursuant to the terms of the Exchange Notes, since the volume-weighted average price of our common stock was less than the Conversion Price on May 6, 2016, the Company issued an additional 11,667 shares of common stock to Riverside.

All principal outstanding under each of the Exchange Notes was to be due on April 3, 2018 (the “Maturity Date”). Each of the Exchange Notes bears interest at a rate of 6% per annum, with the interest that would accrue on the initial principal amount of the Exchange Notes during the first 12 months being guaranteed and deemed earned as of the date of issuance. Prior to the Maturity Date, all interest accrued under the Exchange Notes is payable in cash or, if certain conditions are met, payable in shares of common stock at the Company’s option, at a conversion price of $16.08 per share. As of June 30, 2016, the entire principal amount of the First and Second Exchange Notes, $300,000 of the Third Exchange Note, and the interest related to the First, Second, and Third Exchange Notes has been converted into 145,227 shares of common stock. In July 2016, the Company paid Riverside $840,000 to redeem in full the remaining principal balance of the Third Exchange Note.

The Company classifies all future debt obligations as current due to uncertainties in their ability to comply with debt covenant requirements.

MEF and Anson

On January 3, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with MEF I, LP and Anson Investments Masterfund, LP (collectively the “Assignees” and each an “Assignee”), and Hercules, pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Hercules Term Loan. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,622, which is secured by the same collateral underlying the Hercules Term Loan.

On January 3, 2018, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311 for an aggregate principal amount of $2,264,622 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019 (the “Maturity Date”).

The Exchange Notes bear interest at a rate of 15% per annum, with the interest being guaranteed. Prior to the Maturity Date, all interest accrued under the Exchange Notes is payable in cash or, if certain conditions are met, payable in shares of common stock of the Company (“Common Stock”) at the Company’s option.

All principal accrued under the Exchange Notes is convertible into shares of Common Stock (“Conversion Shares”) at the election of the Assignees at any time at a fixed conversion price of $3.87 per share (the “Conversion Price”). If the entire principal amount under the Exchange Notes is converted to Common Stock at the Conversion Price, the Assignees would receive approximately 585,174 shares of Common Stock.

Upon the occurrence of an event of default, the Assignees are entitled to convert all or any part of their Exchange Note at a conversion price (the “Alternate Conversion Price”) equal to 70% of the lowest traded price of the Common Stock during the ten trading days prior to the conversion date, provided that (i) in no event may the Alternate Conversion Price be less than $1.75 per share and (ii) the Assignees shall not be entitled to receive more than 19.99% of the outstanding Common Stock. If the maximum amount of principal and interest is converted to Common Stock at the Alternate Conversion Price, the Assignees would receive no more than 604,113 shares of Common Stock.

Beginning on January 17, 2018 and continuing on the first trading day of each of the following 11 successive months thereafter, the Company is required to redeem one-twelfth of the face amount of the Exchange Note and guaranteed interest. Each amortization payment is payable in whole or in part in cash equal to 115% of the amortization payment; however, if the Company is in compliance with certain conditions, the Company may elect to pay the amortization payments in Common Stock. The Holder is entitled to accelerate up to three future amortization payments and demand such accelerated amortization payments be made in Common Stock at a separate amortization conversion rate, which is equal to 85% of the average of the three lowest traded prices of the Common Stock during the ten consecutive trading days immediately prior to the applicable payment date of the amortization payment.

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The Company has the option to prepay any portion of the principal and accrued but unpaid interest outstanding under the note with a premium payment of 115% of all amounts being prepaid. In the event the Company consummates a public or private offering or other financing or capital-raising transaction of any kind, in which the Company receives gross proceeds of at least $3 million, the Company will be required to pay the Assignees an amount in cash equal to 115% of aggregate of the principal amount of the Exchange Note, any accrued and unpaid interest (including the guaranteed interest mentioned above) and any other amounts payable under the Exchange Note.

The Exchange Note contains events of default, which, if triggered, will result in certain increased interest rates and other penalties.

Contractual Obligations and Commitments

The following table summarizes our outstanding contractual obligations as of December 31, 2016 (in thousands):

	Total	Less Than 1 Year	1 Year	2-3 Years	4-5 Years	After 5 Years
Long-term debt, gross	$7,421	$6,779	$642	$-	$-
Operating leases, net	2,857	925	952	980
Total contractual obligations	$10,278	$7,704	$1,594	$980	$-

The information above reflects only payment obligations that are fixed and determinable. The long-term debt disclosed above is gross of debt issuance costs, and outlines the contractual maturities before considering maturity acceleration due to non-compliance with loan covenants. Our commitments for long-term debt relate to our term loan with Hercules, our commitments for operating leases relate to our operating lease for our corporate headquarters and manufacturing facility in Salt Lake City, Utah and other equipment leases. The Hercules loan requires a liquidity covenant of $3.0 million. The Company believes that it is in a position to maintain compliance with the liquidity covenant into the fourth quarter of 2017, and has therefore classified the entire obligation as a current liability. The above table does not include any of the contractual obligations with respect to royalties payable upon sales of certain of our products as none of our arrangements contain minimum royalty payments. We also do not have contractually minimum purchase commitments for the supply of any of our raw materials, products or instruments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined in Item 303(a)(4) of Regulation S-K.

Related-Party Transactions

For a description of our related-party transactions, see “Certain Relationships and Related Party Transactions.”

Seasonality and Backlog

Our business is generally not seasonal in nature. Our sales generally consist of products that are in stock with us or maintained at hospitals or with our sales distributors. Accordingly, we do not have a backlog of sales orders.

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Critical Accounting Policies and Estimates

The preparation of the consolidated financial statements requires us to make assumptions, estimates and judgments that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of product revenues and expenses during the reporting periods. Certain of our more critical accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. On an ongoing basis, we evaluate our judgments, including those related to inventories, recoverability of long-lived assets the fair value of our common stock, and goodwill. We use historical experience and other assumptions as the basis for our judgments and making these estimates. Because future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Any changes in those estimates will be reflected in our consolidated financial statements as they occur. As an “emerging growth company,” we have elected to delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our financial statements may not be comparable to those of other public companies. While our significant accounting policies are more fully described in the footnotes to our consolidated financial statements included elsewhere in this Annual Report, we believe that the following accounting policies and estimates are most critical to a full understanding and evaluation of our reported financial results. The critical accounting policies addressed below reflect our most significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

We derive our product revenue primarily from the sale of spinal fusion devices and related products used in the treatment of spine disorders. Our product revenue is generated from sales to three types of customers: (1) surgeons and hospitals; (2) stocking distributors; and (3) private label customers. Most of our products are sold on a consignment basis through a network of independent sales distributors; however, we also sell our products to independent stocking distributors. Product revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability is reasonably assured. We generate the majority of our revenue from the sale of inventory that is consigned to independent sales distributors that sell our products to surgeons and hospitals. For these products, we recognize revenue at the time we are notified the product has been used or implanted and all other revenue recognition criteria have been met. For all other transactions, we recognize revenue when title and risk of loss transfer to the stocking distributor, and all other revenue recognition criteria have been met. We generally recognize revenue from sales to stocking distributors at the time the product is shipped to the distributor. Stocking distributors, who sell the products to their customers, take title to the products and assume all risks of ownership at time of shipment. Our stocking distributors are obligated to pay within specified terms regardless of when, if ever, they sell the products. In general, our customers do not have any rights of return or exchange.

Accounts Receivable and Allowance for Doubtful Accounts

The majority of our accounts receivable is composed of amounts due from hospitals or surgical centers. Accounts receivable are carried at cost less an allowance for doubtful accounts. On a regular basis, we evaluate accounts receivable and estimate an allowance for doubtful accounts, as needed, based on various factors such as customers’ current credit conditions, length of time past due, and the general economy as a whole. Receivables are written off against the allowance when they are deemed uncollectible.

Inventories

Inventories are stated at the lower of cost or market, with cost for manufactured inventory determined under the standard cost method which approximates the first-in first-out method. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Inventories purchased from third-party manufacturers are stated at the lower of cost or market using the first-in, first out method. We review the carrying value of inventory on a periodic basis for excess or obsolete items and record an expense for the identified items as necessary. We have made adjustments to, and it is reasonably possible that we may be required to make further adjustments to, the carrying value of inventory in future periods. We hold some consigned inventory at distributors and other customer locations where revenue recognition criteria have not yet been met.

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Long-Lived Assets and Goodwill

The Company periodically evaluates the carrying value of definitely-lived intangibles when events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important which could trigger an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results, significant changes in the manner of its use of acquired assets or its overall business strategy, and significant industry or economic trends. The Company amortizes finite-lived intangible assets on a straight-line basis over their useful lives. The Company recorded no impairment loss for definite-lived intangible assets during the years ended December 31, 2016 and 2015.

When the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, the Company determines the recoverability by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate and recognizes an impairment charge equal to the amount by which the carrying amount exceeds the fair market value of the asset.

If our revenues or other estimated operating results are not achieved at or above our forecasted level, and we are unable to recover such costs through price increases, the carrying value of certain of our assets may prove to be unrecoverable and we may incur impairment charges of definitive-live intangible assets.

In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized but is required to be reviewed for impairment at least annually or when events or circumstances indicate that carrying value may exceed fair value. The Company is permitted the option to first assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the fair value of any reporting unit is less than its corresponding carrying value. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of any reporting unit is less than its corresponding carrying value then the Company is not required to take further action. However, if the Company concludes otherwise, then it is required to perform a quantitative impairment test, including computing the fair value of the reporting unit and comparing that value to its carrying value. The Company considers valuation factors and an estimated control premium. The estimated fair value of the reporting unit exceeded the carrying value by approximately 20%. The declining price of the Company’s stock is an early indicator that goodwill impairment may be a factor during 2017. We will continue to monitor our market capitalization and impairment indicators.

If the fair value is less than its carrying value, a second step of the test is required to determine if recorded goodwill is impaired. In the event that goodwill is impaired, an impairment charge to earnings would become necessary.

Property and Equipment

Property and equipment, including surgical instruments and leasehold improvements, are stated at cost, less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term, generally five years.

Periodically we review the carrying value of our property and equipment that are held and used in our operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined based upon expected undiscounted future net cash flows from the operations to which the assets relate, utilizing management’s best estimate, assumptions, and projections at the time. If the carrying value is determined to be unrecoverable from future operating cash flows, the asset is deemed impaired and an impairment charge would be recognized to the extent the carrying value exceeded the estimated fair value of the asset. We estimate the fair value of assets based on the estimated future discounted cash flows of the asset. Management has evaluated its property and equipment and has identified asset impairment during the year ended December 31, 2016.

Income Taxes

We recognize deferred tax assets and liabilities for the future tax consequences attributable to the differences between the financial statement carrying value of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the fiscal year in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

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We operate in various tax jurisdictions and are subject to audit by various tax authorities. We provide for tax contingencies whenever it is deemed probable that a tax asset has been impaired or a tax liability has been incurred for events such as tax claims or changes in tax laws. Tax contingencies are based upon their technical merits relative tax law and the specific facts and circumstances as of each reporting period. Changes in facts and circumstances could result in material changes to the amounts recorded for such tax contingencies.

We recognize uncertain income tax positions taken on income tax returns at the largest amount that is more-likely than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

Our policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of our income tax provision. For the years ended December 31, 2016 and 2015, we did not record any material interest income, interest expense or penalties related to uncertain tax positions or the settlement of audits for prior periods.

Stock-Based Compensation

We apply the fair value recognition provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation, or ASC 718. Determining the amount of stock-based compensation to be recorded requires us to develop estimates of the fair value of stock options and other equity awards as of their grant date. Stock-based compensation expense is recognized ratably over the requisite service period, which in most cases is the vesting period of the award. Calculating the fair value of stock-based awards requires that we make highly subjective assumptions. Use of this valuation methodology requires that we make assumptions as to the volatility of our common stock, the expected term of our stock options, the risk-free rate of return for a period that approximates the expected term of our stock options and our expected dividend yield. Because we were a privately-held company with no trading history prior to February 2014 and have limited stock history since February 2014, we utilize the historical stock price volatility from a representative group of public companies to estimate expected stock price volatility and our historical stock price. We selected companies from the medical device industry, specifically those who are focused on the design, development and commercialization of products for the treatment of spine disorders, and who have similar characteristics to us, such as stage of life cycle and size. We intend to continue to utilize the historical volatility of the same or similar public companies to estimate expected volatility until a sufficient amount of historical information regarding the price of our publicly traded stock becomes available. We use the simplified method as prescribed by the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-based Payment, to calculate the expected term of stock option grants to employees as we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees. We utilize a dividend yield of zero because we have never paid cash dividends and have no current intention to pay cash dividends. The risk-free rate of return used for each grant is based on the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.

The estimated fair value of stock-based awards for employee and non-employee director services is expensed over the requisite service period. Option awards issued to non-employees, excluding non-employee directors, are recorded at their fair value as determined in accordance with authoritative guidance, are periodically revalued as the options vest and are recognized as expense over the related service period. As a result, the charge to operations for non-employee awards with vesting conditions is affected each reporting period by changes in the fair value of our common stock.

We are required to estimate the level of forfeitures expected to occur and record stock-based compensation expense only for those awards that we ultimately expect will vest. We estimate our forfeiture rate based on the type of award, employee class and historical experience.

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Derivative Liabilities

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense), net in our consolidated statements of operations until the instruments settle or expire. We estimate the fair value of these instruments using the Black-Scholes-Merton or Monte-Carlo valuation models depending on the complexity of the underlying instruments. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

Recently Issued Accounting Pronouncements

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory”. The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. This guidance is not expected to have a material impact on the consolidated financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the consolidated financial statements.

In March 2016 the FASB updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as the well as classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018. The guidance in this standard is not expected to have a material impact on the consolidated financial statements of the Company.

In February 2016, the FASB updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods therein, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its consolidated financial statements, but believes the most significant change will relate to building leases.

In May 2014, in addition to several amendments issued during 2016, the FASB updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has yet to begin evaluation of the new accounting standard and therefore has yet to determine the impact, if any, that the new standard will have on its consolidated financial statements.

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In January of 2017, the FASB issued ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this guidance to eliminate the requirement to calculate the implied fair value of goodwill to measure goodwill impairment charge (Step 2). As a result, an impairment charge will equal the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the amount of goodwill allocated to the reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. The guidance is effective for goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for goodwill impairment tests performed after January 1, 2017. The impact of this guidance for the Company will depend on the outcomes of future goodwill impairment tests.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards, in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

Jumpstart Our Business Startups Act of 2012

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act, provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of this election, our financial statements may not be comparable to the financial statements of other public companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (1) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (2) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements, known as the auditor discussion and analysis. We may be able to remain an “emerging growth company” until the earliest of (a) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more, (b) the last day of our fiscal year following the fifth anniversary of the date of our IPO, (c) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Additionally, we are also currently a “smaller reporting company” as defined in the Securities Exchange Act of 1934, and in the event that we are still considered a smaller reporting company at such time as we cease being an emerging growth company, we will be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting.

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OUR BUSINESS

Recent Developments

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC (“L2” or the “Holder”). Pursuant to the Purchase Agreement, we agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 (the “Consideration”) and warrants to purchase up to an aggregate of 68,257 shares of common stock of the Company (the “Warrants”). At the closing of the Purchase Agreement on January 31, 2018, the investor agreed to pay to the Company an aggregate of $500,000 such that the outstanding principal of the Note was $565,000.

The Holder may pay, in its sole discretion, such additional amounts of the aggregate principal and at such dates as the Holder may choose in its sole discretion. The maturity date for each tranche funded shall be six months from the effective date of each payment. The Note bears interest at a rate of 8% per year and a default interest rate of 18% per year. The conversion price of the Note in the event of a default is equal to the product of (i) 0.70 multiplied by (ii) the lowest volume weighted average price, or VWAP, of our common stock during the 20 trading day period ending in the Holder’s sole discretion on the last complete trading day prior to conversion, or, the conversion date.

So long as the Note is outstanding, if we issue any security that contains any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder of the Note, then, at the Holder’s option, such term shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

Events of default include failure to pay principal or interest on the Note when due, failure to reserve sufficient amount of shares for conversion, appointment of a new auditor, restatement of financial statements, failure to repay the Note in full upon a financing of $10,000,000 or more and other customary events of default. As described in the Note, upon certain events of default, we will be required to immediately pay the Holder the product of (i) two multiplied by (ii) an amount equal to 140% (plus an additional 5% per each additional event of default that occurs) multiplied by the then outstanding entire balance of the Note (including principal and accrued and unpaid interest) plus default interest, if any, plus any other amounts owed to the Holder.

The Note may be prepaid at any time during the 30 day period following the issue date by making a payment of an amount in cash equal to 110% of the amount being repaid, during the 31st and 60th calendar day period from the issue date by making a payment of an amount in cash equal to 120% of the amounts being repaid, and, at any time after the 60th calendar day after the issue date by making a payment of an amount of cash equal to 125% of the amounts being repaid. We will be required to pay certain penalties upon entry into Section 3(a)(10) transactions and Section 3(a)(9) transactions, reverse splits and failures to provide Holder with piggyback registration rights. We agreed to use up to 50% of the proceeds received in a new financing of $2,000,000 or more to repay amounts owed under the Note.

The Warrants are exercisable beginning on the date that is six months from the date of issuance and have a term of five years. The exercise price of the Warrants is $3.31, subject to adjustment as provided therein. If the highest traded price of the common stock during the 30 trading days prior to the date of an exercise notice is greater than the exercise price, then the Holder may elect to exercise the Warrants pursuant to a cashless exercise if there is no effective registration statement covering the warrant shares. The Warrants have a 4.99% beneficial ownership limitation and the exercise price shall be adjusted in the event of future issuances of our securities at a price per share below $3.31.

Overview

We are a materials company focused on developing, manufacturing and selling silicon nitride ceramics that are used in medical implants and in a variety of industrial devices. At present, we commercialize silicon nitride in the spine implant market. We believe that our facile silicon nitride manufacturing expertise positions us favorably to introduce new and innovative devices in the medical and non-medical fields. We also believe that we are the first and only company to commercialize silicon nitride medical implants.

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We have received 510(k) regulatory clearance in the United States, a CE mark in Europe, and ANVISA approval in Brazil for a number of our devices that are designed for spinal fusion surgery. To date, more than 33,000 of our silicon nitride devices have been implanted into patients, with an 8-year successful track record.

We believe that silicon nitride has a superb combination of properties that make it ideally suited for human implantation. Other biomaterials are based on bone grafts, metal alloys, and polymers; all of which have practical limitations. In contrast, silicon nitride has a legacy of success in the most demanding and extreme industrial environments. As a human implant material, silicon nitride offers bone ingrowth, resistance to bacterial infection, resistance to corrosion, superior strength and fracture resistance, and ease of diagnostic imaging, among other advantages.

We market and sell our Valeo brand of silicon nitride implants to surgeons and hospitals in the United States and to selected markets in Europe and South America through more than 50 independent sales distributors who are supported by an in-house sales and marketing management team. These implants are designed for use in cervical (neck) and thoracolumbar (lower back) spine surgery.

In addition to silicon nitride, we also sell metal-based products in the United States that provide surgeons and hospitals with a complete package for spinal surgery. These metal products are designed to address spinal deformity and degenerative conditions. Although these metal products have accounted for approximately 48% of our product revenues for each of the years ended December 31, 2016 and 2015, respectively, we remain focused on developing and promoting silicon nitride, and driving its adoption through a scientifically-intense, data-driven strategy.

In addition to direct sales, we have targeted original equipment manufacturer (“OEM”) and private label partnerships in order to accelerate adoption of silicon nitride, both in the spinal space, and also in future markets such as hip and knee replacements, dental, extremities, trauma, and sports medicine. Existing biomaterials, based on plastics, metals, and bone grafts have well-recognized limitations that we believe are addressed by silicon nitride, and we are uniquely positioned to convert existing, successful implant designs made by other companies into silicon nitride. We believe OEM and private label partnerships will allow us to work with a variety of partners, accelerate the adoption of silicon nitride, and realize incremental revenue at improved operating margins, when compared to the cost-intensive direct sales model.

We believe that silicon nitride addresses many of the biomaterial-related limitations in fields such as hip and knee replacements, dental implants, sports medicine, extremities, and trauma surgery. We further believe that the inherent material properties of silicon nitride, and the ability to formulate the material in a variety of compositions, combined with precise control of the surface properties of the material, opens up a number of commercial opportunities across orthopedic surgery, neurological surgery, maxillofacial surgery, and other medical disciplines.

We operate a 30,000 square foot manufacturing facility at our corporate headquarters in Salt Lake City, Utah, and we believe we are the only vertically integrated silicon nitride medical device manufacturer in the world.

Biomaterials

Biomaterials are natural or synthetic biocompatible materials that are used in virtually every medical specialty to improve or preserve body functionality. Various types of biomaterials are used as essential components in medical devices, drug delivery systems, replacement and tissue repair technologies, prostheses, and diagnostic technologies.

There are four general categories of biomaterials:

●	Ceramics. Ceramics are hard, non-metallic, non-corrosive, heat-resistant materials made by shaping and then applying high temperatures. Traditional ceramics commonly used as biomaterials include carbon, oxides of aluminum, zirconium and titanium, calcium phosphate and zirconia-toughened alumina. Examples of medical uses of ceramics include repair, augmentation or stabilization of fractured bones, bone and joint replacements, spinal fusion devices, dental implants and restorations, heart valves and surgical instruments.

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●	Metals. Metals commonly used as biomaterials include titanium, stainless steel, cobalt, chrome, gold, silver and platinum, and alloys of these metals. Examples of medical uses of metals include the repair or stabilization of fractured bones, stents, surgical instruments, bone and joint replacements, spinal fusion devices, dental implants and restorations and heart valves.

●	Natural biomaterials. Natural biomaterials are derived from human donors, animal or plant sources and include human bone, collagen, gelatin, cellulose, chitin, alginate and hyaluronic acid. Examples of medical uses of natural biomaterials include the addition or substitution of hard and soft tissue, cornea protectors, vascular grafts, repair and replacement of tendons and ligaments, bone and joint replacements, spinal fusion devices, dental restorations and heart valves.

●	Polymers. Polymers are synthetic compounds consisting of similar molecules linked together that can be created to have specific properties. Polymers commonly used as biomaterials include nylon, silicon rubber, polyester, polyethylene, cross-linked polyethylene (a stronger version), polymethylmethacrylate, polyvinyl chloride and polyetheretherketone – which is commonly referred to as PEEK. Examples of medical uses of polymers include soft-tissue replacement, sutures, drug delivery systems, joint replacements, spinal fusion devices and dental restorations.

Within orthopedics, biomaterials are extensively used in spinal fusion procedures, hip and knee replacements and the repair or stabilization of fractured bones. Currently, Amedica is the only FDA-cleared and ISO 13485 certified silicon nitride medical device manufacturing facility in the world. We believe we are the only provider of ceramics-based medical devices used for spinal fusion applications.

Market Opportunity

Overview

We believe our silicon nitride biomaterial technology platform provides us with numerous competitive advantages in the orthopedic biomaterials market. We market interbody spinal fusion devices and related products and are developing products for use as components in total hip and knee joint replacements, as well as dental applications. We believe we can also utilize our silicon nitride technology platform to develop future products in additional markets, such as the sports medicine, extremities, and trauma markets.

Of the interbody spinal fusion procedures conducted in the United States today, a significant majority utilized interbody devices comprised of PEEK and bone, with occasional use of metals and other materials including ceramics. The market for interbody spinal fusion devices has shifted over time as new biomaterials with superior characteristics have been incorporated into these devices and have launched into the market. We believe the market has reached another inflection point as surgeons and hospitals recognized the limitations of devices currently available. Similarly, we believe our silicon nitride interbody spinal fusion products address the key limitations of other biomaterials currently used in interbody spinal fusion devices and demonstrate superior characteristics needed to improve clinical outcomes.

We believe that the main drivers for growth within the orthopedic biomaterials market and, in particular, the spinal fusion and joint replacement markets, are the following:

●	Introduction of New Technologies. Better performing and longer-lasting biomaterials, improved diagnostics, and advances in surgical procedures allow for surgical intervention earlier in the continuum of care and better outcomes for patients. We believe surgical options using better performing and longer-lasting biomaterials will gain acceptance among surgeons and younger patients and drive accelerated growth and increase the size of the spinal fusion and joint replacement markets.

●	Favorable and Changing Demographics. With the growing number of elderly people, age-related ailments are expected to rise sharply, which we believe will increase the demand and need for biomaterials and devices with improved performance capabilities. Also, middle-aged and older patients increasingly expect to enjoy active lifestyles, and consequently demand effective treatments for painful spine and joint conditions, including better performing and longer-lasting interbody spinal fusion devices and joint replacements.

●	Market Expansion into New Geographic Areas. We anticipate that demand for biomaterials and the associated medical devices will increase as the applications in which biomaterials are used are introduced to and become more widely accepted in underserved countries, such as Brazil and China.

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The Interbody Spinal Fusion Market

The human spinal canal is made up of 33 interlocking bones, referred to as vertebrae, separated by 23 intervertebral discs comprised of a hard outer ring made of collagen with a soft inner core, that act as shock absorbers between vertebrae. Disorders of the spine can result from degenerative conditions, deformities and trauma or tumor-related damage. Spinal fusion is the standard of care used to treat most spinal disorders and typically involves the placement of an interbody device between vertebrae to reestablish spacing between vertebrae and alignment of the spine. Generally, the interbody device is stabilized by screws and, in some procedures, plates or rods. To enhance bone attachment, surgeons often pack the interbody device with a biomaterial that induces bone growth. Following successful treatment, new bone tissue grows in and around the interbody device over time, which helps fuse the vertebrae and create long-term stability of the interbody device, leading to the alleviation of pain and increase in mobility. We selected this market as the first application for our silicon nitride technology because of the limitations of currently available products, its size, and the key characteristics silicon nitride possesses, which are critical for superior interbody spinal fusion outcomes.

●	Promotion of Bone Growth. The biomaterial should be both osteoconductive and create an osteoinductive environment to promote bone growth in and around the interbody device to further support fusion and stability. Osteoconduction occurs when material serves as a scaffold to support the growth of new bone in and around the material. Osteoinduction involves the stimulation of osteoprogenitor cells to develop, or differentiate, into osteoblasts, which are cells that are needed for bone growth. A material which stimulates bone growth and accelerates fusion rates is ideal in spinal fusion procedures.

●	Antibacterial. Spinal fusion devices can become colonized with bacteria, which may limit fusion to adjacent vertebrae or cause serious infection. Treating device-related infection is costly and generally requires repeat surgery, including surgery to replace the device, referred to as revision surgery, which may extend hospital stays, suffering and disability for patients. A biomaterial that has antibacterial properties can reduce the incidence of bacteria colonization in and around the interbody device that can lead to infection, revision surgery and associated increased costs.

●	Imaging Compatibility. The biomaterial should be visible through, and not inhibit the effective use of, common surgical and diagnostic imaging techniques, such as X-ray, CT and MRI. These imaging techniques are used by surgeons during and after spinal fusion procedures to assist in the proper placement of interbody devices and to assess the quality of post-operative bone fusion.

●	Strength and Resistance to Fracture. The biomaterial should be strong and resistant to fracture during implantation of the device and to successfully restore intervertebral disc space and spinal alignment during the fusion process. The biomaterial should have high flexural strength, which is the ability to resist breakage during bending, and high compressive strength, which is the ability to resist compression under pressure, to withstand the static and dynamic forces exerted on the spine during daily activities over the long term.

Limitations of Biomaterials used in Interbody Spinal Fusion Devices

The three biomaterials most commonly used in interbody spinal fusion devices are PEEK, human cadaver bone, also referred to as allograft bone, and metals. We believe these materials do not possess the key characteristics required to form the optimal interbody spinal fusion device and are susceptible to potential fracture, implant-related infection, pain, limited fusion and instability, which have resulted in revision surgeries.

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PEEK (polyetheretherketone)

We believe PEEK is the most frequently used biomaterial for interbody spinal devices and accounted for the majority of interbody spinal devices implanted in the United States in 2016. We believe PEEK has the following limitations:

●	Restricts Bone Growth. Due to PEEK’s hydrophobic nature, the human body may recognize PEEK as a foreign substance and, therefore, may encapsulate the device with fibrous tissue. Although it is still possible for bone to grow through the device, bone may not adhere to the surface of the device if this tissue develops. This fibrous layer could cause a non-fusion, allow bacterial colonization, and/or potentially lead to costly revision surgery.

●	Lacks Imaging Compatibility. PEEK is invisible on X-rays. As a result, manufacturers of PEEK devices add metal markers to their devices so surgeons can see the general location of the devices by X-ray. These markers, however, do not show the full outline of the device, which makes it difficult to assess the accuracy of the placement of the device. In addition, the metal markers cause artifacts on CT and MRI that can compromise the quality of the image.

●	Lacks Strength and Resistance to Fracture. PEEK lacks sufficient flexural strength, compressive strength and resistance to fracture necessary to reduce the risk of deformity or fracture during the fusion process. In addition, PEEK devices may fracture during implantation in certain interbody spinal fusion procedures. For example, in December 2012, Zimmer Spine recalled its PEEK Ardis® Interbody System Inserter, a surgical instrument used to implant a PEEK interbody spinal fusion device, because it resulted in the PEEK implants being susceptible to breakage when too much lateral force was applied to the inserter during implantation. Due to radiographic X-rays being the most common way for surgeons to assess fusion, and PEEK being invisible on X-rays, it is extremely difficult to clearly assess the extent to which fracture rates occur with PEEK interbody fusion devices.

●	Lacks Antibacterial Properties. PEEK does not have any inherent antibacterial properties. In fact, a biofilm may form around a PEEK device after implantation, which could allow for the colonization of bacteria, leading to infection and costly revision surgeries.

Allograft Bone

We believe allograft bone was the second most frequently used biomaterial in interbody spinal fusion devices in the United States in 2016. We believe allograft bone has the following limitations:

●	Limited Promotion of Bone Growth. Allograft bone has limited osteoinductive characteristics and therefore may not effectively promote bone growth in and around the interbody device.

●	Inconsistent Quality. Generally, allograft bone is not as strong as live bone within the body or other materials used in interbody devices. Because the cadaveric bone can be harvested from a wide variety of sources, this often leads to inconsistent patient outcomes. Allograft bone is subject to inconsistent quality and size, which may require surgeons to make compromises on the fit of the device during surgery. In addition, techniques used to sterilize allograft bone, like gamma irradiation, can cause the allograft to become brittle and more susceptible to fracture.

●	Lacks Antibacterial Properties and Risk of Disease Transmission. In addition to not having inherent antibacterial properties, allograft bone exposes patients to a greater risk of disease transmission and an adverse auto-immune response.

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Metals

We believe metal interbody devices accounted for a fraction of the devices implanted in the United States in 2016. We believe metal-based interbody fusion devices have the following limitations:

●	Limited Promotion of Bone Growth. Metals have limited osteoinductive characteristics and therefore do not effectively promote bone growth in and around the interbody device.

●	Lack Antibacterial Properties. Metals do not have inherent antibacterial properties and do not suppress the colonization of bacteria in and around the device, which can lead to infection and/or costly revision surgeries.

●	Lack Imaging Compatibility. Metals are opaque in X-rays and can cause significant imaging artifacts in CTs and MRIs. This can make it difficult for surgeons to detect the extent and quality of bone growth in and around the device in post-operative diagnostic imaging procedures.

The Hip and Knee Joint Replacement Market

Total joint replacement involves removing the diseased or damaged joint and replacing it with an artificial implant consisting of components made from several different types of biomaterials. The key components of a total hip implant include an artificial femoral head, consisting of a ball mounted on an artificial stem attached to the femur, and a liner, which is placed inside a cup affixed into the pelvic bone. The femoral head and liner move against each other to replicate natural motion in what is known as an articulating implant. Total knee replacement implants also use articulating components and are comprised of the following four main components: a femoral condyle, which is a specially shaped bearing that is affixed to the lower end of the femur; a tibial tray that is affixed to the upper-end of the tibia; a tibial insert that is rigidly fixed to the tibial tray and serves as the surface against which the femoral condyle articulates; and a patella, or knee cap, which also articulates against the femoral condyle.

Implants for total hip and knee replacements are primarily differentiated by the biomaterials used in the components that articulate against one another. The combinations of biomaterials most commonly used in hip and knee replacement implants in the United States are metal-on-cross-linked polyethylene and traditional oxide ceramic-on-cross-linked polyethylene. The use of hip replacement implants incorporating metal-on-metal and traditional oxide ceramic-on-traditional ceramic biomaterials experienced a steep decline in the United States over the last several years due to their significant limitations. We believe that the most commonly used biomaterials in joint replacement implants also have limitations, and do not possess all of the following key characteristics required for optimal total joint replacement implants:

●	Resistance to Wear. The biomaterials should have sufficient hardness and toughness, as well as extremely smooth surfaces, to effectively resist wear. Because the articulating implants move against each other, they are subject to friction, which frequently leads to abrasive wear and the release of small wear particles. This may cause an inflammatory response which results in osteolysis, or bone loss. Surgeons have identified osteolysis as a leading cause of joint implant failure, resulting in the need for costly revision surgery to replace the failed implant. One of the most commonly used combinations of biomaterials, metal-on-cross-linked polyethylene, as well as metal-on-metal implants, tends to generate a large number of metal wear particles, which can cause osteolysis and a moderate to severe allergic reaction to the metal, referred to as metal sensitivity. While less common, metal implants may also cause a serious medical condition called metallosis, which involves the deposition and build-up of metal debris in the soft tissues of the body. Both metal sensitivity and metallosis can result in revision surgery. In addition, we believe traditional oxide ceramics currently used in total joint replacements accelerate wear of the cross-linked polyethylene liner as compared to our non-oxide ceramic composition found in our silicon nitride biomaterial platform.

●	Non-Corrosive. The biomaterials should be non-corrosive and should not cause adverse patient reactions. Metal placed in the human body corrodes over time and also results in the formation of metal ions, which leads to metal sensitivity in approximately 10% to 15% of the population and, less commonly, metallosis. As a result, there are significant increased risks from using metal-on-cross-linked polyethylene and metal-on-metal implants.

●	Hardness, Strength and Resistance to Fracture. The biomaterials should be hard, strong and resistant to fracture to adequately bear the significant loads placed on the hip and knee joints during daily activities. We believe there are strength limitations associated with traditional oxide ceramic-on-cross-linked polyethylene and traditional oxide ceramic-on-traditional oxide ceramic implants.

●	Antibacterial. The biomaterials should have antibacterial properties to reduce the risk of bacteria colonization, infection, revision surgeries and associated increased costs. None of the most commonly used biomaterials in joint replacement implants have antibacterial properties.

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Our Silicon Nitride Technology Platform

We believe we are the only FDA-cleared and ISO 13485 certified silicon nitride medical device manufacturing facility in the world, and the only provider of ceramics-based medical devices used for spinal fusion applications. Silicon nitride is a chemical compound comprised of the elements silicon and nitrogen, with the chemical formula Si3N4. Silicon nitride, an advanced ceramic, is lightweight, resistant to fracture and strong, and is used in many demanding mechanical, thermal and wear applications, such as in space shuttle bearings, jet engine components and body armor.

We believe our silicon nitride is ideally suited for use in many medical applications and has the following characteristics that make it superior to other biomaterials, including PEEK, bone, metal and traditional oxide ceramics, which do not possess all of these characteristics:

●	Promotes Bone Growth. Our silicon nitride is osteoconductive through its inherent surface topography that provides scaffolding for new bone growth. We believe our silicon nitride promotes an ideal environment for osteoinduction. As a hydrophilic material, silicon nitride attracts protein cells and nutrients that stimulate osteoprogenitor cells to differentiate into osteoblasts, which are needed for optimal bone growth environments. Our silicon nitride has an inherent surface chemistry that is more similar to bone than PEEK and metals. These properties are highlighted in an in vivo study, where we measured the force required to separate devices from the spine after being implanted for three months, which indicates the level of osteointegration. In the absence of bacteria, the force required to separate our silicon nitride from its surrounding bone was approximately three times that of PEEK, and nearly two times that of titanium. In the presence of bacteria, the force required to separate our silicon nitride from its surrounding bone was over five times that of titanium, while there was effectively no separation force required for PEEK, indicating essentially no osteointegration.

●	Hard, Strong and Resistant to Fracture. Our silicon nitride is hard, strong and possesses superior resistance to fracture over traditional ceramics and greater strength than polymers currently on the market. For example, our silicon nitride’s flexural strength is more than five times that of PEEK and our silicon nitride’s compressive strength is over twenty times that of PEEK. Unlike PEEK interbody spinal fusion devices, we believe our silicon nitride interbody spinal fusion devices can withstand the forces exerted during implantation and daily activities over the long term.

●	Antibacterial. We have demonstrated in in vitro and in vivo studies that silicon nitride has inherent antibacterial properties, which reduce the risk of infection in and around a silicon nitride device. PEEK, traditional ceramics, metals and bone do not have inherent antibacterial characteristics. These properties were highlighted in an in vitro study (Acta Biomater. 2012 Dec;8(12):4447-54. doi: 10.1016/j.actbio.2012.07.038. Epub 2012 Jul 31.), where live bacteria counts were between 8 and 30 times lower on our silicon nitride than PEEK and up to 8 times lower on our silicon nitride than titanium. In addition to improving patient outcomes, we believe the antibacterial properties of our silicon nitride should make it an attractive biomaterial to hospitals and surgeons who are not reimbursed by third-party payors for the treatment of hospital-acquired infections. Additionally, silicon nitride is synthetic and, therefore, there is a lower risk of disease transmission through cross-contamination or of an adverse auto-immune response, sometimes associated with the use of allograft bone.

●	Imaging Compatible. Our silicon nitride interbody spinal fusion devices are semi-radiolucent, clearly visible in X-rays, and produce no distortion under MRI and no scattering under CT. These characteristics enable an exact view of the device for precise intra-operative placement and post-operative bone fusion assessment in spinal fusion procedures. These qualities provide surgeons with greater certainty of outcomes with our silicon nitride devices than with other biomaterials, such as PEEK and metals.

●	Resistant to Wear. We believe our silicon nitride joint implant product candidates could have higher resistance to wear than metal-on-cross-linked polyethylene and traditional oxide ceramic-on-cross-linked polyethylene joint implants, the two most commonly used total hip replacement implants. Wear debris associated with metal implants increases the risk of metal sensitivity and metallosis. It is a primary reason for early failures of metal and polymer articulating joint components.

●	Non-Corrosive. Our silicon nitride does not have the drawbacks associated with the corrosive nature of metal within the body, including metal sensitivity and metallosis, nor does it result in the release of metal ions into the body. As a result, we believe our silicon nitride products will have lower revision rates and fewer complications than comparable metal and traditional oxide ceramic products.

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Our Forms of Silicon Nitride

The chemical composition of our in-house formulation of silicon nitride and our processing and manufacturing experience allow us to produce silicon nitride in four distinct forms. This capability provides us with the ability to utilize our silicon nitride biomaterial in a variety of ways depending on the intended application, which, together with our silicon nitride’s key characteristics, distinguishes us from manufacturers of products using other biomaterials.

We currently produce silicon nitride for use in our commercial products and product candidates in the following forms:

●	Solid Silicon Nitride. This form of silicon nitride is a fully dense, load-bearing solid used for devices that require high strength, toughness, fracture resistance and low wear, including interbody spinal fusion devices, hip and knee replacement implants, and dental implants.

●	Porous Silicon Nitride. While this form of silicon nitride has a chemical composition that is identical to that of our monolithic solid silicon nitride, this formulation has a porous structure, which is engineered to mimic cancellous bone, the spongy bone tissue that typically makes up the interior of human bones. Our porous silicon nitride has interconnected pores ranging in size between about 90 and 600 microns, which is similar to that of cancellous bone. This form of silicon nitride can be used for the promotion of bone in-growth and attachment. We believe our porous silicon nitride can act as a substitute for the orthobiologics currently used to fill interbody devices in an effort to stimulate fusion, as a bone void filler, and as a porous scaffold for medical devices.

●	Composite Silicon Nitride. This form of silicon nitride is a combination, or composite, of our solid monolithic and porous formulations of silicon nitride. This composite may be used to manufacture devices and implants that mimic the structure of natural bone by incorporating both a fully dense, load-bearing solid component on the outside and a porous component intended to promote bone in-growth on the inside. This composite form of silicon nitride is used in interbody spinal fusion devices and can be used in components for total hip and knee replacement implants.

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●	Silicon Nitride Coating. With a similar chemical composition as our other forms of silicon nitride, this form of silicon nitride can be applied as an adherent coating to metallic substrates, including cobalt-chromium, titanium and steel alloys. We believe applying an extremely thin layer of silicon nitride as a coating may provide a highly wear-resistant articulation surface, such as on femoral heads, which may reduce problems associated with metal or polymer wear debris. We also believe that the silicon nitride coating can be applied to devices that require firm fixation and functional connections between the device or implant and the surrounding tissue, such as hip stems and screws. The use of silicon nitride coating may also create an antibacterial barrier between the device and the adjacent bone or tissue.

Our Competitive Strengths

We believe we can use our silicon nitride technology platform to become a leading biomaterial company and have the following principal competitive strengths:

●	Sole Provider of Silicon Nitride Medical Devices. We believe we are the only company that designs, develops, manufactures and sells medical grade silicon nitride-based products. Due to its key characteristics, we believe our silicon nitride enables us to offer new and transformative products across multiple medical specialties. In addition, with the FDA clearance of our silicon nitride Valeo products, we are the only company to develop and manufacture a ceramic for use in FDA cleared spinal fusion medical devices in the United States.

●	In-House Manufacturing Capabilities. We operate a 30,000 square foot manufacturing facility located at our corporate headquarters in Salt Lake City, Utah. This operation complies with the FDA’s quality system regulation, or QSR, and is certified under the International Organization for Standardization’s, or ISO, standard 13485 for medical devices. This facility allows us to rapidly design and produce silicon nitride products, while controlling the entire manufacturing process from raw material to finished goods. We have also entered to a manufacturing, development and supply agreement with Kyocera Industrial Ceramics Corporation, or Kyocera, under which Kyocera has become a qualified secondary manufacturer of our silicon nitride-based spinal fusion products and product candidates.

●	Established Commercial Infrastructure. We market and sell our products to surgeons and hospitals in the United States and select markets in Europe and South America through our established network of more than 50 independent sales distributors who are managed by our experienced in-house sales and marketing management team. Our control over the sales and marketing processes also allows us greater flexibility to selectively collaborate with distributors when we believe their experience or geographic reach can be beneficial to us.

●	Portfolio of Non-Silicon Nitride Products. In addition to designing, developing, manufacturing and commercializing silicon nitride interbody spinal fusion devices, we sell a complementary line of non-silicon nitride spinal fixation products. We offer a full suite of spinal fusion solutions, which increases our access to surgeons and hospitals, and allows us to more effectively market our silicon nitride spinal fusion products to our customers. Product revenue from the sale of these non-silicon nitride products also supports further development of our silicon nitride products and product candidates.

●	Highly Experienced Management and Surgeon Advisory Team. Members of our management team have experience in product development, launching of new products into the orthopedics market and selling to hospitals through direct sales organizations, distributors, manufacturers and other orthopedic companies. We also collaborate with a network of leading surgeon advisors in the design, development and use of our silicon nitride products and product candidates.

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Our Strategy

Our goal is to become a leading biomaterial company focused on using our silicon nitride technology platform to develop, manufacture and commercialize a broad range of medical devices. Key elements of our strategy to achieve this goal are the following:

●	Drive Further Adoption of our Silicon Nitride Interbody Spinal Fusion Devices. We believe that increasing the awareness of our silicon nitride technology by educating surgeons about its key benefits, and the design improvements to our silicon nitride products and related instruments will accelerate the adoption of our products and ultimately help improve patient outcomes. To drive further awareness of our products and the associated benefits offered by our silicon nitride technology, we will continue to educate surgeons through multiple channels, including industry conferences and meetings, media outlets and through our sales and marketing efforts.

●	Continue Establishing and Cultivating OEM and Private Label Partnerships. Because we believe silicon nitride is a superior platform and technology for application in the spine, total joint, dental, and extremities markets, we have established, and will seek to establish, additional partnerships with other medical device companies to replace their inferior materials and products with products manufactured from silicon nitride. For example, under an OEM arrangement, we would manufacture the company’s spinal fusion implant designs with silicon nitride and leverage their existing instrumentation, allowing the company to convert their existing line of spinal fusion devices with limited capital expenditures. Additionally, a private label arrangement would allow our partners to sell Amedica’s Valeo line of silicon nitride interbody spinal fusion devises under their own brand name. The private label agreements typically provide a quicker pathway to revenue as compared to the OEM arrangements.

●	Enhance our Commercial Infrastructure. We expect to increase the productivity of our sales and marketing team by continuing to engage experienced independent sales distributors with strong orthopedic surgeon relationships. For example, we have entered into a European sales agent agreement with K2M, Inc. as well as a sales agent agreement with a Brazilian medical device distributor to distribute our Valeo line of silicon nitride interbody implants. We may also establish distribution collaborations in the United States and abroad when access to large or well-established sales and marketing organizations may help us gain access to new markets, increase sales in our existing markets, or accelerate market penetration for selected products.

●	Develop Silicon Nitride for Total Joint Components. We are incorporating our silicon nitride technology into silicon nitride-coated metal components and solid silicon nitride components for use in total hip and knee replacement product candidates that we plan to develop in collaboration with a strategic partner. We are also working with the FDA to define the regulatory pathway required for development and commercialization of these components.

●	Apply our Silicon Nitride Technology Platform to Other OEM Opportunities. Our silicon nitride technology platform is adaptable and we believe it may be used to develop products to address other significant opportunities, such as in the dental, extremities, sports medicine, cardiovascular and trauma markets. We have manufactured prototypes of dental implants, extremities, sports medicine and trauma products, and have developed a process to coat metals with our silicon nitride to enhance current medical devices and instruments. We plan to collaborate with other companies to develop and commercialize future products in these areas.

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Spinal Fusion Products and Product Candidates

Our Valeo Silicon Nitride Products and Product Candidates

Our first generation Valeo silicon nitride spinal fusion device received 510(k) regulatory clearance and a CE mark in 2008. Based on surgeon feedback for our first generation spinal fusion devices, we developed a second generation of Valeo products. In 2012, we received 510(k) clearance to market this second generation family of Valeo interbody spinal fusion devices which we launched with a select number of surgeons in 2013. Our second generation Valeo interbody spinal fusion devices offer distinct improvements over the first generation. The instrumentation of the second generation devices allow for better control of the device during implantation. The device allows for improved stability and potentially improved fusion after implantation and is offered in a broad selection of sizes. We completed the full launch of our second generation AL, PL, OL and TL Valeo interbody spinal fusion devices in the United States in 2014, our second generation LL Valeo interbody spinal fusion devices in August 2015 and our second generation C Valeo interbody spinal fusion devices in February 2016.

Our current products are:

Valeo Interbody Fusion Devices	Generation
AL: Anterior Lumbar	1st and 2nd
PL: Posterior Lumbar	1st and 2nd
OL: Oblique Lumbar	1st and 2nd
TL: Transforaminal Lumbar	1st and 2nd
LL: Lateral Lumbar	2nd
C: Cervical	1st and 2nd
CORP: Corpectomy	1st

In 2009, we received a CE Mark to commercialize the Valeo interbody spinal fusion devices made from our composite silicon nitride. The porous silicon nitride center of these devices is designed to facilitate bone growth into the device, which we believe will allow surgeons to reduce or eliminate the use of allograft bone and other osteoconductive biomaterials. We are currently marketing these devices in the Netherlands, Spain and Germany. Additionally, we conducted a prospective clinical trial in Europe, named CASCADE, comparing our Valeo composite silicon nitride interbody devices to PEEK interbody devices filled with autograft bone to obtain additional safety and efficacy data to support a 510(k) clearance in the United States. The CASCADE study enrolled 104 patients in a prospective clinical trial that independently scored fusion rates and clinical outcomes at 12 and 24 months follow-up. Neck Disability Index scores decreased similarly in both patient groups, consistent with clinical improvements reported in the literature. Importantly, the incidence of cervical spine fusion was statistically identical between study groups, and consistent with figures reported in other studies. The company previously submitted to the FDA a 510(k) premarket application to commercialize a composite silicon nitride implant. The device was not cleared for commercialization by the FDA, even though the device is marketed in Europe with successful outcomes. We have since re-filed a 510(k) premarket application with the FDA, for a modified CsC-based cervical implant that is comparable to our own commercially-available Valeo®C cervical implants.

Valeo Composite (Monolithic + Porous Silicon Nitride)

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Our Non-Silicon Nitride Spinal Fixation Products

We sell a line of complementary non-silicon nitride spinal fixation products to provide surgeons and hospitals with a broader range of products. Product revenue from the sale of our non-silicon nitride spinal fixation products further supports development of our silicon nitride products and product candidates. In November 2016 the FDA notified the company that the new pedicle screw system, which we refer to as our Taurus™ Pedicle Screw System, was cleared for commercialization. The Taurus Pedicle Screw System is intended to immobilize and stabilize the spinal segments to supplement fusion of the lumbar and/or sacral spine. Taurus™ is a modular degenerative system, connecting strength with intra-operative flexibility. The Taurus™ modular screw can be attached in-situ facilitating screw-to-screw distraction, improving disc space visualization. The dual-lead screw design maintains a rapid insertion speed, while improving screw pullout strength. Additionally, the tension head-body holds its position at any angle, and the patented helical flange technology eliminates head splay and cross-threading.

Our Total Hip and Knee Joint Replacement Product Candidates

Our Total Hip Implant Product Candidates

We have developed a femoral head that is made from our solid silicon nitride, which could be used for total hip replacement product candidates. This femoral head is expected to articulate against a cross-linked polyethylene liner fixed into a metal acetabular cup. Together with a strategic partner, we have initiated biomechanical testing of our solid silicon nitride femoral heads. The results of this test will be released in 2017. If the tests indicate that silicon nitride femoral heads are superior in terms of wear performance, taper corrosion, strength and in vitro hydrothermal stability, we eventually intend to commercialize this product in cooperation with a strategic partner. However, clearance of these types of devices by the FDA will be required. Currently, the FDA has indicated that a limited one to two year clinical trial may be necessary to obtain clearance. If clearance is eventually obtained, we intend to commercially launch products for use in total hip replacement in 2018 or 2019.

Our Total Knee Implant Product Candidates

We have developed a femoral condyle design made from our solid silicon nitride. The femoral condyle component will attach to the lower end of the femur. The femoral condyle is expected to articulate against a cross-linked polyethylene tibial insert that will attach to the tibial tray at the upper end of the tibia, which we expect will be made from metal. We have successfully made prototypes of this design. Following the potential clearance of the femoral head components (discussed above), we intend to initiate biomechanical testing with a strategic partner for silicon nitride components for use in knee replacement procedures to support a 510(k) submission to the FDA. If this clearance is eventually obtained, we intend to commercialize our products for use in total knee replacement surgeries post-FDA clearance.

Other Product Opportunities

Our silicon nitride technology platform is adaptable and we believe it may be used to develop products to address other significant opportunities, such as in the dental, extremities, sports medicine and trauma markets.

We have entered into a joint development agreement with a dental implant design company and distributor of dental technologies for the development of a silicon nitride based dental implant system and devices.

We also believe our coating technology may be used to enhance our marketed metal products as well as other commercially available metal spinal fusion and joint replacement products. We have produced feasibility prototypes of dental implants, other components for use in total hip implants in addition to our total hip and knee implant product candidates discussed above, a suture anchor for sports medicine applications, an osteotomy wedge for extremities applications, and prototypes of silicon nitride-coated plates for potential trauma applications. We have also developed a process to apply our silicon nitride as a coating on other biomaterials.

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The FDA has not evaluated any of these potential products and we are not currently advancing the development of any of these product candidates. We plan to collaborate with medical device companies to complete the development of and commercialize any product candidates we advance in these areas or develop any one of them ourselves if sufficient resources should become available.

Supporting Data

We and a number of independent third parties have conducted extensive biocompatibility, biomechanical, in vivo and in vitro testing on our silicon nitride composition to establish its safety and efficacy in support of regulatory clearance of our biomaterial, products and product candidates. We have also completed additional testing of our silicon nitride products and product candidates. The results of this testing have been published in peer reviewed publications. We believe our product development strategy is consistent with the manner in which other biomaterials have been successfully introduced into the market and adopted as the standard of care. Listed below is an overview of some of the key testing completed on our silicon nitride biomaterial, products and product candidates to date, as well as other information about our silicon nitride and other biomaterials.

Biocompatibility

Before our silicon nitride was cleared by the FDA in 2008, we conducted a series of biocompatibility tests following the guidelines of the FDA and ISO and submitted the results to the FDA as part of the regulatory clearance process. These tests confirmed that our silicon nitride products meet required biocompatibility standards for human use.

Promotion of Bone Growth

In 2012, we conducted two separate studies at Brown University, the results of which suggest that the chemistry and inherent surface topography of our solid silicon nitride provides an optimal environment for bone growth onto and around the device.

The first study was a series of in vitro analyses of protein adsorption, or presence on the surface of the biomaterial, onto silicon nitride, PEEK and titanium. The results of this study indicated that adsorption of two key proteins necessary for bone growth (fibronectin and vitronectin) were up to eight times greater on our silicon nitride than on PEEK, and up to four times greater than on titanium. A third important protein (laminin) had up to two times greater adsorption on our silicon nitride than on PEEK, and up to two-and-one-half times greater adsorption than on titanium.

The second study was an in vivo investigation of the osteointegration characteristics of these same three biomaterials after they had been surgically implanted into the skulls of laboratory rats. This study included an examination of the effect of Staphylococcus epidermidis bacteria on osteointegration. At time intervals of up to three months after implantation of the biomaterial, the amount of new bone growth within the surgical site and in direct contact with the implanted biomaterial was evaluated. In the absence of bacteria, new bone formation within the surgical site surrounding our silicon nitride was approximately 69%, compared with 36% and 24% for titanium and PEEK, respectively. Similarly, bone in direct contact, or apposition, with our silicon nitride, titanium and PEEK was 59%, 19% and 8%, respectively. As is common, in the presence of bacteria, new bone formation within the surgical site was suppressed, but still significantly greater for our silicon nitride than for the other two biomaterials. Observed new bone growth within the surgical site surrounding our silicon nitride was 41%, compared with 26% and 21% for titanium and PEEK, respectively. At the implant interface, the bone apposition for our silicon nitride, titanium and PEEK was 23%, 9% and 5%, respectively. To further characterize the extent of osteointegration, the force needed to separate each implant from its surrounding bone was measured. A larger force needed to separate the implant is an indication of improved osteointegration. At three months after implantation, in the absence of bacteria, the force required to separate our silicon nitride from its surrounding bone was approximately three times that of PEEK, and nearly two times that of titanium. In the presence of bacteria, there was effectively no separation force required for PEEK, indicating essentially no osteointegration. Our silicon nitride required over five times the force to separate it from its surrounding bone in the presence of bacteria in comparison to titanium.

In 2008, we conducted an animal study in which we evaluated the level of osteointegration of our porous silicon nitride with a knee-defect model in adult sheep. At three months after implantation, three out of five of the silicon nitride implants had extensive new bone formation at and into the implant surface, showing that the bone had grown into our porous silicon nitride to a depth of 3 millimeters, or mm. This animal study demonstrated the rapid osteointegration potential of our porous silicon nitride composition.

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Hardness, Strength and Resistance to Fracture

Comparative Information

As shown in the table of comparative information publicly available about various biomaterials below:

●	the hardness, or a material’s resistance to deformity, of silicon nitride is comparable to traditional ceramics, but is substantially higher than either polymers or metals;

●	the strength of silicon nitride is comparable or higher than metals and traditional ceramics, and is about sixteen to fifty-five times stronger than highly-cross-linked polyethylene, and four to eight times stronger than PEEK; and

●	silicon nitride has the highest fracture resistance of any medical ceramic material and is three to eleven times more resistant to fracture than PEEK or highly-cross-linked polyethylene. This is due to the interwoven microstructure of silicon nitride. Metals have the highest fracture resistance.

Comparison of Mechanical Properties Among Orthopedic Biomaterials

Material	Hardness (GPa)(1)	Strength (MPa)(1)	Fracture Resistance (MPam1/2)(1)
Silicon Nitride	13 – 16	800 – 1200	8 – 11
Aluminum Oxide Ceramic	14 – 19	300 – 500	3 – 5
Zirconia-Toughened Alumina Ceramic	12 – 19	700 – 1150	5 – 10
PEEK	0.09 – 0.28	160 – 180	2 – 3
Highly-Cross-Linked Polyethylene Polymer	0.03 – 0.07	22 – 48	1 – 2
Cobalt-Chromium Metal	3 – 4	700 – 1000	50 – 100
Titanium Alloy Metal	3 – 4	920 – 980	75

(1)	GPa is a giga-pascal. Pascals are a measure of pressure. MPam1/2 is mega-pascal times a square root meter and is a measure related to the energy required to initiate fracture of a material.

We believe that the combination of high hardness, strength and fracture resistance positions our silicon nitride as an ideal biomaterial for many medical applications.

Burst Strength

In 2006, we conducted in-house comparative “burst strength” tests on femoral heads made from our silicon nitride produced by a contract manufacturer to our specifications and femoral heads made from one of the strongest commercially available ceramics, BIOLOX® delta (zirconia-toughened alumina). These tests were performed on three designs of 28 mm femoral heads using accepted testing protocols. The tests involved applying a load to each femoral head while mounted on a cobalt-chromium simulated hip implant stem, until the head burst. This enabled us to directly compare the strength of the femoral heads made of the two biomaterials. The results also provided an indication of each biomaterial’s resistance to fracture. The results of these tests are shown in the chart below.

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The average burst test strength for the silicon nitride femoral heads in these tests was 75 kilonewtons, or kNs, compared with 65 kN for BIOLOX® delta, or about a 15% improvement. The burst strengths observed in our tests for BIOLOX® delta femoral heads are comparable to those observed by an independent party testing the same design BIOLOX® delta femoral heads as we did. We also conducted burst strength tests of 36 mm femoral heads made from our silicon nitride which showed those femoral heads had burst strengths that averaged 164 kN.

Resistance to Wear

In 2011, we commissioned an independent laboratory to conduct a wear study using our silicon nitride femoral heads. We tested our 28 mm silicon nitride femoral heads articulated against cross-linked polyethylene acetabular liners and our 40 mm silicon nitride femoral heads articulated against cross-linked polyethylene acetabular liners using well-established protocols in a hip simulator for their wear performance over 5 million cycles. We then compared the results for our silicon nitride product candidates to the results for the cobalt chrome femoral head and publicly available data from other commonly paired products. The results and comparison showed that:

●	our silicon nitride-on-cross-linked polyethylene had approximately half the wear rate of that publicly reported for cobalt chrome-on-cross-linked polyethylene articulating hip components; and

●	our silicon nitride-on-cross-linked polyethylene had comparable wear to that publicly reported for traditional oxide ceramic-on-cross-linked polyethylene articulating hip components.

Antibacterial Properties

The results of the two studies at Brown University in 2012, demonstrate that our solid silicon nitride has antibacterial properties. The objective of the in vitro study was to determine how our silicon nitride, PEEK and titanium interact with bacteria, protein and bone cells without the use of antibiotics and compared the growth of five different types of bacteria on silicon nitride, PEEK and titanium over time. Live bacteria counts were between 8 to 30 times lower on silicon nitride than PEEK and up to 8 times lower on silicon nitride than titanium.

In the in vivo study, bacteria were applied to the biomaterials before implantation. Three months after implantation, no infection was observed with silicon nitride, whereas both PEEK and titanium showed infection. The data demonstrate that our silicon nitride inhibits biofilm formation and bacterial colonization around the biomaterial.

Imaging Compatibility

In 2007, we conducted a study to compare the imaging characteristics of test blanks made of PEEK, the metals titanium and tantalum, and silicon nitride using a cadaver human vertebral body. Images of the vertebral body and the blanks were obtained using X-ray, CT and MRI under identical conditions. We assessed the radiolucent characteristics of the blanks in X-ray images quantitatively, assessed the presence of scatter in CT qualitatively and assessed distortion in MRI quantitatively. In X-ray, the metal blanks did not permit visualization of the underlying bone of the vertebral body, while PEEK was transparent, rendering its location difficult to determine. The silicon nitride blank had an intermediate radiolucency that rendered it visible and allowed a visual assessment of the underlying bone of the vertebral body. CT and MRI of the metal blanks indicated the presence of distortion while silicon nitride and PEEK exhibited no scattering.

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Sales and Marketing

We market and sell our products to surgeons and hospitals through our established network of more than 50 independent sales distributors who are managed by our experienced in-house sales and marketing management team. Our sales efforts to-date have been in the United States and select markets in Europe and South America. To supplement our independent sales distributors, in select international markets, such as Europe, China, Japan, Australia, Latin America and Canada, we may also seek to establish collaborations with leading orthopedic companies where we believe that a large, well-established partner may provide better access to those markets. For example, we have entered into a European sales agent agreement with K2M, Inc., a distribution agreement with a Brazilian medical device distributor for distribution of our Valeo line of products in Brazil, and we are working with strategic partners in China and Japan to gain approval of our products for commercialization in those countries. In addition, we may establish collaborations in the United States under circumstances where access to a larger sales and marketing organization may help to expand the market or accelerate penetration for selected products.

In addition to leveraging the strong existing surgeon relationships of our distribution network, we market our products through a combination of initiatives that are designed to establish and increase awareness of our silicon nitride products and their benefits over alternative products. We attend and make presentations at major industry events, including society meetings, to educate surgeons and distributors about our products and product candidates. We advertise in trade journals and publications, and offer unique pricing strategies, including product bundling and incentivizing our distribution network to create and maintain long-term relationships with surgeons and hospitals. We also use surgeon advisors to assist in product development and to help implement awareness campaigns aimed at educating surgeons about our products. As part of these campaigns, we provide educational materials for hospitals and surgeons. We also conduct regional training seminars where our product managers, trainers, engineers, sales and marketing staff members work together with our surgeon advisors to educate surgeons and our distribution network in the use of our products.

Original Equipment Manufacturing and Private Label

In addition to the markets into which we directly sell our products, we are utilizing our silicon nitride technology platform to expand our current penetration in the spinal fusion market through original equipment manufacturer (“OEM”) and private label partnerships. To that effect, we have entered into both a private label agreement and an OEM agreement with Spinal Kinetics, a privately-held medical device company focused on developing innovative and practical motion preservation systems for treating degenerative diseases of the spine. Pursuant to the private label agreement, Spinal Kinetics sells our Valeo line of products under their own label. Pursuant to the OEM agreement, we will be working together with Spinal Kinetics to develop their proprietary spinal implants to be manufactured with silicon nitride. We have also entered into private label agreements with BoTEC Medical, a Chinese orthopedic company, as well with another US regional medical device company providing for the distribution of our Valeo line of silicon nitride interbody fusion devises under their respective proprietary brand names. We also expect to do the same in other markets such as total hip and knee joint replacements, dental, extremities, and sports medicine. We believe our biomaterial expertise, strong intellectual property and formulaic manufacturing process will allow us to transition currently available medical device products made of inferior biomaterials and manufacture them using silicon nitride and our technology platform to improve their characteristics.

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Manufacturing

Silicon Nitride Manufacturing

To control the quality, cost and availability of our silicon nitride products and product candidates, we operate our own manufacturing facility. Our 54,000 square foot corporate building includes a 30,000 square foot ISO 13485 certified medical device manufacturing space. It is equipped with state-of-the-art powder processing, spray drying, pressing and computerized machining equipment, sintering furnaces, and other testing equipment that enables us to control the entire manufacturing process for our silicon nitride products and product candidates. To our knowledge, we are the only vertically integrated silicon nitride orthopedic medical device manufacturer in the world. All operations with the exceptions of raw material production, cleaning, packaging and sterilization are performed in-house. We purchase raw materials, consisting of silicon nitride ceramic powder and dopant chemical compounds, from several vendors which are ISO registered and approved by us. These raw materials are characterized and tested in our facility in accordance with our specifications and then blended to formulate our silicon nitride. We believe that there are multiple vendors that can supply us these raw materials and we continually monitor the quality and pricing offered by our vendors to ensure high quality and cost-effective supply of these materials.

In June 2014, we also entered to a manufacturing, development and supply agreement with Kyocera Industrial Ceramics Corporation, or Kyocera, under which Kyocera has become a qualified secondary manufacturer of our silicon nitride-based spinal fusion products and product candidates.

Non-Silicon Nitride and Instruments Manufacturing

We obtain our non-silicon nitride spinal fixation products and instruments from third-party manufacturers. We also plan to rely on third-party manufacturers for the supply of the metal components of our silicon nitride hip and knee joint replacement product candidates. We only use manufacturers that operate under QSR and are ISO 13485 certified. Our in-house quality control group examines subcontracted components to ensure that they meet our required specifications. We believe that the use of third-party sources for non-silicon nitride spinal fixation products and instruments will reduce our capital investment requirements and allow us to strategically focus our resources on the manufacture of our silicon nitride products and product candidates.

Intellectual Property

We rely on a combination of patents, trademarks, trade secrets, nondisclosure agreements, proprietary information ownership agreements and other intellectual property measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must continue to develop and maintain the proprietary aspects of our technologies.

As of September 19 , 2017, we had 62 issued U.S. patents, 8 pending U.S. patent applications, 6 granted foreign patents and 2 pending foreign patent applications. Our first issued patent expired in 2016, with the last of these patents expiring in 2032. The first core patents do not expire until 2022; these include US 6,881,229 and US 6,790,233.

We have fourteen U.S. patents and one pending U.S. patent application directed to articulating implants using our high-strength, high toughness doped silicon nitride solid ceramic. The issued patents, which include US 6,881,229; US 7,666,229; US 7,758,646; US 7,695,521; US 7,771,481; US 7,776,085; US 7,780,738; US 8,016,890; US 8,123,812; US 8,133,284, US 8,377,134; US 8,747,540; US 9,051,639; US 9,517,136; begin to expire in 2022. The pending U.S. patent application has been assigned serial no. 15/162,363 and is presently awaiting examination by the U.S. Patent & Trademark Office.

We also have six U.S. patents, and two foreign patents (Mexico and Europe) related to our CSC technology that are directed to implants that have both a dense load-bearing, or cortical, component and a porous, or cancellous, component, together with a surface coating. These issued patents, which include US 6,790,233; US 6,846,327; US 7,695,521; US 8,133,284; US 8,747,540; US 9,649,197; MX 193270; and EP 1389978, begin to expire in 2022. EP 1389978 was registered in Switzerland, Germany, France, Greece and the Netherlands.

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We also have three U.S. patents that we acquired in July 2012 from Dytech Corporation Ltd., or Dytech, directed to manufacturing processes for the production of porous ceramics for use in our orthopedic implants. These patents include US 5,563,106 and US 5,705,448, which have now expired; these patents also include US 6,617,270, which expires in 2019. Under our acquisition agreement with Dytech, Dytech granted to us a perpetual, irrevocable and exclusive license, including the right to grant sublicenses, to certain improvements and know-how related to the acquired patents. In return, we are required to pay Dytech a low single-digit royalty on net sales of products sold by us, our affiliates, or our licensees that are covered by one or more valid claims of these patents, and a percentage of any non-royalty licensing income we may receive in the event we grant a license to others.

Our remaining issued patents and pending applications are directed to additional aspects of our products and technologies including, among other things:

●	designs for pedicle screws;

●	designs for intervertebral fusion devices;

●	designs for hip implants; and

●	designs for knee implants.

We also expect to rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our intellectual property position. However, trade secrets are difficult to protect. We seek to protect the trade secrets in our proprietary technology and processes, in part, by entering into confidentiality agreements with commercial partners, collaborators, employees, consultants, scientific advisors and other contractors and into invention assignment agreements with our employees and some of our commercial partners and consultants. These agreements are designed to protect our proprietary information and, in the case of the invention assignment agreements, to grant us ownership of the technologies that are developed.

Competition

The main alternatives to our silicon nitride biomaterial include: PEEK, which is predominantly manufactured by Invibio; BIOLOX® delta, which is a traditional oxide ceramic manufactured by CeramTec; allograft bone; metals; and coated metals.

We believe our main competitors in the orthopedic implant market, which utilize a variety of competitive biomaterials, include: Medtronic, Inc.; DePuy Synthes Companies, a group of Johnson & Johnson companies; Stryker Corporation; Biomet, Inc.; Zimmer Holdings, Inc.; Smith & Nephew plc; and Aesculap Inc. Presently, these companies buy ceramic components on an OEM basis from manufacturers such as CeramTec, Kyocera and CoorTek, Inc., among others. We anticipate that these and other orthopedic companies and OEMs will seek to introduce new biomaterials and products that compete with ours.

Competition within the industry is primarily based on technology, innovation, product quality, and product awareness and acceptance by surgeons. Our principal competitors have substantially greater financial, technical and marketing resources, as well as significantly greater manufacturing capabilities than we do, and they may succeed in developing products that render our implants and product candidates non-competitive. Our ability to compete successfully will depend upon our ability to develop innovative products with advanced performance features based on our silicon nitride technologies.

Government Regulation of Medical Devices

Governmental authorities in the United States, at the federal, state and local levels, and other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, marketing and export and import of products such as those we are commercializing and developing. Failure to obtain approval or clearance to market our products and products under development and to meet the ongoing requirements of these regulatory authorities could prevent us from continuing to market or develop our products and product candidates.

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United States

Pre-Marketing Regulation

In the United States, medical devices are regulated by the FDA. Unless an exemption applies, a new medical device will require either prior 510(k) clearance or approval of a premarket approval application, or PMA, before it can be marketed in the United States. The information that must be submitted to the FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by the FDA. Medical devices are classified into one of three classes on the basis of the controls deemed by the FDA to be necessary to reasonably ensure their safety and effectiveness. Class I devices, which are those that have the lowest level or risk associated with them, are subject to general controls, including labeling, premarket notification and adherence to the QSR. Class II devices are subject to general controls and special controls, including performance standards. Class III devices, which have the highest level of risk associated with them, are subject to most of the previously identified requirements as well as to premarket approval. Most Class I devices and some Class II devices are exempt from the 510(k) requirement, although manufacturers of these devices are still subject to registration, listing, labeling and QSR requirements.

A 510(k) premarket notification must demonstrate that the device in question is substantially equivalent to another legally marketed device, or predicate device, that did not require premarket approval. In evaluating the 510(k), the FDA will determine whether the device has the same intended use as the predicate device, and (a) has the same technological characteristics as the predicate device, or (b) has different technological characteristics, and (i) the data supporting the substantial equivalence contains information, including appropriate clinical or scientific data, if deemed necessary by the FDA, that demonstrates that the device is as safe and as effective as a legally marketed device, and (ii) does not raise different questions of safety and effectiveness than the predicate device. Most 510(k)s do not require clinical data for clearance, but the FDA may request such data. The FDA’s goal is to review and act on each 510(k) within 90 days of submission, but it may take longer based on requests for additional information. In addition, requests for additional data, including clinical data, will increase the time necessary to review the notice. If the FDA does not agree that the new device is substantially equivalent to the predicate device, the new device will be classified in Class III, and the manufacturer must submit a PMA. Since July 2012, however, with the enactment of the Food and Drug Administration Safety and Innovation Act, or FDASIA, a de novo pathway is directly available for certain low to moderate risk devices that do not qualify for the 510(k) pathway due to lack of a predicate device. Modifications to a 510(k)-cleared medical device may require the submission of another 510(k) or a PMA if the changes could significantly affect the safety or effectiveness or constitute a major change in the intended use of the device.

Modifications to a 510(k)-cleared device frequently require the submission of a traditional 510(k), but modifications meeting certain conditions may be candidates for FDA review under a Special 510(k). If a device modification requires the submission of a 510(k), but the modification does not affect the intended use of the device or alter the fundamental scientific technology of the device, then summary information that results from the design control process associated with the cleared device can serve as the basis for clearing the application. A Special 510(k) allows a manufacturer to declare conformance to design controls without providing new data. When the modification involves a change in material, the nature of the “new” material will determine whether a traditional or Special 510(k) is necessary. For example, in its Device Advice on How to Prepare a Special 510(k), the FDA uses the example of a change in a material in a finger joint prosthesis from a known metal alloy to a ceramic that has not been used in a legally marketed predicate device as a type of change that should not be submitted as a Special 510(k). However, if the “new” material is a type that has been used in other legally marketed devices within the same classification for the same intended use, a Special 510(k) is appropriate. The FDA gives as an example a manufacturer of a hip implant who changes from one alloy to another that has been used in another legally marketed predicate. Special 510(k)s are typically processed within 30 days of receipt.

The PMA process is more complex, costly and time consuming than the 510(k) clearance procedure. A PMA must be supported by extensive data including, but not limited to, technical, preclinical, clinical, manufacturing, control and labeling information to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. After a PMA is submitted, the FDA has 45 days to determine whether it is sufficiently complete to permit a substantive review. If the PMA is complete, the FDA will file the PMA. The FDA is subject to performance goal review times for PMAs and may issue a decision letter as a first action on a PMA within 180 days of filing, but if it has questions, it will likely issue a first major deficiency letter within 150 days of filing. It may also refer the PMA to an FDA advisory panel for additional review, and will conduct a preapproval inspection of the manufacturing facility to ensure compliance with the QSR, either of which could extend the 180-day response target. While the FDA’s ability to meet its performance goals has generally improved during the past few years, it may not meet these goals in the future. A PMA can take several years to complete and there is no assurance that any submitted PMA will ever be approved. Even when approved, the FDA may limit the indication for which the medical device may be marketed or to whom it may be sold. In addition, the FDA may request additional information or request the performance of additional clinical trials before it will reconsider the approval of the PMA or as a condition of approval, in which case the trials must be completed after the PMA is approved. Changes to the device, including changes to its manufacturing process, may require the approval of a supplemental PMA.

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If a medical device is determined to present a “significant risk,” the manufacturer may not begin a clinical trial until it submits an investigational device exemption, or IDE, to the FDA and obtains approval of the IDE from the FDA. The IDE must be supported by appropriate data, such as animal and laboratory testing results and include a proposed clinical protocol. These clinical trials are also subject to the review, approval and oversight of an institutional review board, or IRB, which is an independent and multi-disciplinary committee of volunteers who review and approve research proposals, and the reporting of adverse events and experiences, at each institution at which the clinical trial will be performed. The clinical trials must be conducted in accordance with applicable regulations, including but not limited to the FDA’s IDE regulations and current good clinical practices. A clinical trial may be suspended by the FDA, the IRB or the sponsor at any time for various reasons, including a belief that the risks to the study participants outweigh the benefits of participation in the trial. Even if a clinical trial is completed, the results may not demonstrate the safety and efficacy of a device, or may be equivocal or otherwise not be sufficient to obtain approval.

Post-Marketing Regulation

After a device is placed on the market, numerous regulatory requirements apply. These include:

●	compliance with the QSR, which require manufacturers to follow stringent design, testing, control, documentation, record maintenance, including maintenance of complaint and related investigation files, and other quality assurance controls during the manufacturing process;

●	labeling regulations, which prohibit the promotion of products for uncleared or unapproved or “off-label” uses and impose other restrictions on labeling; and

●	medical device reporting obligations, which require that manufacturers investigate and report to the FDA adverse events, including deaths, or serious injuries that may have been or were caused by a medical device and malfunctions in the device that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

●	warning letters;

●	fines, injunctions, and civil penalties;

●	recall or seizure of our products;

●	operating restrictions, partial suspension or total shutdown of production;

●	refusal to grant 510(k) clearance or PMA approvals of new products;

●	withdrawal of 510(k) clearance or PMA approvals; and

●	criminal prosecution.

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To ensure compliance with regulatory requirements, medical device manufacturers are subject to market surveillance and periodic, pre-scheduled and unannounced inspections by the FDA, and these inspections may include the manufacturing facilities of our subcontractors.

International Regulation

International sales of medical devices are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. For example, the primary regulatory authority with respect to medical devices in Europe is that of the European Union. The European Union consists of 28 countries and has a total population of over 500 million people. The unification of these countries into a common market has resulted in the unification of laws, standards and procedures across these countries, which may expedite the introduction of medical devices like those we are offering and developing. Norway, Iceland, Lichtenstein and Switzerland are not members of the European Union, but have transposed applicable European medical device laws into their national legislation. Thus, a device that is marketed in the European Union may also be recognized and accepted in those four non-member European countries as well.

The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of relevant directives will be entitled to bear CE Conformity Marking, indicating that the device conforms to the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout the European Union. Actual implementation of these directives, however, may vary on a country-by-country basis. The CE Mark is a mandatory conformity mark on medical devices distributed and sold in the European Union and certifies that a medical device has met applicable requirements.

The method of assessing conformity varies, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a “Notified Body.” Notified Bodies are independent testing houses, laboratories, or product certifiers authorized by the European Union member states to perform the required conformity assessment tasks, such as quality system audits and device compliance testing. An assessment by a Notified Body based within the European Union is required in order for a manufacturer to distribute the product commercially throughout the European Union. Medium and higher risk devices require the intervention of a Notified Body which will be responsible for auditing the manufacturer’s quality system. The Notified Body will also determine whether or not the product conforms to the requirements of the applicable directives. Devices that meet the applicable requirements of E.U. law and have undergone the appropriate conformity assessment routes will be granted CE “certification.” The CE Mark is mandatory for medical devices sold not only within the countries of the European Union but more generally within most of Europe. As many of the European standards are converging with international standards, the CE Mark is often used on medical devices manufactured and sold outside of Europe (notably in Asia that exports many manufactured products to Europe). CE Marking gives companies easier access into not only the European market but also to Asian and Latin American markets, most of whom recognize the CE Mark on medical device as a mark of quality and adhering to international standards of consumer safety, health or environmental requirements.

Compliance with Healthcare Laws

We must comply with various U.S. federal and state laws, rules and regulations pertaining to healthcare fraud and abuse, including anti-kickback and false claims laws, rules, and regulations, as well as other healthcare laws in connection with the commercialization of our products. Fraud and abuse laws are interpreted broadly and enforced aggressively by various state and federal agencies, including the U.S. Department of Justice, the U.S. Office of Inspector General for the Department of Health and Human Services and various state agencies.

We have entered into agreements with certain surgeons for assistance with the design of our products, some of whom we anticipate may make referrals to us or order our products. A majority of these agreements contain provisions for the payments of royalties. In addition, some surgeons currently own shares of our stock. We have structured these transactions with the intention of complying with all applicable laws, including fraud and abuse, data privacy and security, and transparency laws. Despite this intention, there can be no assurance that a particular government agency or court would determine our practices to be in full compliance with such laws. We could be materially impacted if regulatory or enforcement agencies or courts interpret our financial arrangements with surgeons to be in violation of healthcare laws, including, without limitation, fraud and abuse, data privacy and security, or transparency laws.

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The U.S. federal Anti-Kickback Statute prohibits persons, including a medical device manufacturer (or a party acting on its behalf), from knowingly or willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for a service or product or the purchasing, ordering, arranging for, or recommending the ordering of, any service or product for which payment may be made by Medicare, Medicaid or any other federal healthcare program. This statute has been interpreted to apply to arrangements between medical device manufacturers on one hand and healthcare providers on the other. The term “remuneration” is not defined in the federal Anti-Kickback Statute and has been broadly interpreted to include anything of value, such as cash payments, gifts or gift certificates, discounts, waiver of payments, credit arrangements, ownership interests, the furnishing of services, supplies or equipment, and the provision of anything at less than its fair market value. Courts have broadly interpreted the scope of the law, holding that it may be violated if merely “one purpose” of an arrangement is to induce referrals, irrespective of the existence of other legitimate purposes. The Anti-Kickback Statute prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain business arrangements from prosecution, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from federal Anti-Kickback Statute liability. The reach of the Anti-Kickback Statute was broadened by the recently enacted Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Affordability Reconciliation Act of 2010, collectively, the Affordable Care Act or ACA, which, among other things, amends the intent requirement of the federal Anti-Kickback Statute such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (discussed below) or the civil monetary penalties statute, which imposes fines against any person who is determined to have presented or caused to be presented claims to a federal healthcare program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent. In addition to the federal Anti-Kickback Statute, many states have their own anti-kickback laws. Often, these laws closely follow the language of the federal law, although they do not always have the same scope, exceptions, safe harbors or sanctions. In some states, these anti-kickback laws apply not only to payments made by government healthcare programs but also to payments made by other third-party payors, including commercial insurance companies.

Sales, marketing, consulting, and advisory arrangements between medical device manufacturers and sales agents and physicians are subject to the Anti-Kickback Statute and other fraud and abuse laws. Government officials have focused recent enforcement efforts on, among other things, the sales and marketing activities of healthcare companies, including medical device manufacturers, and have brought cases against individuals or entities whose personnel allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business. We expect these activities to continue to be a focus of government enforcement efforts. Settlements of these cases by healthcare companies have involved significant fines and penalties and in some instances criminal plea agreements. We are also aware of governmental investigations of some of the largest orthopedic device companies reportedly focusing on consulting and service agreements between these companies and orthopedic surgeons. These developments are ongoing and we cannot predict the effects they will have on our business.

The federal False Claims Act imposes liability on any person that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The qui tam provisions of the False Claims Act allow a private individual to bring civil actions on behalf of the federal government alleging that the defendant has submitted a false claim, or has caused such a claim to be submitted, to the federal government, and to share in any monetary recovery. There are many potential bases for liability under the False Claims Act. Liability arises, primarily, when a person knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. The False Claims Act has been used to assert liability on the basis of inadequate care, kickbacks, and other improper referrals, and allegations as to misrepresentations with respect to the services rendered. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies, including medical device manufacturers, to defend false claim actions, pay damages and penalties, or be excluded from participation in Medicare, Medicaid or other federal or state healthcare programs as a result of investigations arising out of such actions. In addition, various states have enacted similar laws analogous to the False Claims Act. Many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. We are unable to predict whether we would be subject to actions under the False Claims Act or a similar state law, or the impact of such actions. However, the cost of defending such claims, as well as any sanctions imposed, could adversely affect our financial performance. The Health Insurance Portability and Accountability Act of 1996, or HIPAA, also created several new federal crimes, including healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third party payors. The false statements statute prohibits knowingly and willfully falsifying, concealing, or covering up a material fact or making any materially false, fictitious, or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items, or services.

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In addition, we may be subject to, or our marketing or research activities may be limited by, data privacy and security regulation by both the federal government and the states in which we conduct our business. For example, HIPAA and its implementing regulations established uniform federal standards for certain “covered entities” (healthcare providers, health plans and healthcare clearinghouses) governing the conduct of certain electronic healthcare transactions and protecting the security and privacy of protected health information. The American Recovery and Reinvestment Act of 2009, commonly referred to as the economic stimulus package, included expansion of HIPAA’s privacy and security standards called the Health Information Technology for Economic and Clinical Health Act, or HITECH, which became effective on February 17, 2010. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates”—independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. These laws also require the reporting of breaches of protected health information to affected individuals, regulators and in some cases, local or national media. HIPAA and HITECH impose strict limits on our physician collaborators’ ability to use and disclose patient information on our behalf.

There are also an increasing number of state “sunshine” laws that require manufacturers to provide reports to state governments on pricing and marketing information. Several states have enacted legislation requiring medical device companies to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, and to prohibit or limit certain other sales and marketing practices. In addition, a federal law known as the Physician Payments Sunshine Act, now requires medical device manufacturers to track and report to the federal government certain payments and other transfers of value made to physicians and teaching hospitals and ownership or investment interests held by physicians and their immediate family members. The first reporting period covered only payments or transfers of value made and ownership or investment interests held by physicians and their immediate family members from August 1, 2013 to December 31, 2013. The federal government disclosed the reported information on a publicly available website beginning in September 2014. For calendar year 2014, the Physician Payments Sunshine Act will require medical device manufacturers to report payments and transfers of values made and ownership or investment interests held by physicians and their immediate family members for the full calendar year. These laws may adversely affect our sales, marketing, and other activities by imposing administrative and compliance burdens on us. If we fail to track and report as required by these laws or to otherwise comply with these laws, we could be subject to the penalty provisions of the pertinent state and federal authorities.

Clinical research is heavily regulated by FDA regulations for the protection of human subjects (21 C.F.R. 50 and 56) and also the regulations of the U.S Department of Health and Human Services, or the Common Rule (45 C.F.R 46). Both FDA human subject regulations and the Common Rule impose restrictions on the involvement of human subjects in clinical research and require, among other things, the balancing of the risks and benefits of research, the documented informed consent of research participants, initial and ongoing review of research by an IRB. Similar regulations govern research conducted in foreign countries. Compliance with human subject protection regulations is costly and time consuming. Failure to comply could substantially and adversely impact our research program and the development of our products.

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Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of pre-marketing product clearances and approvals, private “qui tam” actions brought by individual whistleblowers in the name of the government or refusal to allow us to enter into supply contracts, including government contracts, and the curtailment or restructuring of our operations. Public disclosure of privacy and data security violations could cause significant reputational harm. Any of these events could adversely affect our ability to operate our business and our results of operations. To the extent that any of our products are sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, implementation of corporate compliance programs, as well as laws and regulations requiring transparency of pricing and marketing information and governing the privacy and security of health information, such as the E.U.’s Directive 95/46 on the Protection of Individuals with regard to the Processing of Personal Data, or the Data Directive, and the wide variety of national laws implementing the Data Directive.

Healthcare Reform

In the United States and foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could affect our future results of operations. In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs.

In March 2010, President Obama signed into law the ACA, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. Among other things, the ACA imposes a 2.3% medical device excise tax on sales of many medical devices in the United States which became effective on January 1, 2013. Substantial new provisions affecting compliance have also been enacted, which may affect our business practices with healthcare practitioners and a significant number of provisions are not yet, or have only recently become, effective. Although it is too early to determine the full effect of the ACA, the new law appears likely to place downward pressure on pricing of medical devices, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

Modifications to or repeal of all or certain provisions of the Health Care Reform Act are expected as a result of the outcome of the recent presidential election and Republicans maintaining control of Congress, consistent with statements made by Donald Trump and members of Congress during the presidential campaign and following the election. We cannot predict the ultimate content, timing or effect of any changes to the Health Care Reform Act or other federal and state reform efforts. There is no assurance that federal or state healthcare reform will not adversely affect our business and financial results, and we cannot predict how future federal or state legislative, judicial or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. For example, on August 2, 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, starting in 2013. On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, or ATRA, which, among other things, reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. On March 1, 2013, the President signed an executive order implementing the Budget Control Act’s 2% Medicare payment reductions, and on April 1, 2013, these reductions went into effect. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our financial operations.

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We expect that the ACA, as well as other healthcare reform measures that have been and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for our products. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may affect our ability to generate revenue and profits or commercialize our product candidates.

Third-Party Reimbursement

Because we typically receive payment directly from hospitals and surgical centers, we do not anticipate relying directly on payment for any of our products from third-party payors, such as Medicare, Medicaid, private insurers, and managed care companies. However, our business will be affected by policies administered by federal and state healthcare programs, such as Medicare and Medicaid, as well as private third-party payors, which often follow the policies of the state and federal healthcare programs. For example, our business will be indirectly impacted by the ability of a hospital or medical facility to obtain coverage and third-party reimbursement for procedures performed using our products. Many hospitals and clinics in the United States belong to group purchasing organizations (that typically incentivize their hospital members to make a relatively large proportion of purchases from a limited number of vendors of similar products that have contracted to offer discounted prices). Such contracts often include exceptions for purchasing certain innovative new technologies, however. Accordingly, the commercial success of our products may also depend to some extent on our ability to either negotiate favorable purchase contracts with key group purchasing organizations or persuade hospitals and clinics to purchase our product “off contract.” These third-party payors may deny reimbursement if they determine that a device used in a procedure was not medically necessary; was not used in accordance with cost-effective treatment methods, as determined by the third-party payor; or was used for an unapproved use. A national or local coverage decision denying Medicare coverage for one or more of our products could result in private insurers and other third party payors also denying coverage. Even if favorable coverage and reimbursement status is attained for our products, less favorable coverage policies and reimbursement rates may be implemented in the future. The cost containment measures that third-party payors and providers are instituting, both within the United States and abroad, could significantly reduce our potential revenues from the sale of our products and any product candidates. We cannot provide any assurances that we will be able to obtain and maintain third party coverage or adequate reimbursement for our products and product candidates in whole or in part.

For inpatient and outpatient procedures, including those that will involve use of our products, Medicare and many other third-party payors in the United States reimburse hospitals at a prospectively determined amount. This amount is generally based on one or more diagnosis related groups, or DRGs, associated with the patient’s condition for inpatient treatment and generally based on ambulatory payment classifications, or APCs, associated with the procedures performed as an outpatient at an ambulation surgicenter. Each DRG or APC is associated with a level of payment and may be adjusted from time to time, usually annually. Prospective payments are intended to cover most of the non-physician hospital costs incurred in connection with the applicable diagnosis and related procedures. Implant products, such as those we plan to sell, represent part of the total procedure costs while labor, hospital room and board, and other supplies and services represent the balance of those costs. However, the prospective payment amounts are typically set independently of a particular hospital’s actual costs associated with treating a particular patient and implanting a device. Therefore, the payment that a hospital would receive for a particular hospital visit would not typically take into account the cost of our products.

Medicare has established a number of DRGs for inpatient procedures that involve the use of products similar to ours. Although Medicare has authority to create special DRGs for hospital services that more properly reflect the actual costs of expensive or new-technology devices implanted as part of a procedure, it has declined to do so in the past, and we do not expect that it will do so with respect to our current products and product candidates. Medicare’s DRG and APC classifications may have implications outside of Medicare, as many other U.S. third-party payors often use Medicare DRGs and APCs for purposes of determining reimbursement.

We believe that orthopedic implants generally have been well received by third-party payors because of the ability of these implants to greatly reduce long-term healthcare costs for patients with degenerative joint disease. However, coverage and reimbursement policies vary from payor to payor and are subject to change. As discussed above, hospitals that purchase medical devices for treatment of their patients generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. Both government and private third-party coverage and reimbursement levels are critical to new product acceptance. Neither hospitals nor surgeons are likely to use our products if they do not receive reimbursement for the procedures adequate to cover the cost of our products.

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While it is expected that hospitals will be able to obtain coverage for procedures using our products, the level of payment available to them for such procedures may change over time. State and federal healthcare programs, such as Medicare and Medicaid, closely regulate provider payment levels and have sought to contain, and sometimes reduce, payment levels. Commercial insurers and managed care plans frequently follow government payment policies, and are likewise interested in controlling increases in the cost of medical care. These third-party payors may deny payment if they determine that a procedure was not medically necessary, a device used in a procedure was not used in accordance with cost-effective treatment methods, as determined by the third-party payor, or was used for an unapproved use.

In addition, some payors are adopting pay-for-performance programs that differentiate payments to healthcare providers based on the achievement of documented quality-of-care metrics, cost efficiencies, or patient outcomes. These programs are intended to provide incentives to providers to find ways to deliver the same or better results while consuming fewer resources. As a result of these programs, and related payor efforts to reduce payment levels, hospitals and other providers are seeking ways to reduce their costs, including the amounts they pay to medical device suppliers. Adverse changes in payment rates by payors to hospitals could adversely impact our ability to market and sell our products and negatively affect our financial performance.

In international markets, healthcare payment systems vary significantly by country and many countries have instituted price ceilings on specific product lines. There can be no assurance that our products will be considered cost-effective by third-party payors, that reimbursement will be available or, if available, that the third-party payors’ reimbursement policies will not adversely affect our ability to sell our products profitably.

Member countries of the European Union offer various combinations of centrally financed healthcare systems and private health insurance systems. The relative importance of government and private systems varies from country to country. Governments may influence the price of medical devices through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may be marketed only once a reimbursement price has been agreed upon. Some of these countries may require, as condition of obtaining reimbursement or pricing approval, the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Some E.U. member states allow companies to fix their own prices for devices, but monitor and control company profits. The choice of devices is subject to constraints imposed by the availability of funds within the purchasing institution. Medical devices are most commonly sold to hospitals or healthcare facilities at a price set by negotiation between the buyer and the seller. A contract to purchase products may result from an individual initiative or as a result of a competitive bidding process. In either case, the purchaser pays the supplier, and payment terms vary widely throughout the European Union. Failure to obtain favorable negotiated prices with hospitals or healthcare facilities could adversely affect sales of our products.

Employees

As of September 19, 2017, we had 35 employees. We believe that our success will depend, in part, on our ability to attract and retain qualified personnel. We have never experienced a work stoppage due to labor difficulties and believe that our relations with our employees are good. None of our employees are represented by labor unions.

Legal Proceedings

We are currently not a party to any material legal proceedings. However, our industry is characterized by frequent claims and litigation, including claims regarding intellectual property and product liability. As a result, we may be subject to various legal proceedings in the future.

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MANAGEMENT

Directors

The following table sets forth the names, ages, and positions with Amedica for each of our directors.

Name	Age	Positions
B. Sonny Bal, M.D.	55	Chairman of the Board of Directors, President and Chief Executive Officer
David W. Truetzel	60	Director
Jeffrey S. White	64	Director
Eric A. Stookey	47	Director

Our Board is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Directors in each class are elected to serve for three-year staggered terms that expire in successive years. Officers serve at the discretion of our Board. The following is information on the business experience of each director now serving and a discussion of the qualifications, attributes and skills that led to the Board of Directors’ conclusion that each one is qualified to serve as a director.

David W. Truetzel has served on our Board of Directors since our acquisition of US Spine, Inc. in September 2010. Mr. Truetzel has been the general partner of Augury Capital Partners, a private equity fund that invests in life sciences and information technology companies, which he co-founded in 2006. Mr. Truetzel is a director of Enterprise Bank, Inc., Verifi, Inc., a provider of electronic payment solutions, Clearent, LLC, a credit card processing provider, and Paranet, LLC, an IT services provider. Mr. Truetzel holds a B.S. in Business Administration from Saint Louis University and an M.B.A. from The Wharton School. We believe that Mr. Truetzel’s financial and managerial expertise qualify him to serve on our Board of Directors.

Eric A. Stookey has served on our Board of Directors since October 2014. Mr. Stookey has served as Chief Operating Officer of Osteoremedies, LLC since March of 2015. From October 2011 until August 2014, Mr. Stookey served as the President of the Extremities-Biologics division at Wright Medical Group Inc. Mr. Stookey also served in various other marketing and sales positions at Wright Medical Group Inc. since 1995, including as the Senior Vice President and Chief Commercial Officer from January 2010 to November 2011, as the Vice President North American Sales from 2007 to January 2010, as the Vice President US Sales from 2005 to 2007, as the Senior Director of Sales, Central Region, from 2003 to 2005 and as the Director of Marketing for Large Joint Reconstruction Products from 2001 to 2003. Mr. Stookey earned his M.B.A. from Christian Brothers University and his B.S. in Business from the Indiana University School of Business. We believe that Mr. Stookey’s industry and executive leadership experience qualifies him to serve on our Board of Directors.

B. Sonny Bal, M.D. has served on our Board of Directors since February 2012, as Chairman of our Board of Directors since August 2014 and as our President and Chief Executive Officer since October 2014. Dr. Bal was a tenured Professor in Orthopaedic Surgery at the University of Missouri, Columbia, and has an extensive history of research into silicon nitride ceramics. He is Adjunct Professor of Material Sciences at Missouri Science and Technology University at Rolla. Dr. Bal is a member of the American Academy of Orthopaedic Surgeons, the American Association of Hip and Knee Surgeons, and the International Society of Technology in Arthroplasty. Dr. Bal received his M.D. degree from Cornell University and an M.B.A. from Northwestern University, a J.D. from the University of Missouri, and a Ph.D. in Engineering from the Kyoto Institute of Technology in Japan. We believe that Dr. Bal’s breadth of experience and scientific expertise in silicon nitride qualifies him to serve as our Chairman, President and Chief Executive Officer.

Jeffrey S. White has served on our Board of Directors since January 2014. Since January 2013, Mr. White has served as Principal at Medtech Advisory Group LLC, a firm he founded that advises early and mid-stage medical technology firms. In that capacity Mr. White has consulted MiMedx Group Inc., the leading amniotic tissue and allograft regenerative biomaterials firm since mid-2015 and served as Vice President, Product Management Strategies at MiMedix. Mr. White previously served as a director of Residency Select LLC, a company which offers psychometric assessment, training and compliance products to medical and surgical residency programs. Mr. White also served in 2014 and 2015 as President and director of Liventa Bioscience LLC, a provider of specialty amniotic tissue allografts for use in surgical and wound care applications. From May 2006 to December 2012 he served as Global Director of Business Development for Synthes Inc., a global orthopedic firm that was acquired by Johnson and Johnson in 2012. Mr. White has served as Chief Executive Officer and/or co-founder of several start-up surgical device firms and has previously held executive level positions at United States Surgical Corporation, unit of Covidien plc. Mr. White holds a B.S. in Biology from Union College in Schenectady NY. We believe that Mr. White’s experience as an executive and founder of medical device companies qualifies him to serve on our Board of Directors.

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Executive Officers

Our current executive officers and their respective ages and positions are as follows:

Name	Age	Position
B. Sonny Bal, M.D.	55	Chairman of the Board of Directors, President and Chief Executive Officer, Principal Financial Officer
Bryan J. McEntire	65	Chief Technology Officer

The following is a brief summary of the background of each of our current directors and executive officers.

B. Sonny Bal, M.D. has served on our Board of Directors since February 2012, as Chairman of our Board of Directors since August 2014 and as our President and Chief Executive Officer since October 2014. Dr. Bal was a tenured Professor in Orthopaedic Surgery at the University of Missouri, Columbia, and has an extensive history of research into silicon nitride ceramics. He is Adjunct Professor of Material Sciences at Missouri Science and Technology University at Rolla. Dr. Bal is a member of the American Academy of Orthopaedic Surgeons, the American Association of Hip and Knee Surgeons, and the International Society of Technology in Arthroplasty. Dr. Bal received his M.D. degree from Cornell University and an M.B.A. from Northwestern University, a J.D. from the University of Missouri, and a Ph.D. in Engineering from the Kyoto Institute of Technology in Japan. We believe that Dr. Bal’s breadth of experience and scientific expertise in silicon nitride qualifies him to serve as our Chairman, President and Chief Executive Officer.

Bryan J. McEntire has served as our Chief Technology Officer since May 2012. From June 2004 to May 2012 he served as our Vice President of Manufacturing and as our Vice President of Research from December 2006 to May 2012. Dr. McEntire has worked in various advanced ceramic product development, quality engineering and manufacturing roles at Applied Materials, Inc., (Santa Clara, CA), Norton Advanced Ceramics, a division of Saint-Gobain Industrial Ceramics Corporation (E. Granby, CT), Norton/TRW Ceramics (Northboro, MA) and Ceramatec, Inc., (Salt Lake City, UT). Dr. McEntire has a BS degree in Materials Science and Engineering and an MBA both from the University of Utah (Salt Lake City, UT), and a Ph.D. from the Kyoto Institute of Technology (Kyoto, Japan).

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

None of the directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

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Other Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any bankruptcy or criminal proceedings (other than traffic and other minor offenses) or been subject to any of the items set forth under Item 401(f) of Regulation S-K, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

The Board and Committees

Our Board of Directors has four members. The Chairman of the Board and our Chief Executive Officer, B. Sonny Bal, MD, PhD, is a member of the Board and is a full-time employee of Amedica. The other three members of the Board, David W. Truetzel, Eric A. Stookey and Jeffrey S. White, are non-employee directors, and the Board has determined that these persons (who constitute a majority of the Board) are “independent directors” under the criteria set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board met twelve (12) times during the year ended December 31, 2016. All directors attended 95% of the meetings of the Board held during 2016.

In accordance with our restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to the directors whose terms then expire will be elected to serve until the third annual meeting following such election. Our directors are divided among the three classes as follows:

●	The Class I directors terms will expire at the annual meeting of stockholders to be held in 2018. There are currently no Class I directors.

●	The Class II directors are David W. Truetzel and Eric A. Stookey, and their terms will expire at the annual meeting of stockholders to be held in 2019.

●	The Class III directors are B. Sonny Bal, M.D. and Jeffrey S. White, and their terms will expire at the annual meeting of stockholders to be held in 2017.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our Board of Directors has three permanent committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. The written charters for these committees are on our website at http://investors.amedica.com/corporate-governance.cfm. Our Board of Directors may from time to time establish other standing committees. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

The following table sets forth a description of the three permanent Board committees and the chairpersons and members of those committees, all of whom are independent directors:

Committee	Independent Chairman	Independent Members

Audit Committee	David W. Truetzel	Eric A. Stookey	Jeffrey S. White

Compensation Committee	Jeffrey S. White	David W. Truetzel	Eric A. Stookey

Governance and Nominating Committee	Eric A. Stookey	Jeffrey S. White	David W. Truetzel

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently comprised of the following members: Eric A. Stookey (Chairman), David W. Truetzel and Jeffrey S White. Among other items, the Corporate Governance and Nominating Committee is tasked by the Board to: (1) identify individuals qualified to serve as members of the Board and, where appropriate, recommend individuals to be nominated by the Board for election by the stockholders or to be appointed by the Board to fill vacancies consistent with the criteria approved by the Board; (2) develop and periodically evaluate and recommend changes to Amedica’s Corporate Governance Guidelines and Code of Ethics, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stakeholders; and (3) oversee an annual evaluation of the performance of the Board. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is “independent” under the standard set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Corporate Governance and Nominating Committee met seven (7) times in 2016, and all director members of the committee attended 100% of the meetings. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Corporate Governance and Nominating Committee.

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Board Nominations

The Nominating and Governance Committee has adopted a policy and procedures for shareholders to recommend nominees to the Company’s Board. The Committee will only consider qualified proposed nominees that meet the qualification standards set forth on Appendix A to the Committee’s charter available on the Company’s website at www.amedica.com. Pursuant to the policy, only shareholders who meet minimum percentage ownership requirements as established by the Board may make recommendations for consideration by the Committee. At this time, the Board has set a minimum percentage ownership of 5% of the Company’s issued and outstanding shares of common stock for a period of at least one year. To make recommendations, s shareholder must submit the recommendation in writing by mail, courier or personal delivery to: Corporate Secretary, Amedica Corporation, 1885 West 2100 South, Salt Lake City, UT 84119. For each annual meeting the Committee will consider only one proposed nominee from each shareholder or shareholder group (within the meaning of Regulation 13D under the Exchange Act).

The recommendation must set forth (1) the name, address, including telephone number, of the recommending shareholder or shareholder group; (2) the number of the Company’s shares of common stock held by such shareholder and proof of ownership if the shareholder is not a holder of record; and (3) a statement that the shareholder has a good faith intention of holding the shares through the record date of the Company’s next annual meeting. For shareholder groups this information must be submitted for each shareholder in the group.

The recommendation must set forth in relation to the proposed nominee being recommended by the shareholder: (1) the information required by Items 401, 403 and 404 of Regulation S-K under the Exchange Act, (2) any material relationships or agreements between the proposed nominee and the recommending shareholder or the Company’s competitors, customers, labor unions or other persons with special interests in the Company; (3) a statement regarding the qualifications of the proposed nominee to serve on the Board; (4) a statement that the proposed nominee can fairly represent the interests of all shareholders of the Company; and (5) a signed consent by the proposed nominee to being interviewed by the Nominating and Governance Committee.

Recommendations must be made not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the annual meeting of shareholders for the current year is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission of a recommendation will be considered timely if it is submitted not earlier than the close of business on the 120 days prior to such annual meeting and not later than the close of business on the later of 90 days prior to such annual meeting or the close of business 10 days following the day on which public announcement of the date of such meeting is first made by the Company.

Audit Committee

We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Exchange Act, and the requirements of the Nasdaq Listing Rules. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of the following members: David W. Truetzel (Chairman), Eric A. Stookey and Jeffrey S White. The Audit Committee provides oversight for financial reporting matters, internal controls, and compliance with the Company’s financial policies, and meets with its auditors when appropriate. The Audit Committee met four (4) times in 2016, and all director members of the committee attended 100% of the meetings. The Board has determined that David W. Truetzel is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Further, the Board has determined that each of David W. Truetzel, Jeffrey S. White and Eric A. Stookey are “independent” under the standard set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee.

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Compensation Committee

The Compensation Committee of the Board is comprised of the following members: Jeffrey S. White, (Chairman), David W. Truetzel and Eric A. Stookey. The Board has determined that each of David W. Truetzel, Jeffrey S. White and Eric A. Stookey are “independent” under the standard set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Compensation Committee recommends to the Board for determination compensation of our executive officers, including the chief executive officer, and addresses salary and benefit matters for other key personnel and employees of the Company. The Compensation Committee met two (2) times in 2016, and all director members of the committee attended the meetings. The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee.

Code of Business Conduct

The Board has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct is available on our website at http://investors.amedica.com/corporate-governance.cfm. We intend to disclose any amendments to the code or any waivers of its requirements on our website.

The Bylaws of the Company provide that no contract or transaction between Amedica and one or more of its directors or officers, or between Amedica and any other corporation, firm, association, or other organization in which one or more of its directors or officers are financially interested, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee that authorizes or approves the contract or transaction, or because their votes are counted for such purpose, provided that:

●	the material facts as to his, her, or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and noted in the minutes, and the Board of Directors or committee authorizes the contract or transaction in good faith by the affirmative vote of a majority of disinterested directors, even though the disinterested directors are less than a quorum;

●	the material facts as to his, her, or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

●	the contract or transaction is fair as to Amedica as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended December 31, 2016, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

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EXECUTIVE COMPENSATION

The following discussion relates to the compensation of our “named executive officers.”

Summary Compensation Table

The following discussion relates to the compensation of our “named executive officers.”

Summary Compensation Table

The following table sets forth information about certain compensation awarded or paid to our named executive officers for the 2016 and 2017 fiscal years.

Name and Principal Position	Year	Salary	Bonus (1)	Non-Equity Incentive Plan Compensation	Stock Awards (2)	Option Awards (2)	All Other Comp (3)	Total Compensation
B. Sonny Bal	2017	$400,000	$-	$-	$-	$-	$18,940	$418,940
Chief Executive Officer	2016	400,000	73,500	-	-	-	10,600	484,100

Ty Lombardi (4)	2017	$-	$-	$-	$-	$-	$-	$-
Chief Financial Officer	2016	269,519	-	-	-	-	6,123	275,642

Bryan McEntire	2017	$231,822	$-	$-	$-	$-	$9,239	$241,061
Chief Technology Officer	2016	225,000	35,438	-	-	-	9,000	269,438

(1)	Unless otherwise noted, 2016 bonus amount reflects a bonus paid in March 2017 for meeting certain corporate objectives for 2016.

(2)	These columns represent the aggregate grant date fair value of stock option awards granted during the year indicated, in accordance with ASC Topic 718 and do not correspond to the actual value that may be realized by the named executives. For additional information on the assumptions underlying the valuation of the Company’s stock-based awards, please refer to Note 9 of the Company’s consolidated financial statements included in its Annual Report on Form 10-K/A filed on December 27, 2017.

(3)	Amount reflects the aggregation of any matching of 401(k) contributions and employee benefit insurance premiums paid by us, unless otherwise noted.

(4)	Mr. Lombardi left the employ of the company in October 2016. 2016 Salary includes severance payment in the amount of $100,000 paid to Mr. Lombardi in 2016.

Base Salaries. The base salaries for our named executive officers were determined by our compensation committee after reviewing a number of factors, including: the responsibilities associated with the position, the seniority of the executive’s position, the base salary level in prior years, our financial position; and for executive officers other than our Chief Executive Officer, recommendations made by our Chief Executive Officer.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding equity awards held by our named executive officers as of December 31, 2017:

	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration	Number of Securities Underlying Stock Awards (#)		Award Grant
Name	Exercisable	Unexercisable	Price	Date	Vested	Not Vested	Date
B. Sonny Bal					-	-	-
	9	-	$4,638.60	3/15/2022	-	-	-
	472	15	$174.00	1/7/2025	-	-	-
	203	75	$77.40	9/16/2025	-	-	-
	483	350	$12.24	9/14/2026	-	-	-

Ty Lombardi	131	8	$171.00	3/5/2024	-	-	-
	264	8	$174.00	1/7/2025	-	-	-
	135	4	$174.00	1/7/2025	-	-	-
	206	72	$20.28	1/4/2026	-	-	-

Bryan McEntire	556	-	$171.00	8/13/2024	-	-	-
	377	12	$174.00	1/7/2025	-	-	-
	206	72	$20.28	1/4/2026	-	-	-

401(k) Plan

We offer our executive officers, including our named executive officers, retirement benefits, including participation in our tax-qualified profit sharing plan that includes a “cash-or-deferred” (or 401(k)) feature in the same manner as other employees. The plan is intended to satisfy the requirements of Section 401 of the Internal Revenue Code. Our employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have a like amount contributed to the plan. In addition, we may make discretionary and/or matching contributions to the plan in amounts determined annually by our Board. We currently elect to match the contributions of our employees who participate in our 401(k) plan as follows: a match of 100% on the first 3% of compensation contributed by a plan participant and a match of 50% on amounts above 3%, up to 5%, of compensation contributed by a plan participant.

Potential Payments upon Termination or Change in Control

We had entered into certain agreements and maintained certain plans that may have required us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or change in control.

Pursuant to severance agreements that we have entered into with each of our named executive officers, upon the consummation of a change in control, all outstanding options, restricted stock and other such rights held by the executives will fully vest. Additionally, if a change in control occurs and at any time during the one-year period following the change in control (i) we or our successor terminate the executive’s employment other than for cause (but not including termination due to the executive’s death or disability) or (ii) the executive terminates his employment for good reason, then such executive has the right to receive payment consisting of a lump sum payment equal to two times his highest annual salary with us during the preceding three-year period, including the year of such termination and including bonus payments (measured on a fiscal year basis), but not including any reimbursements and amounts attributable to stock options and other non-cash compensation. “Change in control” is defined in the severance agreements as occurring upon: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total voting power represented by our then outstanding voting securities (excluding securities held by us or our affiliates or any of our employee benefit plans) pursuant to a transaction or a series of related transactions which our Board did not approve; (ii) a merger or consolidation of our company, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent at least 50% of the total voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation; or (iii) the approval by our stockholders of an agreement for the sale or disposition of all or substantially all of our assets. As defined in the severance agreements, “cause” means: (i) the executive’s commission of a felony (other than through vicarious liability or through a motor vehicle offense); (ii) the executive’s material disloyalty or dishonesty to us; (iii) the commission by the executive of an act of fraud, embezzlement or misappropriation of funds; (iv) a material breach by the executive of any material provision of any agreement to which the executive and we are party, which breach is not cured within 30 days after our delivery to the executive of written notice of such breach; or (v) the executive’s refusal to carry out a lawful written directive from our Board. “Good reason” as defined in the severance agreements means, without the executive’s consent: (i) a change in the principal location at which the executive performs his duties to a new work location that is at least 50 miles from the prior location; or (ii) a material change in the executive’s compensation, authority, functions, duties or responsibilities, which would cause his position with us to become of less responsibility, importance or scope than his prior position, provided, however, that such material change is not in connection with the termination of the executive’s employment with us for any reason.

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In the event that an officer is entitled to receive or receives payment or benefit under the severance agreements described above, or under any other plan, agreement or arrangement with us, or any person whose action results in a change in control or any other person affiliated with us and it is determined that the total amount of payments will be subject to excise tax under Section 4999 of the Internal Revenue Code, or any similar successor provisions, we will be obligated to pay such officer a “gross up” payment to cover all taxes, including any excise tax and any interest or penalties imposed with respect to such taxes due to such payment.

Code of Business Conduct Violations

It is our policy under our Code of Business Conduct to take appropriate action against any executive officer whose actions are found to violate the Code or any other policy of Amedica. Disciplinary actions may include immediate termination of employment and, where Amedica has suffered a loss, pursuing its remedies against the executive officer responsible. Amedica will cooperate fully with the appropriate authorities where laws have been violated.

Board Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2017 to each of our non-employee directors except fees paid to Dr. Bal for his service as a director prior to his employment with the Company are included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Value of Stock Awards (1) ($)	Value of Option Grants (1) ($)	Total ($)
David W. Truetzel	130,000	-	-	130,000
Jeffrey S. White	49,500	-	-	49,500
Eric A. Stookey	49,500	-	-	49,500

(1)	These columns represent the aggregate grant date fair value of restricted stock awards and stock option awards granted during the year indicated, in accordance with ASC Topic 718 and do not correspond to the actual value that may be realized by the directors. For additional information on the assumptions underlying the valuation of the Company’s stock-based awards, please refer to Note 9 of the Company’s consolidated financial statements included in its Annual Report on Form 10-K/A filed on December 27, 2017.

During 2016, our Board approved the following compensation schedule for non-employee directors (paid on a quarterly basis):

●	Annual Retainer of $40,000 paid in four equal installments of $10,000 each at the beginning of each calendar quarter;

●	$1,000 for each board and committee meeting attended in person;

●	$500 for each board and committee meeting attended via telephone or other remote medium; and

●	Reimbursement of reasonable expenses as supported by documentation and receipts.

Starting in 2015, a new Board appointee receives an award of 40,000 stock options upon appointment. Further, each member of the Board will also be awarded an option grant for 15,000 stock options on an annual basis.

The chair of the Audit Committee is paid an annual retainer of $120,000 payable in monthly increments of $10,000 each.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2018 by:

●	each of our current directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group;

●	each stockholder known by us to own beneficially more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 31, 2018, pursuant to the exercise or vesting of options or warrants or conversion of convertible promissory notes, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of shares beneficially owned is based on 3,073,414 shares issued and outstanding on January 31, 2018.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is: c/o Amedica Corporation, 1885 West 2100 South, Salt Lake City, Utah 84119.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percentage
Five Percent Stockholders:
Sabby Management, LLC (1) 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	175,000	5.8%
Directors and Named Executive Officers:
B. Sonny Bal, M.D. (2)	56,114	*
David W. Truetzel (3)	3,572	*
Jeffrey S. White (4)	443	*
Eric A. Stookey (5)	389	*
Bryan McEntire (6)	1,467	*
All executive officers and directors as a group (5 persons)	61,985	2.0%

*	Indicates ownership of less than 1% of the outstanding shares of the Company’s common stock.

(1)	As calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (i) Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own 87,500 and 87,500 shares of the common stock (common shares), respectively, representing approximately 2.90% and 2.90% of the Common Stock, respectively, and (ii) Sabby Management, LLC and Hal Mintz each beneficially own 175,000 shares of the common shares, representing approximately 5.79% of the common shares. Sabby Management, LLC and Hal Mintz do not directly own any common shares, but each indirectly owns 175,000 common shares. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 175,000 common shares because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., Cayman Islands companies. Mr. Mintz indirectly owns 175,000 common shares in his capacity as manager of Sabby Management, LLC.

(2)	Represents 332 shares of Common Stock and options and warrants to purchase 55,782 shares of Common Stock that are currently exercisable within 60 days of January 31, 2018.

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(3)	Represents 2,102 shares of Common Stock and options and warrants to purchase 1,470 shares of Common Stock that are currently exercisable within 60 days of January 31, 2018.

(4)	Represents 54 shares of Common Stock and options to purchase 389 shares of Common Stock that are currently exercisable within 60 days of January 31, 2018.

(5)	Represents options to purchase 389 shares of Common Stock that are currently exercisable within 60 days of January 31, 2018.

(6)	Represents 375 shares of Common Stock and options to purchase 1,092 shares of Common Stock that are currently exercisable within 60 days of January 31, 2018.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2017 relating to all of our equity compensation plans:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options		(b) Weighted- average Exercise Price of Outstanding Options		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders	11,446	(1)	$367.08	(2)	75,600
Equity compensation plans not approved by Stockholders	-		-		-
Total	11,446	(1)	$367.08	(2)	75,600

(1)	Includes options outstanding under our 2012 Equity Incentive Plan

(2)	Represents weighted-average exercise price per share of common stock acquirable upon exercise of outstanding stock options.

2012 Equity Incentive Plan

The 2012 Plan is intended to encourage ownership of common stock by our employees and directors and certain of our consultants in order to attract and retain such people, to induce them to work for the benefit of us and to provide additional incentive for them to promote our success. The number of shares of our common stock reserved for issuance under the 2012 Plan is 95,202, which number is automatically increased on January 1 of each of year by the lesser of (i) 18,031 shares of our common stock on such date, (ii) 5% of the number of outstanding shares of our common stock on such date, and (iii) such other amount determined by the board through the termination of the 2012 Plan.

Types of Awards. The 2012 Plan provides for the granting of incentive stock options, NQSOs, stock grants and other stock-based awards, including RSUs.

● Incentive and Nonqualified Stock Options. The plan administrator determines the exercise price of each stock option. The exercise price of an NQSO may not be less than the fair market value of our common stock on the date of grant. The exercise price of an incentive stock option may not be less than the fair market value of our common stock on the date of grant if the recipient holds 10% or less of the combined voting power of our securities, or 110% of the fair market value of a share of our common stock on the date of grant otherwise.

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● Stock Grants. The plan administrator may grant or sell stock, including restricted stock, to any participant, which purchase price, if any, may not be less than the par value of shares of our common stock. The stock grant will be subject to the conditions and restrictions determined by the administrator. The recipient of a stock grant shall have the rights of a stockholder with respect to the shares of stock issued to the holder under the 2012 Plan.

● Stock-Based Awards. The administrator of the 2012 Plan may grant other stock-based awards, including stock appreciation rights, phantom stock awards and RSUs, with terms approved by the administrator, including restrictions related to the awards. The holder of a stock-based award shall not have the rights of a stockholder until shares of our common stock are issued pursuant to such award.

Plan Administration. Our Board is the administrator of the 2012 Plan, except to the extent it delegates its authority to a committee, in which case the committee shall be the administrator. Our Board has delegated this authority to our compensation committee. The administrator has the authority to determine the terms of awards, including exercise and purchase price, the number of shares subject to awards, the value of our common stock, the vesting schedule applicable to awards, the form of consideration, if any, payable upon exercise or settlement of an award and the terms of award agreements for use under the 2012 Plan.

Eligibility. Our Board will determine the participants in the 2012 Plan from among our employees, directors and consultants. A grant may be approved in advance with the effectiveness of the grant contingent and effective upon such person’s commencement of service within a specified period.

Termination of Service. Unless otherwise provided by our Board or in an award agreement, upon a termination of a participant’s service, all unvested options then held by the participant will terminate and all other unvested awards will be forfeited.

Transferability. Awards under the 2012 Plan may not be transferred except by will or by the laws of descent and distribution, unless otherwise provided by our Board in its discretion and set forth in the applicable agreement, provided that no award may be transferred for value.

Adjustment. In the event of a stock dividend, stock split, recapitalization or reorganization or other change in change in capital structure, our Board will make appropriate adjustments to the number and kind of shares of stock or securities subject to awards.

Corporate Transaction. If we are acquired, our Board of Directors (or Compensation Committee) will: (i) arrange for the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) cancel or arrange for cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as our Board of Directors in its sole discretion, may consider appropriate; or (iii) make a payment, in such form as may be determined by our Board of Directors equal to the excess, if any, of (A) the value of the property the holder would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. In addition, in connection with such transaction, our Board of Directors may accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such transaction and may arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to an award.

Amendment and Termination. The 2012 Plan will terminate on September 6, 2022 or at an earlier date by vote of the stockholders or our Board; provided, however, that any such earlier termination shall not affect any awards granted under the 2012 Plan prior to the date of such termination. The 2012 Plan may be amended by our Board, except that our Board may not alter the terms of the 2012 Plan if it would adversely affect a participant’s rights under an outstanding stock right without the participant’s consent. Stockholder approval will be required for any amendment to the 2012 Plan to the extent such approval is required by law, include the Internal Revenue Code or applicable stock exchange requirements.

Amendment of Outstanding Awards. The administrator may amend any term or condition of any outstanding award including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such amendment shall impair the rights of a participant without such participant’s consent.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

Except as set forth below, we have not entered into any transactions since January 1, 2014 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our common stock, on an as converted basis, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

On July 28, 2017, we closed on a $2.5 million term loan (the Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the Loan, the Company issued to North Stadium, a Secured Promissory Note in the amount of $2.5 million (the “Note”). The Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the Note, July 28, 2017. The Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017 (the “Security Agreement”), and is junior to the already existing security interest in such assets of the Company held by Hercules Capital, Inc. In connection with the Loan and as additional consideration for the Loan, the Company issued to North Stadium a warrant to acquire up to 55,000 common shares with a purchase price set at $5.04 per share and a 5-year term (the “Warrant”).

Indemnification Agreements. We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Policy for Review of Related Party Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, shareholders holding more than 5% of our outstanding common stock, an immediate family member of any of the foregoing persons or any other person who the Board determines may be considered to be a related person has a direct or indirect material interest and which meet the threshold requirements set forth in Item 404 of Regulation S-K under the Exchange Act (typically $120,000 or more in value). All related party transactions must be reported for review by the Audit Committee pursuant to the Audit Committee’s charter.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. No related party transaction shall be entered into prior to the completion of these procedures.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, at no charge, non-transferable Subscription Rights to purchase one Unit at a subscription price of $1,000 per Unit. Each Basic Subscription Right will entitle you to purchase one share of our Series B Preferred Stock and         Warrants. Each Warrant will be exercisable for one share of our common stock at an exercise price of $        per share from the date of issuance through the expiration five years from the date of issuance. Each record holder of our common stock will receive one Subscription Right for every share of our common stock owned by such record holder as of the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to purchase one share of our Series B Preferred Stock and           Warrants. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our Series B Preferred Stock and Warrants to purchase           shares of our common stock for $1,000 per Unit, or a total payment of $100,000. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus, we will seek to honor the Over-Subscription Requests in full. If Over-Subscription Requests exceed the number of Units available, however, we will allocate the available Units pro rata among the stockholders as of the record date exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those stockholders owned on the Record Date, relative to the number of shares owned on the Record Date by all stockholders as of the record date exercising the Over-Subscription Privilege. If this pro rata allocation results in any stockholder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

American Stock Transfer and Trust Company, LLC, the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or deduction, with 10 business days after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of Units issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

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Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other stockholders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering. However, due to stock exchange restrictions, we will not issue Units in the Rights Offering to the extent that a holder would beneficially own, together with any other person with whom such holder’s securities may be aggregated under applicable law, more than 19.9% of our outstanding shares of common stock.

Subscription Price

The Subscription Price is $1,000 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	a price that would increase the likelihood of participation in the Rights Offering;

●	the cost of capital from other sources;

●	the value of the Series B Preferred Stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings;

●	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and

●	our most recently forecasted revenue relative to our peer group.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market. We cannot predict the price at which our shares of common stock and, if listed, the Warrants will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Series B Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

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No Short-Sales

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

No Recombination

The Series B Preferred Stock and Warrants comprising the Units will separate upon the exercise of the Subscription Rights, and the Units will not trade as a separate security. Holders may not recombine shares of Series B Preferred Stock and Warrants to receive a Unit.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 P.M., Eastern Time, on               , 2018, which is the expiration of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 A.M., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 P.M., Eastern Time, on              , 2018, which is the expiration date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

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Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or deduction. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or deduction.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have              shares of common stock issued and outstanding, 10,000 shares of Series B Preferred Stock issued and outstanding, and Warrants to purchase an additional               shares of our common stock issued and outstanding, based on 3,073,414 shares of our common stock outstanding as of January 31, 2018. The exact number of shares of Series B Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 P.M., Eastern Time, on              , 2018.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of Units that you wish to purchase.

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Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for Amedica Corporation” You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of shares of our common stock you wish to acquired pursuant to the exercise of Subscription Rights by delivering a:

●	certified or personal check drawn against a U.S. bank payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for Amedica Corporation”;

●	U.S. Postal money order payable to “American Stock Transfer and Trust Company, LLC, as Subscription Agent for Amedica Corporation”; or

●	wire transfer of immediately available funds directly to the account maintained by American Stock Transfer and Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at .

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 business days following the expiration of the Rights Offering.

Issuance of Series B Preferred Stock and Warrants

The shares of Series B Preferred Stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

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Subscription Agent and Information Agent

American Stock Transfer and Trust Company, LLC will serve as the Subscription Agent for the Rights Offering and D.F. King & Co., Inc. will serve as Information Agent for the Rights Offering. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this prospectus to the Information Agent as follows:

D.F. KING & CO., INC.

               (toll free)

Warrant Agent

The warrant agent for the Warrants is American Stock Transfer and Trust Company, LLC.

No Fractional Shares

We will not issue fractional shares of Series B Preferred Stock in the Rights Offering. Subscription Rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Warrants, rounded down to the nearest whole number of shares or Warrants, as applicable, a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon exercise of the Warrant, the holder will be entitled to a cash payment equal to the pro-rated per share market price of the common stock on the last trading day preceding the exercise.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

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Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock issuable upon conversion of the Series B Preferred Stock issued in the Rights Offering until such Series B Preferred Stock is converted to common stock and such shares of common stock are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Shareholders

We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 P.M., Eastern Time, on              , 2018, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

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U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. There is currently no market for our shares of Series B Preferred Stock and, unless you choose to convert your shares of Series B Preferred Stock into shares of common stock, you will not be able to re-sell such shares on a public market. We cannot predict the price at which our shares of common stock and, if listed, the Warrants will trade after the Rights Offering. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent, and by the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. There is no established public trading market for the Series B Preferred Stock and we do not intend to apply for listing of Series B Preferred Stock on any securities exchange or recognized trading system. We intend to apply to have the Warrants listed for trading on Nasdaq, however, there is no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet the minimum listing criteria to be accepted for listing on Nasdaq. The shares of our common stock issuable upon conversion of the Series B Preferred Stock and underlying the Warrants to be issued in the Rights Offering are traded on Nasdaq under the symbol “AMDA.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

Distribution Arrangements

Maxim Group LLC is the dealer-manager for the Rights Offering. The dealer-manager will provide marketing assistance and advice to us in connection with the Rights Offering and will use its best efforts to solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Series B Preferred Stock or Warrants to be issued in the Rights Offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants. We have agreed to pay the dealer-manager certain fees and to reimburse the dealer-manager for certain out-of-pocket expenses incurred in connection with this offering. See “Plan of Distribution.”

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DESCRIPTION OF SECURITIES

Description of Capital Stock

We are authorized to issue 250,000,000 shares of common stock, $0.01 par value per share, and 130,000,000 shares of preferred stock, $0.01 par value per share. As of January 31, 2018, there were 3,073,414 shares of common stock outstanding, which were held of record by 379 stockholders, no shares of preferred stock outstanding, 11,399 common stock options outstanding and 1,537,688 common stock warrants outstanding. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our restated certificate of incorporation and restated bylaws and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote can elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and nonassessable, and the shares of our common stock to be sold pursuant to this prospectus will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre- emption or other Subscription Rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of our common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Description of Securities Included in this Offering

Series B Preferred Stock

The material terms and provisions of the shares of Series B Preferred Stock being offered pursuant to this prospectus supplement are summarized below. This summary of some provisions of the Series B Preferred Stock is not complete. For the complete terms of the Series B Preferred Stock, you should refer to the Certificate of Designation filed as Exhibit 3.3 to the registration statement of which this prospectus forms a part.

Amount of Preferred Shares.

Our board of directors plans to designate 10,000 shares of our preferred stock as Series B Preferred Stock, none of which are currently issued and outstanding. Pursuant to a transfer agency agreement between us and American Stock Transfer and Trust Company, LLC, as transfer agent, the Series B Preferred Stock will be issued in book-entry form and will initially be represented only by one or more global certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Ranking of Preferred Shares.

The Series B Preferred Stock will rank senior to our common stock and other classes of capital stock with respect to dividend and redemption, unless the holders of a majority of the outstanding shares of Series B Preferred Stock consent to the creation of parity stock or senior preferred stock.

Conversion.

Each Series B Preferred Share is convertible at any time at the holder’s option at the Conversion Price (as defined below). Notwithstanding the foregoing, the Series B Certificate of Designation further provides that we may not effect any conversion of Series B Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series B Preferred Shares (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise, referred to as the Preferred Stock Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Preferred Stock Beneficial Ownership Limitation, provided that in no event may the Preferred Stock Beneficial Ownership Limitation exceed 9.99% and any increase in the Preferred Stock Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

Conversion Price.

The Preferred Stock is convertible into shares of Common Stock by dividing the stated value of the Preferred Stock ($              ) by the Conversion Price. The Conversion Price means (i) for the first 40 trading days following the expiration of the Rights Offering, $             per share of Common Stock which price shall be determined by negotiations between the Company and the Dealer-Manager based upon the price of the Company’s Common Stock immediately preceding the offering, referred to as the Set Price, and (ii) after such 40 trading days, the lesser of (a) the Set Price and (b) 87.5% of the lowest volume weighted average price for our Common Stock as reported at the close of trading on the market reporting trade prices for the Common Stock during the five trading days prior to the date of the notice of conversion. The Conversion Price is subject to a floor of  $           , except in the event of anti-dilution adjustments. The Conversion Price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock.

The Set Price is subject to adjustment for stock splits, stock dividends, distributions of Common Stock or securities convertible, exercisable or exchangeable for Common Stock, subdivisions, combinations and reclassifications.

Liquidation.

In the event of a liquidation, the holders of Series B Preferred Shares are entitled to participate on an as-converted-to-common stock basis with holders of the common stock in any distribution of assets of the Company to the holders of the common stock. The Series B Certificate of Designation provides, among other things, that we will not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as we pay dividends on each Series B Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series B Certificate of Designation provides that no other dividends will be paid on Series B Preferred Shares and that we will pay no dividends (other than dividends in the form of common stock) on shares of common stock unless we simultaneously comply with the previous sentence. The Series B Certificate of Designation does not provide for any restriction on the repurchase of Series B Preferred Shares by us while there is any arrearage in the payment of dividends on the Series B Preferred Shares. There are no sinking fund provisions applicable to the Series B Preferred Shares.

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Fundamental Transactions.

In the event of any fundamental transaction, as described in the Certificate of Designations and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent conversion of the Preferred Stock, the holder will have the right to receive as alternative consideration, for each share of our Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Common Stock for which the Preferred Stock is convertible immediately prior to such event.

Voting Rights.

With certain exceptions, as described in the Series B Certificate of Designation, the Series B Preferred Shares have no voting rights. However, as long as any shares of Series B Preferred Shares remain outstanding, the Series B Certificate of Designation provides that we may not, without the affirmative vote of holders of a majority of the then-outstanding Series B Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Series B Certificate of Designation, (b) increase the number of authorized shares of Series B Preferred Shares or (c) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of holders of Series B Preferred Shares.

Market and Exchange Listing.

We have not applied, and do not intend to apply, for listing of the Series B Preferred Shares on any securities exchange or other trading system.

Description of Warrants Included in the Units

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement are summarized below. This summary of some provisions of the Warrants is not complete. For the complete terms of the Warrants, you should refer to the form of Warrant filed as Exhibit 4.31 to the registration statement of which this prospectus forms a part.

Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the Warrants will be issued in book-entry form and will initially be represented only by one or more global Warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability, Exercise Price and Term.

Each unit issued in this offering includes Warrants to purchase shares of our Common Stock at an initial exercise price equal to the Conversion Price. The number of Warrants included in each unit shall be equal to the number of shares of common stock issuable upon conversion of the Series B Preferred Stock at the Set Price. Assuming a Set Price of  $              per share, the closing price of our common stock on the Nasdaq Capital Market on            , 2018, each unit shall consist of              Warrants, each of which entitles the holder to purchase one share of our common stock. The Warrants will be exercisable immediately and will expire on the five-year anniversary of the issuance date. The holder of a Warrant will not be deemed a holder of our underlying common stock until the Warrant is exercised, except as set forth in the Warrants.

The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such Warrant holders are utilizing the cashless exercise provision of the Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part, effective when the Warrants are exercised.

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Fundamental Transactions.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, referred to as a fundamental transaction, then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders will have the option, which may be exercised within 30 days after the consummation of the fundamental transaction, to require the company or the successor entity purchase the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the fundamental transaction. However, if the fundamental transaction is not within the company’s control, including not approved by the company’s Board of Directors or the consideration is not in all stock of the successor entity, the holder will only be entitled to receive from the company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of the Warrant within three trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision).

Prior to the exercise of any Warrants to purchase common stock, holders of the Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Warrant holders may exercise the Warrants only if the issuance of the shares of common stock upon exercise of the Warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part effective when the Warrants are exercised. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the Warrants (in which case, the warrants may only be exercised via a “cashless” exercise provision).

Cashless Exercise.

If a Warrant is exercised via the “cashless” exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between the VWAP (as determined pursuant to the terms of the Warrants) and the exercise price of the Warrant multiplied by the number of shares issuable under the Warrant by (ii) the VWAP.

Market and Exchange Listing.

We have applied to list the Warrants on Nasdaq under the symbol “AMDAW,” although there is no assurance that a sufficient number of Subscription Rights will be exercised so that the Warrants will meet the minimum listing criteria to be accepted for listing on Nasdaq.

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Description of Other Outstanding Securities of the Company

Warrants

As of January 31, 2018, there were warrants outstanding to purchase a total of 1,537,688 shares of our common stock, all of which expire between February 2018 and July 2022. Each of these warrants entitles the holder to purchase one share of common stock at prices ranging from $3.31 to $10,206 per common share, with a weighted average exercise price of $14.74 per share. Certain of these warrants have a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants contain a provision requiring a reduction to the exercise price in the event we issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the warrant exercise price.

The holders of certain of these warrants have registration rights that are outlined below under the heading “Registration Rights.”

Convertible Note and Warrants Issued to L2 Capital LLC

On January 31, 2018, Amedica entered into a securities purchase agreement (the “L2 Purchase Agreement”) with L2 Capital LLC (“L2”). Pursuant to the L2 Purchase Agreement, the Company agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “L2 Note”) for an aggregate purchase price of up to $750,000 (the “L2 Consideration”) and warrants to purchase up to an aggregate of 68,257 shares of common stock of the Company (the “L2 Warrants”).

L2 may pay, in its sole discretion, such additional amounts of the aggregate principal and at such dates as L2 may choose in its sole discretion. The maturity date for each tranche funded shall be six months from the effective date of each payment. The L2 Note bears interest at a rate of 8% per year and a default interest rate of 18% per year. The L2 Note contains a 4.99% beneficial ownership limitation and may be converted by L2 at any time following an event of default. The conversion price of the L2 Note in the event of a default is equal to the product of (i) 0.70 multiplied by (ii) the lowest volume weighted average price, or VWAP, of the Company’s common stock during the 20 trading period ending in L2’s sole discretion on the last complete trading day prior to conversion, or, the conversion date.

So long as the L2 Note is outstanding, if the Company issues any security that contains any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to L2 of the L2 Note, then, at L2’s option, such term shall become a part of the transaction documents with L2. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

Events of default include failure to pay principal or interest on the L2 Note when due, failure to reserve sufficient amount of shares for conversion, appointment of a new auditor, restatement of financial statements, failure to repay the L2 Note in full upon a financing of $10,000,000 or more and other customary events of default. As described in the L2 Note, upon certain events of default, the Company shall be required to immediately pay L2 the product of (i) two multiplied by (ii) an amount equal to 140% (plus an additional 5% per each additional event of default that occurs) multiplied by the then outstanding entire balance of the L2 Note (including principal and accrued and unpaid interest) plus default interest, if any, plus any other amounts owed to L2.

The L2 Note may be prepaid at any time during the 30 day period following the issue date by making a payment of an amount in cash equal to 110% of the amount being repaid, during the 31st and 60th calendar day period from the issue date by making a payment of an amount in cash equal to 120% of the amounts being repaid, and, at any time after the 60th calendar day after the issue date by making a payment of an amount of cash equal to 125% of the amounts being repaid. The Company shall be required to pay certain penalties upon entry into Section 3(a)(10) transactions and Section 3(a)(9) transactions, reverse splits and failures to provide L2 with piggyback registration rights. The Company agreed to use up to 50% of the proceeds received in a new financing of $2,000,000 or more to repay amounts owed under the L2 Note.

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The L2 Warrants are exercisable beginning on the date that is six months from the date of issuance and have a term of five years. The exercise price of the L2 Warrants is $3.31, subject to adjustment as provided therein. If the highest traded price of the common stock during the 30 trading days prior to the date of an exercise notice is greater than the exercise price, then L2 may elect to exercise the L2 Warrants pursuant to a cashless exercise if there is no effective registration statement covering the warrant shares. The L2 Warrants have a 4.99% beneficial ownership limitation and the exercise price shall be adjusted in the event of future issuances of Company securities at a price per share below $3.31.

Exchange Notes

On January 3, 2018, the Company and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,622.80, which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311.40 for an aggregate principal amount of $2,264,622.80 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019.

The Exchange Notes bear interest at a rate of 15% per annum, with the interest being guaranteed. Prior to the Maturity Date, all interest accrued under the Exchange Notes is payable in cash or, if certain conditions are met, payable in shares of common stock of the Company (“Common Stock”) at the Company’s option.

All principal accrued under the Exchange Notes is convertible into shares of Common Stock (“Conversion Shares”) at the election of the Assignees at any time at a fixed conversion price of $3.87 per share (the “Conversion Price”). If the entire principal amount under the Exchange Notes is converted to Common Stock at the Conversion Price, the Assignees would receive approximately 585,174 shares of Common Stock.

Upon the occurrence of an event of default, the Assignees are entitled to convert all or any part of their Exchange Note at a conversion price (the “Alternate Conversion Price”) equal to 70% of the lowest traded price of the Common Stock during the ten trading days prior to the conversion date, provided that (i) in no event may the Alternate Conversion Price be less than $1.75 per share and (ii) the Assignees shall not be entitled to receive more than 19.99% of the outstanding Common Stock.

If the maximum amount of principal and interest is converted to Common Stock at the Alternate Conversion Price, the Assignees would receive no more than 604,113 shares of Common Stock.

So long as this Exchange Notes remains outstanding or the Assignees hold any Conversion Shares, the Company is prohibited from entering into any financing transaction pursuant to which the Company sells its securities at a price lower than $1.75 per share. In addition, the Company is prohibited from (i) exchanging any indebtedness or securities of the Company for any other indebtedness or securities of the Company, (ii) cooperating with any person to effect any exchange of indebtedness or securities of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party, (iii) reducing or otherwise changing the exercise price, conversion price or exchange price of certain common stock equivalents of the Company or amending any non-convertible indebtedness of the Company to make it convertible into securities of the Company, (iv) issuing or selling any securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, or (B) with a conversion, exercise or exchange rate or price that is subject to being reset on one or more occasions at a future date or upon the occurrence of specified events, or (v) entering into any agreement to sell securities at a future determined price, including any equity line of credit or at-the-market offering.

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Beginning on January 17, 2018 and continuing on the first trading day of each of the following 11 successive months thereafter, the Company is required to redeem one-twelfth of the face amount of the Exchange Note and guaranteed interest. Each amortization payment is payable in whole or in part in cash equal to 115% of the amortization payment; however, if the Company is in compliance with certain conditions, the Company may elect to pay the amortization payments in Common Stock. The Holder is entitled to accelerate up to three future amortization payments and demand such accelerated amortization payments be made in Common Stock at a separate amortization conversion rate, which is equal to 85% of the average of the three lowest traded prices of the Common Stock during the ten consecutive trading days immediately prior to the applicable payment date of the amortization payment.

The Company has the option to prepay any portion of the principal and accrued but unpaid interest outstanding under the note with a premium payment of 115% of all amounts being prepaid. In the event the Company consummates a public or private offering or other financing or capital-raising transaction of any kind, in which the Company receives gross proceeds of at least $3 million, the Company will be required to pay the Assignees an amount in cash equal to 115% of aggregate of the principal amount of the Exchange Note, any accrued and unpaid interest (including the guaranteed interest mentioned above) and any other amounts payable under the Exchange Note.

The Exchange Note contains events of default, which, if triggered, will result in certain increased interest rates and other penalties.

Registration Rights

We have entered into various agreements with holders of shares of our common stock and warrants to acquire shares of our common stock that under certain circumstances require us to register with the SEC such common shares and the common shares issuable upon exercise of the warrants. These registration rights are generally subject to certain conditions and limitations, including our right to limit the number of shares included in any such registration under certain circumstances. We are generally required to pay all expenses incurred in connection with registrations effected in connection with the registration rights, excluding selling expenses such as broker commissions and underwriting discounts. The registration rights may be transferred to any transferee or assignee of the holder of such registrations rights who agrees to be bound by the terms of the registration rights agreement.

Furthermore, the terms of the agreements generally provide that we will not be required to maintain the effectiveness of any registration statement, or file another registration statement, with respect to any registrable securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions.

Piggyback Rights. Pursuant to the terms of the warrant issued to Hercules Technology III, L.P. (“Hercules Technology”) on June 30, 2014 (the “Hercules Warrant”), if at any time while the Hercules Warrant is outstanding we file a registration statement under the Securities Act to register the sale of any of our securities, we will be required to include in such registration statement the shares of common stock underlying the Hercules Warrant. In connection with the filing of this registration statement, Hercules Technology granted us a waiver of these piggyback registration rights. We have obtained a waiver from Hercules Technology for this registration statement.

Pursuant to the terms of the warrant issued in connection with a bridge loan we secured in November 2014 (the “Closing Bridge Warrant”), for so long as the Closing Bridge Warrant is outstanding, and while all shares of common stock underlying the Closing Bridge Warrant are not able to be sold without restriction under Rule 144 of the Securities Act, we are required to include in any registration statement registering the sale of any of our securities filed under the Securities Act the shares of common stock underlying the Closing Bridge Warrant.

Generally, the foregoing piggyback registration rights do not apply to registrations of our securities that we initiate that are (i) issuable in connection with our acquisition of another entity or business or (ii) incidental to any of our equity compensation, employee stock purchase or other employee benefit plans or any sales agent/distributor equity incentive program that we may implement.

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Pursuant to the terms of the warrant issued in connection with a promissory note we issued on January 31, 2018, we agreed to include in the next registration statement we file with the SEC (and on each subsequent registration statement thereafter) all shares issuable upon exercise of the warrant. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of the note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000). We have obtained a waiver from the holder of the promissory note for this registration statement.

Effects of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law

The provisions of (1) Delaware law, (2) our restated certificate of incorporation and (3) our restated bylaws discussed below could discourage or make it more difficult to prevail in a proxy contest or effect other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions also are intended to discourage certain tactics that may be used in proxy fights. These provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Appointment of Directors to Fill Vacancies; Removal of Directors for Cause. Our restated certificate of incorporation provides that our board of directors will be divided into three classes as nearly equal in number as possible. Each year the stockholders will elect the members of one of the three classes to a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill any positions so created and is permitted to specify the class to which any new position is assigned. The person filling any of these positions would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of holders of at least 75% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Authorization of Blank Check Preferred Stock. Our restated certificate of incorporation provides that our board of directors is authorized to issue, without stockholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

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Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered no less than 60 days nor more than 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, this business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent. Our restated certificate of incorporation does not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Effect of Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Our Restated Bylaws and Delaware Law” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. A 80% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a simple majority vote of the board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. The transfer agent and the registrar’s address is 59 Maiden Lane, New York, New York 10038.

Listing

Our common stock trades on The Nasdaq Capital Market under the symbol “AMDA.”

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PLAN OF DISTRIBUTION

On or about              , 2018, we will distribute the Subscription Rights, rights certificates and copies of this prospectus to holders of shares of our common stock as of the Record Date. If you have made a determination to exercise your rights, you must comply in a timely manner with the exercise procedures set forth in the section of this prospectus under the caption: “The Rights Offering.”

You may contact the Information Agent if you have any questions, by email at              or by telephone at            .

Maxim Group LLC is the dealer-manager of this Rights Offering. In such capacity, such dealer-manager will provide marketing assistance and financial advice (including determining the Subscription Price and the structure of the Rights Offering) to us in connection with this offering and will solicit the exercise of Subscription Rights and participation in the Over-Subscription Privilege. The dealer-manager will provide us with updated investor feedback and recommendations on pricing and structure through to the end of the subscription period. The dealer-manager is not underwriting or placing any of the Subscription Rights or the shares of our Series B Preferred Stock or Warrants being issued in this offering and does not make any recommendation with respect to such Subscription Rights (including with respect to the exercise or expiration of such Subscription Rights), shares or Warrants.

In connection with this Rights Offering, we have agreed to pay fees to Maxim Group LLC as dealer-manager a cash fee equal to (i) 7.0% of the gross proceeds received by us directly from exercises of the Subscription Rights. We advanced $15,000 to Maxim Group LLC against reimbursement of non-accountable expense allowance which is capped at $100,000; any portion of the advance not applied to actual out-of-pocket expenses will be returned to us. We have also agreed to grant Maxim Group LLC Warrants covering a number of shares of common stock equal to 4.0% of the total number of securities sold in the Rights Offering and exercisable at 110% of the public offering price of the securities, which Warrants are the same Warrants included in the Units. The Maxim Group Warrants are subject to a 180-day lock up pursuant to FINRA Rule 5110(g)(1), exercisable commencing six months after the effective date of the registration statement for this offering and will terminate five years after such effective date, provide for cashless exercise, one demand right at our expense and unlimited “piggyback” rights for a period of five years from the effective date.

We have also agreed to indemnify the dealer-manager and its respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended. The dealer-manager’s participation in this offering is subject to customary conditions contained in the dealer-manager agreement, including the receipt by the dealer-manager of an opinion of our counsel. The dealer-manager and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive fees.

Upon the closing of the offering, we agreed to grant Maxim Group LLC a right of first refusal to act as lead manager for any and all future public and private equity and equity-linked offerings for a period of nine months from the commencement of sales of the offering.

Maxim Group LLC is a broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The principal business address of Maxim Group LLC is 405 Lexington Avenue, New York, New York 10174.

Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our Series B Preferred Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of the shares of common stock received upon the conversion of our Series B Preferred Stock or the exercise of the Warrants, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our Series B Preferred Stock, Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Series B Preferred Stock, the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon conversion of our Series B Preferred Stock or exercise of the Warrants.

This discussion is limited to holders that hold the Subscription Rights, shares of our Series B Preferred Stock, Warrants and shares of our common stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the Subscription Rights, shares of our Series B Preferred Stock, Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Subscription Rights, shares of Series B Preferred Stock, or Warrants or shares of our common stock under the constructive sale provisions of the Code;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the Subscription Rights, shares of our Series B Preferred Stock, Warrants or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, Subscription Rights, shares of our Series B Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Series B Preferred Stock or exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR SERIES B PREFERRED STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON CONVERSION OF SERIES B PREFERRED STOCK OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock Subscription Rights, shares of our Series B Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon conversion of our Series B Preferred Stock or exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Series B Preferred Stock) and the effects of the Over-Subscription Privilege, we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a stockholder’s taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits.

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Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and thereafter as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holder’s existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing common shares and the Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value of the Series B Preferred Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the new share of Series B Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in their new shares of Series B Preferred Stock and Warrants. The holding period of a share of Series Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Series B Preferred Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, the U.S. holder should consult with their tax advisor.

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Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the Subscription Rights that have expired to the existing common shares.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. U.S. holders should consult their own tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Market Price and Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, as well as, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

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Distributions on Series B Preferred Stock and Common Stock

As described in the section entitled “Market Price and Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series B Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series B Preferred Stock or common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its Series B Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Sale, Exchange or Other Disposition of Series B Preferred Stock and Common Stock

Upon a sale, exchange, or other disposition of our Series B Preferred Stock (other than by conversion) or our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our Series B Preferred Stock or our common stock. The U.S. holder’s adjusted tax basis in our Series B Preferred Stock generally will equal its cost for the Series B Preferred stock, reduced by the amount of any cash distributions treated as a return of capital as described above. A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock (discussed below under “Conversion of the Series B Preferred Stock into Our Common Stock”) reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our Series B Preferred Stock or our common stock exceeded one year at the time of disposition (see the discussion below under “Conversion of Our Series B Preferred Stock into Our Common Stock” regarding a U.S. holder’s holding period for our common stock). Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Series B Preferred Stock into Our Common Stock

Generally, a U.S. holder will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series B Preferred Stock. The adjusted tax basis of our common stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Series B Preferred Stock converted, and the holding period of such common stock received on conversion will include the period during which the U.S. holder held the Series B Preferred Stock prior to conversion.

In the event a U.S. holder’s Series B Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under “Tax Consequences Applicable to U.S. Holders — Constructive Dividends on Series B Preferred Stock.” U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Dividends on Series B Preferred Stock

The conversion rate of our Series B Preferred Stock is subject to adjustment under certain circumstances, as described above under “Description of Securities—Series B Preferred Stock.” Section 305(c) of the Code and Treasury regulations thereunder will treat a U.S. holder of our Series B Preferred Stock as having received a constructive distribution includable in such U.S. holder’s income in the manner as described above under “Tax Consequences Applicable to U.S. Holders — Distributions on Series B Preferred Stock and Common Stock,” if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of our common stock or an increase in the conversion rate upon certain events as described above will generally give rise to a deemed taxable dividend to the holders of our Series B Preferred Stock to the extent of our current or accumulated earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Series B Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our common stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Certain adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of our Series B Preferred Stock will generally not be considered to result in a constructive distribution.

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Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Series B Preferred Stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through conversion of our Series B Preferred Stock or exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Subscription Rights, shares of our Series B Preferred Stock, Warrants or shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences Applicable to U.S. Holders – Receipts of Subscription Rights” above. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

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Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants into shares of our common stock. However, if a cashless exercise of the Warrants results in a taxable exchange, as described in ” Tax Considerations Applicable to U.S. holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Series B Preferred Stock, Common Stock or Warrants” would apply.

Constructive Dividends on Warrants

As described in the section entitled “Market Price and Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series B Preferred Stock or common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Series B Preferred Stock and Common Stock

As described in the section entitled “Market Price and Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Series B Preferred Stock or common stock in the foreseeable future. However, if we do make distributions of cash or property on our Series B Preferred Stock or common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Series B Preferred Stock or common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Series B Preferred Stock, our common stock or Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of our Series B Preferred Stock or common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Series B Preferred Stock or common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Series B Preferred Stock, Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Series B Preferred Stock, Warrants or our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our Series B Preferred Stock, Warrants or our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Series B Preferred Stock into Our Common Stock

A non-U.S. holder generally will not recognize any gain or loss in respect of the receipt of our common stock upon the conversion of our Series B Preferred Stock.

Constructive Dividends on Series B Preferred Stock

As described above under “Tax Consequences Applicable to U.S. Holders — Constructive Dividends on Series B Preferred Stock,” in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive dividend deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under “Tax Consequences Applicable to Non-U.S. Holders — Distributions on Series B Preferred Stock and Common Stock.” It is possible that U.S. federal tax on the constructive dividend would be withheld, if applicable, from subsequent payments on the Series B Preferred Stock or our common stock.

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Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Series B Preferred Stock or common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Series B Preferred Stock, Warrants and our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Series B Preferred Stock, Warrants or our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Series B Preferred Stock, Warrants or our common stock outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Series B Preferred Stock, Warrants or our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under provisions commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock or Warrants, or gross proceeds from the sale or other disposition of our Series B Preferred Stock, Warrants or our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Series B Preferred Stock, Warrants or our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

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WHERE CAN YOU FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Each person, including any beneficial owner, to whom a prospectus is delivered may obtain a copy of any or all of the documents referred to above, including exhibits, at no cost to you by written or oral request to us at the following address and telephone number: Attention: Corporate Secretary, 1885 West 2100 South, Salt Lake City, UT 84119, telephone (801) 839-3500. The documents referred to above may also be accessed at https://amedica.com.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

LEGAL MATTERS

The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Dorsey & Whitney LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Amedica Corporation as of December 31, 2015, and for the year then ended, included in this Prospectus have been so included in reliance on the report of Mantyla McReynolds LLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Amedica Corporation as of December 31, 2016, and for the year then ended, included in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in accounting and auditing.

130

AMEDICA CORPORATION

F-1

Amedica Corporation

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2017 (As Restated)	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,816	$6,915
Trade accounts receivable, net of allowance of $22 and $22, respectively	1,587	1,620
Prepaid expenses and other current assets	176	239
Inventories, net	1,733	7,213
Total current assets	6,312	15,987
Inventories, net	3,933	-
Property and equipment, net	1,372	889
Intangible assets, net	2,785	3,187
Goodwill	6,163	6,163
Other long-term assets	35	35
Total assets	$20,600	$26,261

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,159	$658
Accrued liabilities	2,356	3,183
Debt	4,614	7,012
Derivative liabilities, current portion	1,031	3,137
Total current liabilities	9,160	13,990
Deferred rent	215	319
Other long-term liabilities	278	189
Derivative liabilities, net of current portion	506	528
Total liabilities	10,160	15,026

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 130,000,000 shares authorized; no shares issued and outstanding.	-	-
Common stock, $0.01 par value, 250,000,000 shares authorized, 3,022,073 and 2,280,407 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively.	30	22
Additional paid-in capital	225,733	222,513
Accumulated deficit	(215,323)	(211,300)
Total stockholders’ equity	10,440	11,235
Total liabilities and stockholders’ equity	$20,600	$26,261

The condensed consolidated balance sheet as of December 31, 2016, has been prepared using information from the audited consolidated balance sheet as of that date.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

Amedica Corporation

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017 (As Restated)	2016	2017 (As Restated)	2016
Product revenue	$2,956	$3,378	$8,793	$11,574
Costs of revenue	1,408	765	2,791	2,675
Gross profit	1,548	2,613	6,002	8,899
Operating expenses:
Research and development	1,433	1,582	3,790	4,743
General and administrative	1,092	1,912	3,288	4,834
Sales and marketing	1,579	2,326	5,005	7,514
Total operating expenses	4,104	5,820	12,083	17,091
Loss from operations	(2,556)	(3,207)	(6,081)	(8,192)
Other income (expenses):
Interest expense	(270)	(745)	(1,008)	(3,998)
Loss on extinguishment of debt	-	(417)	-	(661)
Change in fair value of derivative liabilities	756	(252)	2,938	(228)
Offering costs	-	(571)	(131)	(571)
Other income	1	5	(2)	11
Total other income (expense), net	487	(1,980)	1,797	(5,447)
Net loss before income taxes	(2,069)	(5,187)	(4,284)	(13,639)
Provision for income taxes	-	-	-	-
Net loss	$(2,069)	$(5,187)	$(4,284)	$(13,639)
Deemed dividend related to beneficial conversion feature and accretion of a discount on Series A Preferred Stock	-	(6,278)	-	(6,278)
Net loss attributable to common stockholders	$(2,069)	$(11,465)	$(4,284)	$(19,917)
Net loss per share
Basic and diluted	$(0.68)	$(5.97)	$(1.47)	$(15.21)
Weighted average common shares outstanding:
Basic and diluted	3,022,073	1,920,745	2,918,240	1,309,286

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

Amedica Corporation

Condensed Consolidated Statements of Cash Flows - Unaudited

(in thousands)

	Nine Months Ended September 30,
	2017 (As Restated)	2016
Cash flow from operating activities
Net loss	$(4,284)	$(13,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	432	1,123
Amortization of intangible assets	402	375
Amortization of lease incentive for tenant improvements	15	15
Non-cash interest expense	675	1,778
Loss on extinguishment of debt	-	661
Stock based compensation	173	197
Change in fair value of derivative liabilities	(2,938)	228
Loss (gain) on disposal of equipment	2	(13)
Provision for inventory reserve	1,300	861
Offering costs	131	571
Changes in operating assets and liabilities:
Trade accounts receivable	33	1,390
Prepaid expenses and other current assets	63	(138)
Inventories	246	428
Accounts payable and accrued liabilities	(646)	906
Net cash used in operating activities	(4,396)	(5,257)
Cash flows from investing activities
Purchase of property and equipment	(917)	(427)
Proceeds from sale of property and equipment	-	30
Net cash used in investing activities	(917)	(397)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	3,128	2,540
Proceeds from issuance of preferred stock, net of issuance costs	-	3,622
Proceeds from issuance of warrant derivative liability, net of issuance costs of	679	5,246
Proceeds from the exercise of warrants	-	448
Proceeds from issuance of debt	2,500	-
Payments on debt	(5,043)	(5,071)
Issuance costs paid for debt	(50)	(267)
Debt extinguishment payments	-	(1,728)
Payments for capital lease	-	(8)
Net cash provided by financing activities	1,214	4,782
Net decrease in cash and cash equivalents	(4,099)	(872)
Cash and cash equivalents at beginning of period	6,915	11,485
Cash and cash equivalents at end of period	$2,816	$10,613

Non-cash investing and financing activities
Deemed dividend related to beneficial conversion feature of preferred convertible stock and accretion of a discount	$-	$6,278
Debt converted to common stock	-	2,480
Capital lease for property and equipment	-	60
Derivative liability reduced with exercise of warrants	-	274
Debt discount from warrants issued with debt	189	-
Supplemental cash-flow information
Cash paid for interest	$333	$1,330

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

AMEDICA CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Summary of Significant Accounting Policies

Organization

Amedica Corporation was incorporated in the state of Delaware on December 10, 1996. Amedica Corporation is a materials company focused on developing, manufacturing and selling silicon nitride ceramics that are used in medical implants and in a variety of industrial devices. At present, Amedica Corporation commercializes silicon nitride in the spine implant market and believes that its silicon nitride manufacturing expertise positions it favorably to introduce new and innovative devices in the medical and non- medical fields. Amedica Corporation also believes that it is the first and only company to commercialize silicon nitride medical implants. Amedica Corporation acquired US Spine, Inc. (“US Spine”), a Delaware spinal products corporation with operations in Florida, on September 20, 2010. Amedica Corporation and US Spine are collectively referred to as “Amedica” or “the Company in these condensed consolidated financial statements. The Company’s products are sold primarily in the United States.

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”), and include all assets and liabilities of the Company and its wholly-owned subsidiary, US Spine. All material intercompany transactions and balances have been eliminated in consolidation. SEC rules and regulations allow the omission of certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, so long as the statements are not misleading. In the opinion of management, these financial statements and accompanying notes contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position and results of operations for the periods presented herein. These condensed consolidated financial statements should be read in conjunction with the consolidated audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC on December 26, 2017. The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017. The Company’s significant accounting policies are set forth in Note 1 to the consolidated financial statements in its Annual Report on Form 10-K/A for the year ended December 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the periods then ended. Actual results could differ from those estimates. The most significant estimates relate to inventory, stock-based compensation, long-lived and intangible assets and the liability for preferred stock and common stock warrants.

Liquidity and Capital Resources

The condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these condensed consolidated financial statements.

F-5

For the nine months ended September 30, 2017 and 2016, the Company incurred net losses of $4.3 million and $13.6 million, respectively, and used cash in operations of $4.4 million and $5.3 million, respectively. The Company had an accumulated deficit of $215 million and $211.3 million as of September 30, 2017 and December 31, 2016, respectively. To date, the Company’s operations have been principally financed by proceeds received from the issuance of preferred and common stock, convertible debt and bank debt and, to a lesser extent, cash generated from product sales. It is anticipated that the Company will continue to generate operating losses and use cash in operating activities. The Company’s continuation as a going concern is dependent upon its ability to increase sales, implement cost saving measures, maintain compliance with debt covenants and/or raise additional funds through the capital markets. Whether and when the Company can attain profitability and positive cash flows from operating activities or obtain additional financing is uncertain.

In 2016, the Company implemented certain cost saving measures, including workforce and office space reductions, and will continue to evaluate additional cost savings alternatives during 2017. These additional cost savings measures may include additional workforce and research and development reductions, as well as cuts to certain other operating expenses. In addition to these costs saving measures, an experienced and highly successful leader for the Sales and Marketing team was recruited and hired. This individual has subsequently hired additional experienced personnel in Sales and Marketing. The Company is actively generating additional scientific and clinical data to have it published in leading industry publications. The unique features of the Company’s silicon nitride material are not well known, and publication of such data would help sales efforts as the Company approaches new prospects. The Company is also making additional changes to the sales strategy, including a focus on revenue growth of silicon nitride lateral lumbar implants and the newly developed pedicle screw system (known as Taurus).

As discussed further in Note 7, in June 2014 the Company entered into a term loan with Hercules Technology Growth Capital, Inc. (“Hercules Technology”), as administrative and collateral agent for the lenders thereunder and as lender, and Hercules Technology III, LP, (“HT III” and, together with Hercules Technology, “Hercules”) as lender (the “Hercules Term Loan”). The Hercules Term Loan has a liquidity covenant that requires the Company to maintain a cash balance of the lesser of $2.5 million or the outstanding balance of the Hercules Term Loan. As of September 30, 2017, the outstanding balance on the Hercules Term Loan was $2.3 million and the Company’s cash balance was $2.8 million. The Company believes it will be in position to maintain compliance with the liquidity covenant related to the Hercules Term Loan at least through November 2017. On July 28, 2017, the Company entered into a $2.5 million term loan with a related party that will assist the Company in its cash needs through November 2017. The Company has common stock that is publicly traded and has been able to successfully raise capital when needed since the date of the Company’s initial public offering. The Company is engaged in discussions with investment and banking firms to examine financing alternatives, including options to encourage the exercise of outstanding warrants and other lending alternatives.

If the Company is unable to access additional funds prior to becoming non-compliant with the financial and liquidity covenants related to its debt, the outstanding balances of its debt would become immediately due and payable at the option of the lender. Although the Company is seeking to obtain additional equity and/or debt financing, such funding is not assured and may not be available to the Company on favorable or acceptable terms, and may involve significant restrictive covenants. Any additional equity financing is also not assured and, if available to the Company, will most likely be dilutive to its current stockholders. If the Company is not able to obtain additional debt or equity financing on a timely basis, the impact on the Company will be material and adverse.

Reverse Stock Split

On November 10, 2017, the Company effected a 1 for 12 reverse stock split of the Company’s common stock. The par value and the authorized shares of the common and convertible preferred stock were not adjusted as a result of the reverse stock split. All common stock share and per-share amounts for all periods presented in these condensed consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

Significant Accounting Policies

There have been no significant changes to the Company’s significant accounting policies as described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2016.

F-6

New Accounting Pronouncement, Not Yet Adopted

In January 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-04 Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this guidance eliminate the requirement to calculate the implied fair value of goodwill used to measure goodwill impairment charge (Step 2). As a result, an impairment charge will equal the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the amount of goodwill allocated to the reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. The guidance is effective for goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for goodwill impairment tests performed after January 1, 2017. The impact of this guidance for the Company will depend on the outcomes of future goodwill impairment tests.

In August 2016, the FASB updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Under existing U.S. GAAP, there is no specific guidance on the eight cash flow classification issues aforementioned. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

In March 2016, the FASB updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as the well as classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

In February 2016, the FASB updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods therein, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements, but believes the most significant change will relate to building leases.

In May 2014, in addition to several amendments issued during 2016, the FASB updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is in the preliminary stages of evaluating the impact that the new standard will have on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards, in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that no other pronouncements will have a significant effect on its financial statements.

F-7

2. Basic and Diluted Net Loss per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is calculated by dividing the net loss by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. Dilutive common stock equivalents are primarily comprised of warrants for the purchase of common stock and stock options. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding because their effect would have been anti-dilutive due to the Company reporting a net loss. The Company had potentially dilutive securities, shares of common stock, totaling approximately 1.5 million and 1.1 million as of September 30, 2017 and 2016, respectively.

3. Inventories, net

Inventories consisted of the following (in thousands):

	September 30, 2017	December 31, 2016
Raw materials	$676	$761
WIP	101	75
Finished goods	4,889	6,377
	$5,666	$7,213

Finished goods included consigned inventory totaling approximately $2.8 million and $5.6 million as of September 30, 2017 and December 31, 2016, respectively. As of September 30, 2017, inventories totaling $1.7 million and $3.9 million were classified as current and long-term, respectively. Inventories classified as current represent the carrying value of inventories at September 30, 2017 that management estimates will be sold by September 30, 2018. As of December 31, 2016, all inventories were classified as current.

4. Intangible Assets

Intangible assets consisted of the following (in thousands):

	September 30, 2017	December 31, 2016
Developed technology	$4,685	$4,685
Customer relationships	3,990	3,990
Other patents and patent applications	562	562
Trademarks	350	350
	9,587	9,587
Less: accumulated amortization	(6,802)	(6,400)
	$2,785	$3,187

Amortization expense is expected to approximate $134,000 for the remainder of 2017, $536,000 per year through 2021, $369,000 in 2022 and a total of $140,000 thereafter, until fully amortized.

5. Fair Value Measurements

Financial Instruments Measured and Recorded at Fair Value on a Recurring Basis

The Company has issued certain warrants to purchase shares of common stock, which are considered mark-to-market liabilities and are re-measured to fair value at each reporting period in accordance with accounting guidance. Fair value is based on the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, under a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1	-	quoted market prices for identical assets or liabilities in active markets.
Level 2	-	observable prices that are based on inputs not quoted on active markets, but corroborated by market data.
Level 3	-	unobservable inputs reflecting management’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

F-8

The Company classifies assets and liabilities measured at fair value in their entirety based on the lowest level of input that is significant to their fair value measurement. No financial assets were measured on a recurring basis as of September 30, 2017 and December 31, 2016. The following tables set forth the financial liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as of September 30, 2017 and December 31, 2016:

	Fair Value Measurements as of September 30, 2017
Description	Level 1	Level 2	Level 3	Total
Derivative liability
Common stock warrants	$-	$-	$1,537	$1,537

	Fair Value Measurements as of December 31, 2016
Description	Level 1	Level 2	Level 3	Total
Derivative liability
Common stock warrants	$-	$-	$3,665	$3,665

The Company did not have any transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy during the nine months ended September 30, 2017 and 2016.

	Common Stock Warrants	Convertible Notes	Total Derivative Liability
Balance at December 31, 2015	$(598)	$-	$(598)
Issuances of derivatives	(5,817)	-	(5,817)
Decrease in liability due to warrants being exercised	273	-	273
Change in fair value	(228)	-	(228)
Balance at September 30, 2016	$(6,370)	$-	$(6,370)

Balance at December 31, 2016	$(3,665)	$-	$(3,665)
Issuances of derivatives	(810)	-	(810)
Decrease in liability due to warrants being exercised	-	-	-
Change in fair value	2,938	-	2,938
Balance at September 30, 2017	$(1,537)	$-	$(1,537)

Common Stock Warrants

The Company has issued certain warrants to purchase shares of common stock, which are considered mark-to-market liabilities and are re-measured to fair value at each reporting period in accordance with accounting guidance. At September 30, 2017 and December 31, 2016, $506,000 and $528,000, respectively, of the derivative liability was calculated using the Black-Scholes-Merton valuation model. At September 30, 2017 and December 31, 2016, $1.0 million and $3.1 million of the derivative liability was calculated using the Monte Carlo Simulation valuation model. Issuances of common stock warrants deemed to be derivative liabilities during January 2017 were valued at $810,000 on the date of issuance using the Monte Carlo Simulation valuation model.

F-9

The assumptions used in estimating the common stock warrant liability using the Black-Scholes-Merton valuation model at September 30, 2017 and December 31, 2016 were as follows:

	September 30, 2017	December 31, 2016
Weighted-average risk free interest rate	1.6%	0.9%
Weighted-average expected life (in years)	2.7	2.5
Expected dividend yield	-%	-%
Weighted-average expected volatility	120.0%	136.0%

The assumptions used in estimating the common stock warrant liability using the Monte Carlo Simulation valuation model at issuance (January 24, 2017) and September 30, 2017 were as follows:

	January 24, 2017	September 30, 2017
Weighted-average risk free interest rate	1.94%	1,77 – 1.89%
Weighted-average expected life (in years)	5.0	3.75 – 4.53
Expected dividend yield	-%	-%
Weighted-average expected volatility	65.60%	62.60 – 62.63%

In addition, if at any time after the second anniversary of the issuance of the warrant, both: (1) the 30 day volume weighted average price of the Company’s stock exceeds $3.00; and (2) the average daily trading volume for such 30 day period exceeds $350,000, the Company may call this warrant for $0.01 per share. Because of the call provisions, management believes the Monte Carlo Simulation valuation model provides a better estimate of fair value for the warrants, issued during July 2016 and January 2017, than the Black-Scholes-Merton valuation model.

Other Financial Instruments

The Company’s recorded values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded value of debt approximates the fair value as the interest rates are reflective of market interest rates.

6. Accrued Liabilities

Accrued liabilities consisted of the following (in thousands):

	September 30, 2017	December 31, 2016
Commissions	$16	$466
Payroll and related expenses	357	461
Royalties	182	416
Interest payable	24	76
Final loan payment fees	1,624	1,333
Other	153	431
	$2,356	$3,183

7. Debt

North Stadium Term Loan

On July 28, 2017, the Company entered into a $2.5 million term loan (the “North Stadium Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board. The North Stadium Loan bears interest at 10% per annum and requires the Company to make monthly interest only payments from September 5, 2017 through July 5, 2018. All principal and unpaid interest (if any) under the North Stadium Loan is due and payable on July 28, 2018. The North Stadium Loan is secured by substantially all of the assets of the Company but is junior to security interest in assets encumbered by the Hercules Term Loan (see below). In connection with the North Stadium Loan the Company also issued North Stadium a warrant to purchase up to 55,000 shares of the Company’s common stock at a purchase price of $5.04 per share, subject to a 5-year term. The relative estimated value of the warrants on the date of grant approximated $0.2 million, which is being amortized as interest expense over the life of the term loan. The assumptions used in the calculation of the fair value of the warrants issued on July 28, 2017, were as follows:

F-10

Weighted-average risk-free interest rate	1.8%
Weighted-average expected life (in years)	4.8
Expected dividend yield	-%
Weighted-average expected volatility	122.0%

Hercules Term Loan

On June 30, 2014, the Company entered into a Loan and Security Agreement with Hercules which provided the Company with a $20 million term loan. The Hercules Term Loan matures on January 1, 2018. The Hercules Term Loan included a $0.2 million closing fee, which was paid to Hercules on the closing date of the loan. The closing fee was recorded as a debt discount and is being amortized to interest expense over the life of the loan. The Hercules Term Loan also includes a non-refundable final payment fee of $1.7 million. The final payment fee is being accrued and recorded to interest expense over the life of the loan. The Hercules Term Loan bears interest at the rate of the greater of either (i) the prime rate plus 7.7%, and (ii) 10.95%, provided however, that during an adjustment period, the term loan interest rate shall mean for any day a per annum rate of interest equal to the grater of either (i) the prime rate plus 9.2%, and (ii) 12.45%. The applicable rate was 11.95% as of September 30, 2017. Interest accrues from the closing date of the loan and interest payments are due monthly. Principal payments commenced August 1, 2015 and are currently being made in equal monthly installments totaling approximately $500,000, with the remainder due at maturity. The Hercules Term Loan is secured by a first priority security interest in substantially all of its assets, including intellectual property, of the Company and contains covenants restricting payments to certain Company affiliates and certain financial reporting requirements.

On September 8, 2015, the Company entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules. The Amendment modified the liquidity covenant to reduce the required minimum cash and cash equivalents balance by $500,000 for every $1.0 million in principal paid, up to a minimum of $2.5 million. Once the Hercules Term Loan principal balance is below $2.5 million the Company is only required to maintain a cash and cash equivalents balance equal to the outstanding principal balance on the Hercules Term loan. The minimum cash and cash equivalents balance required to maintain compliance with the minimum liquidity covenant as of September 30, 2017, was $2.5 million. The Company believes it will maintain compliance with the liquidity covenant related to the Hercules Term Loan at least through November 2017. To maintain compliance beyond that date, the Company will likely require additional cash.

See discussion below with respect to the assignment of $3.0 million of the principal balance of the Hercules Term Loan to Riverside Merchant Partners, LLC (“Riverside”) and the subsequent agreement between the Company and Riverside to exchange the $3.0 million of the Hercules Term Loan held by Riverside for subordinated convertible promissory notes in the aggregate principal amount of $3.0 million.

Hercules and Riverside Debt Exchange

On April 4, 2016, the Company entered into an Assignment and Second Amendment to Loan and Security Agreement (the “Assignment Agreement”) with Riverside and Hercules, pursuant to which Hercules sold $1.0 million of the principal amount outstanding under the Hercules Term Loan to Riverside. In addition, pursuant to the terms of the Assignment Agreement, Riverside acquired an option to purchase an additional $2.0 million of the principal amount outstanding under the Hercules Term Loan from Hercules. On April 18, 2016, Riverside exercised and purchased an additional $1.0 million of the principal amount of the Hercules Term Loan and on April 27, 2016, Riverside exercised the remainder of its option and purchased an additional $1.0 million of the principal amount of the Hercules Term Loan from Hercules.

Riverside Debt

On April 4, 2016, the Company entered into an exchange agreement (the “Exchange Agreement”) with Riverside, pursuant to which the Company agreed to exchange $1.0 million of the principal amount outstanding under the Hercules Term Loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1.0 million (the “First Exchange Note”) and a warrant to purchase 8,333 shares of common stock of the Company at a fixed exercise price of $19.56 per share (the “First Exchange Warrant”) (the “Exchange”). All principal accrued under the Exchange Notes was convertible into shares of common stock at the election of the Holder at any time at a fixed conversion price of $17.16 per share (the “Conversion Price”). The closing stock price on April 4, 2016, was $19.56 and a beneficial conversion feature of $245,000 was recorded to equity and as a debt discount. The warrant value of $106,000 was recorded to equity and as a debt discount.

F-11

In addition, pursuant to the terms and conditions of the Exchange Agreement, the Company and Riverside had the option to exchange an additional $2.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of up to $2.0 million and an additional warrant to purchase 8,333 shares of common stock (the “Second Exchange Warrant”). The Exchange Agreement also provided that if the volume-weighted average price of the Company’s common stock was less than the Conversion Price, the Company would issue up to an additional 12,500 shares of common stock (the “True-Up Shares”) to Riverside, which was subsequently reduced to 11,667 shares of common stock.

On April 18, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Second Exchange Note”). The closing stock price on April 18, 2016, was $24.24 and a beneficial conversion feature of $412,000 was recorded to equity and as a debt discount. Additionally, on April 27, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Third Exchange Note”) and an additional warrant to purchase 8,333 shares of the Company’s common stock at a fixed exercise price of $19.92 per share. The warrant value of $107,000 was recorded to equity and as a debt discount. The closing stock price on April 27, 2016, was $19.92 and a beneficial conversion feature of $268,000 was recorded to equity and as a debt discount. Financing costs were $267,000 and were recorded to interest expense. The unamortized deferred financing costs and debt discount of the Hercules Term Loan exchanged were $244,000 at the time of the exchange and were recorded as a loss on extinguishment of debt related to the debt exchange. The First Exchange Note, the Second Exchange Note and the Third Exchange Note are collectively referred to herein as the “Exchange Notes.”

Pursuant to the terms of the Exchange Notes, since the volume-weighted average price of the Company’s common stock was less than the Conversion Price on May 6, 2016, the Company issued an additional 11,667 shares of common stock to Riverside and recorded the value of the True-Up Shares of $199,000 to interest expense and equity.

All principal outstanding under each of the Exchange Notes was to be due on April 3, 2018 (the “Maturity Date”). Each of the Exchange Notes bore interest at a rate of 6% per annum, with the interest that would accrue on the initial principal amount of the Exchange Notes during the first 12 months being guaranteed and deemed earned as of the date of issuance. Prior to the Maturity Date, all interest accrued under the Exchange Notes was payable in cash or, if certain conditions were met, payable in shares of common stock at the Company’s option, at a conversion price of $16.08 per share. During 2016, the entire principal amount of the First and Second Exchange Notes, $300,000 of the Third Exchange Note, and the interest related to the First, Second, and Third Exchange Notes was converted into 145,227 shares of common stock. In July 2016, the Company paid Riverside $840,000 to redeem in full the remaining principal balance of the Third Exchange Note. The debt discounts associated with the converted debt was recorded to interest expense.

Long-term debt consisted of the following (in thousands):

	September 30, 2017			December 31, 2016
	Outstanding Principal	Unamortized Discount and Debt Issuance Costs	Net Carrying Amount	Outstanding Principal	Unamortized Discount and Debt Issuance Costs	Net Carrying Amount
Hercules Term Loan	$2,377	$(58)	$2,319	$7,421	$(409)	$7,012
North Stadium Term Loan	2,500	(205)	2,295	-	-	-
Less: Current portion	(4,877)	263	(4,614)	(7,421)	409	(7,012)
Long-term debt	$-	$-	$-	$-	$-	$-

F-12

Based on contractual principal payment obligations on the Hercules term loan as of September 30, 2017, before considering acceleration of maturity payments due to potential non-compliance with loan covenants, the entire principal balance is due January 1, 2018, and therefore current.

8. Equity

During the nine months ended September 30, 2017, the Company completed a secondary offering in which the Company sold 741,667 shares of common stock and warrants to purchase 333,750 shares of common stock for $0.04 per unit (each unit consisting of 1/12th share of common stock and 0.04 common stock warrants). The Company received approximately $3.9 million in proceeds, with $3.1 million, net of issuance costs of $0.6 million, allocated  to the common stock and $0.8 million allocated to the warrants.  The $0.8 million allocated to warrants were recorded as a derivative liability. In association with the warrants that were recorded as a derivative liability, the Company immediately expensed approximately $0.1 million of issuance costs. The warrants became exercisable on the closing date, expire on the five-year anniversary of the closing date, and have an initial exercise price per share equal to $6.60 per share, subject to adjustments for events of recapitalization, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

On February 24, 2017, the underwriter in the 2017 secondary offering exercised its option to purchase additional warrants for 30,000 shares of the Company’s common stock.

9. Stock-Based Compensation

A summary of the Company’s outstanding stock option activity for the nine months ended September 30, 2017, is as follows:

		September 30, 2017
	Options	Weighted-Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Intrinsic Value
As of December 31, 2016	11,446	$367.08	8.2	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(47)	9,187.80	-	-
As of September 30, 2017	11,399	$331.92	7.3	-
Exercisable as of September 30, 2017	11,025	$405.60	7.3	-
Expected to vest as of September 30, 2017	11,399	$331.92	7.3	-

The Company estimates the fair value of each stock option on the grant date using the Black-Scholes-Merton valuation model, which requires several estimates including an estimate of the fair value of the underlying common stock on grant date. The expected volatility was based on an average of the historical volatility of a peer group of similar companies. The expected term was calculated utilizing the simplified method. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The following weighted average assumptions were used in the calculation to estimate the fair value of options granted to employees during the nine months ended September 30, 2016 (no options were granted for the nine months ended September 30, 2017):

Nine Months Ended
September 30, 2016
Weighted-average risk-free interest rate	1.6%
Weighted-average expected life (in years)	6.3
Expected dividend yield	-%
Weighted-average expected volatility	65.0%

F-13

Summary of Stock-Based Compensation Expense

Total stock-based compensation expense included in the condensed consolidated statements of operations is allocated as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue	$-	$6	$10	$13
Research and development	11	18	61	71
General and administrative	23	20	69	95
Selling and marketing	20	1	33	18
Capitalized into inventory	-	11	-	14
	$54	$56	$173	$211

Unrecognized stock-based compensation as of September 30, 2017 is as follows (in thousands):

		Weighted Average
	Unrecognized Stock-Based	Remaining of Recognition
	Compensation	(in years)
Stock options	$88	0.65

10. Commitments and Contingencies

From time to time, the Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities. Management believes any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, operating results or cash flows.

F-14

11. Restatement of Condensed Consolidated Balance Sheet and Related Statements of Operations and Cash Flows

The requirement to restate the Company’s condensed consolidated balance sheet as of September 30, 2017 and the related statements of operations and cash flows for the three and nine month periods ended September 30, 2017 is due to the failure to record a derivative liability from the issuance of 1,054,167 common stock warrants during July 2016 and the issuance of 333,750 common stock warrants during January 2017 that were previously recorded as equity. The impact of this change for the three and nine month periods ended September 30, 2017 is as follows (in thousands, except share and per share data):

	Three months ended September 30, 2017
	As Previously Reported	As Restated
Total other income (expense), net	$(259)	$487
Total net loss	(2,815)	(2,069)
Deemed dividend related to beneficial conversion feature and accretion of a discount on Series A Preferred Stock	-	-
Net loss attributable to common stockholders	$(2,815)	$(2,069)
Net loss per share attributable to common stockholders: Basic and diluted	$(0.93)	$(0.68)
Weighted average common shares outstanding: Basic and diluted	3,022,073	3,022,073
Common stock, $0.01 par value	$30	$30
Additional paid-in capital	231,647	225,733
Accumulated deficit	(220,206)	(215,323)
Total stockholders’ equity	$11,471	$10,440
Derivative liabilities, current portion	$-	$1,031

	Nine months ended September 30, 2017
	As Previously Reported	As Restated
Total other expense, net	$(989)	$1,797
Total net loss	(7,070)	(4,284)
Deemed dividend related to beneficial conversion feature and accretion of a discount on Series A Preferred Stock	-	-
Net loss attributable to common stockholders	$(7,070)	$(4,284)
Net loss per share attributable to common stockholders: Basic and diluted	$(2,42)	$(1.47)
Weighted average common shares outstanding: Basic and diluted	2,918,240	2,918,240
Common stock, $0.01 par value	$30	$30
Additional paid-in capital	231,647	225,733
Accumulated deficit	(220,206)	(215,323)
Total stockholders’ equity	$11,471	$10,440
Derivative liabilities, current portion	$-	$1,031

For the nine months ended September 30, 2017, the condensed consolidated statement of cash flows changed from that which was previously reported as follows: An approximate $131,000 positive addback for offering costs was recorded to offset an approximate $131,000 increase to net loss, with no net cash impact on cash flows from operating activities. In addition, the allocation of proceeds among common stock, preferred stock and derivative liability changed, with no net cash flow impact on cash flows from financing activities.

F-15

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Amedica Corporation

Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Amedica Corporation (the “Company”) as of December 31, 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amedica Corporation at December 31, 2016, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13, the accompanying consolidated financial statements have been restated to correct misstatements.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations and negative operating cash flows and needs to obtain additional financing to be compliant with debt covenants and to finance its operations. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO USA, LLP

Salt Lake City, Utah

September 19, 2017 (December 26, 2017 as to the effects of the second restatement described in Note 13 and the reverse split described in Note 1)

F-16

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Amedica Corporation

Salt Lake City, Utah

We have audited the accompanying consolidated balance sheet of Amedica Corporation (the “Company”) as of December 31, 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amedica Corporation at December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations and negative operating cash flows and needs to obtain additional financing to be compliant with debt covenants through 2016. These issues raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds, LLC

Salt Lake City, Utah

March 23, 2016

F-17

Amedica Corporation

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2016	2015
	(as restated)
Assets
Current assets:
Cash and cash equivalents	$6,915	$11,485
Trade accounts receivable, net of allowance of $22 and $49, respectively	1,620	2,660
Prepaid expenses and other current assets	239	229
Inventories	7,213	9,131
Total current assets	15,987	23,505
Property and equipment, net	889	2,472
Intangible assets, net	3,187	3,687
Goodwill	6,163	6,163
Other long-term assets	35	35
Total assets	$26,261	$35,862

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$658	$643
Accrued liabilities	3,183	3,421
Current portion of long-term debt	7,012	16,365
Derivative liabilities, current portion	3,137	-
Total current liabilities	13,990	20,429

Deferred rent	319	432
Other long-term liabilities	189	171
Derivative liabilities, net of current portion	528	598
Total liabilities	15,026	21,630

Commitments and contingencies (Note 11)
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 130,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and 2015	-	-
Common stock, $0.01 par value, 250,000,000 shares authorized, 2,280,407 and 907,187 shares issued and outstanding at December 31, 2016 and 2015, respectively	22	9
Additional paid-in capital	222,513	210,760
Accumulated deficit	(211,300)	(196,537)
Total stockholders’ equity	11,235	14,232
Total liabilities and stockholders’ equity	$26,261	$35,862

The accompanying notes are an integral part of these consolidated financial statements.

F-18

Amedica Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended December 31,
	2016 (as restated)	2015
Product revenue	$15,226	$19,453
Costs of revenue	3,777	6,250
Gross profit	11,449	13,203
Operating expenses:
Research and development	6,345	6,387
General and administrative	6,292	6,436
Sales and marketing	10,347	12,421
Total operating expenses	22,984	25,244
Loss from operations	(11,535)	(12,041)
Other income (expenses):
Interest expense	(4,511)	(4,339)
Gain (loss) on extinguishment of debt	(661)	2,171
Change in fair value of derivative liabilities	2,476	(7,605)
Loss on extinguishment of derivative liabilities	-	(1,263)
Offering costs	(571)	(821)
Other income (expense)	39	(14)
Total other expense, net	(3,228)	(11,871)
Net loss before income taxes	(14,763)	(23,912)
Provision for income taxes	-	-
Net loss	(14,763)	(23,912)
Deemed dividend related to beneficial conversion feature and accretion of discount on convertible series A preferred stock	(6,278)	-
Net loss attributable to common stockholders	$(21,041)	$(23,912)
Net loss per share attributable to common stockholders:
Basic and diluted	$(13.63)	$(66.05)
Weighted average common shares outstanding:
Basic and diluted	1,543,735	362,021

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Amedica Corporation

Consolidated Statements of Stockholders’ Equity

(in thousands, except share data)

							Total
	Convertible				Additional		Stockholders
	Preferred Stock		Common Stock		Paid-In	Accumulate	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2014	-	$-	146,409	$1	$179,411	$(172,505)	$6,907
Issuance of common stock upon cashless exercise of warrants	-	-	212,237	2	11,587	-	11,589
Issuance of common stock with offering	-	-	72,908	1	130	-	131
Issuance of common stock upon exercise of warrants, net of issuance costs	-	-	467,320	5	15,867	-	15,872
Issuance of common stock upon conversion of notes payable	-	-	2,072	-	377	-	377
Stock-based compensation	-	-	6,241	-	985	(120)	865
Reclassification of warrant derivative liability to equity	-	-	-	-	2,403	-	2,403
Net loss	-	-	-	-	-	(23,912)	(23,912)
Balance at December 31, 2015	-	-	907,187	9	210,760	(196,537)	14,232
Issuance of common stock upon cashless exercise of warrants	-	-	44,700	-	-	-	-
Issuance of common stock and warrants with offering, net of issuance costs (as restated)	-	-	438,167	4	2,536	-	2,540
Issuance of convertible preferred stock and warrants with offering, net of issuance costs (as restated)	7,392	-	-	-	3,622		3,622
Accretion of convertible preferred stock discount					6,278		6,278
Deemed dividend on convertible preferred stock					(6,278)		(6,278)
Preferred stock converted to common stock	(7,392)	-	616,000	6	(6)	-	-
Issuance of common stock upon exercise of warrants, net of issuance costs (as restated)			37,262	-	720	-	720
Beneficial conversion feature associated with issuance of convertible notes					1,138		1,138
Issuance of common stock upon conversion of notes payable	-	-	156,893	2	2,677	-	2,679
Issuance of common stock in connection with settlement of litigation	-	-	80,198	1	793	-	794
Stock-based compensation	-	-	-	-	273	-	273
Net loss						(14,763)	(14,763)
Balance at December 31, 2016 (as restated)	-	$-	2,280,407	$22	$222,513	$(211,300)	$11,235

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Amedica Corporation

Consolidated Statements of Cash Flow

(in thousands)

	Year Ended December 31,
	2016 (as restated)	2015
Cash flow from operating activities
Net loss	$(14,763)	$(23,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,435	1,652
Amortization of intangible assets	501	501
Amortization of lease incentive for tenant improvements	20	20
Impairment of property and equipment	852	-
Non cash interest expense	2,904	2,194
Non cash issuance of stock to settle litigation	794	-
(Gain) loss on extinguishment of debt	661	(2,171)
Stock based compensation	273	911
Change in fair value of derivative liabilities	(2,476)	7,605
Loss on extinguishment of derivative liabilities	(1)	1,263
(Gain) loss on disposal of equipment	(27)	(21)
Provision for inventory reserve	1,161	1,333
Bad debt expense	-	(27)
Offering costs	571	821
Changes in operating assets and liabilities:
Trade accounts receivable	1,040	(120)
Prepaid expenses and other current assets	(3)	(74)
Inventories	749	1,357
Accounts payable and accrued liabilities	(861)	(395)
Net cash used in operating activities	(7,170)	(9,063)
Cash flows from investing activities
Purchase of property and equipment	(671)	(695)
Proceeds from sale of property and equipment	54	37
Net cash used in investing activities	(617)	(658)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs ($300)	2,540	4,337
Proceeds from issuance of preferred stock, net of issuance costs ($371)	3,622	-
Proceeds from issuance of warrant derivative liability, net of issuance costs of ($571)	5,246	-
Proceeds from issuance of stock in connection with exercise of warrants, net of issuance costs	447	5,863
Payments on long-term debt	(6,630)	(2,949)
Debt extinguishment payments	(1,728)	(4,112)
Payments for capital lease	(13)	-
Deferred costs paid for debt	(267)	(60)
Purchase of treasury stock	-	(120)
Net cash provided by financing activities	3,217	2,959
Net increase (decrease) in cash and cash equivalents	(4,570)	(6,762)
Cash and cash equivalents at beginning of period	11,485	18,247
Cash and cash equivalents at end of period	6,915	11,485

Noncash investing and financing activities
Preferred stock converted to common stock	$6	$-
Derivative liability reduced with exercise of warrants	274	-
Reclassification of derivative liability	-	4,229
Capital lease for property and equipment	60
Notes payable and accrued interest converted to common stock	2,679	202
Debt exchange - Riverside	3,000	-
Debt discount for Riverside not - beneficial conversion feature (BCF) and warrants	1,138	-
Common stock issued for cashless exercise of warrant derivative liabilities		19,772
Issuance of treasury stock upon conversion of RSUs to common stock		120
Derivative liabilities recorded as a debt discount		382
Deemed dividend on convertible preferred stock	$6,278	$-
Supplemental cash flow information
Cash paid for interest	1,606	2,379

The accompanying notes are an integral part of these consolidated financial statements.

F-21

1. Organization and Summary of Significant Accounting Policies

Amedica Corporation (“Amedica” or “the Company”) was incorporated in the state of Delaware on December 10, 1996. Amedica is a commercial-stage biomaterial company focused on using its silicon nitride technology platform to develop, manufacture, and commercialize a broad range of medical devices. The Company believes it is the first and only manufacturer to use silicon nitride in medical applications. The Company acquired US Spine, Inc. (“US Spine”), a Delaware spinal products corporation with operations in Florida, on September 20, 2010. The Company’s products are primarily sold in the U.S.

Basis of Presentation and Principles of Consolidation

These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and include all assets and liabilities of the Company and its wholly-owned subsidiary, US Spine. All material intercompany transactions and balances have been eliminated in consolidation.

Liquidity and Capital Resources

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements.

For the years ended December 31, 2016 and 2015, the Company incurred a net loss of $14.8 million and $23.9 million, respectively, and used cash in operations of $7.2 million and $9.1 million, respectively. The Company had an accumulated deficit of $211.3 million and $196.5 million at December 31, 2016 and 2015, respectively. To date, the Company’s operations have been principally financed from proceeds from the issuance of preferred and common stock, convertible debt and bank debt and, to a lesser extent, cash generated from product sales. It is anticipated that the Company will continue to generate operating losses and use cash in operations. The Company’s continuation as a going concern is dependent upon its ability to increase sales, implement cost saving measures, maintain compliance with debt covenants and/or raise additional funds through the capital markets. Whether and when the Company can attain profitability and positive cash flows from operations or obtain additional financing is uncertain.

In 2016 the Company implemented certain cost saving measures, including workforce and office space reductions, and will continue to evaluate additional cost savings alternatives during 2017. These additional cost savings measures may include additional workforce and research and development reductions, as well as cuts to certain other operating expenses. In addition to these cost saving measures an experienced and highly successful leader for the Sales and Marketing team was recruited and hired. This individual has subsequently hired additional experienced personnel in Sales and Market Development. The Company is actively generating additional scientific and clinical data to have it published in leading industry publications. The unique features of our silicon nitride material are not well known, and such the publication of such data would help sales efforts as the Company approaches new prospects. The Company is also making additional changes to the sales strategy, including a focus on revenue growth of silicon nitride lateral lumbar implants and the newly developed pedicle screw system (known as Taurus).

As discussed further in Note 7, in June 2014, the Company entered into a term loan with Hercules Technology Growth Capital, Inc. (“Hercules Technology”), as administrative and collateral agent for the lenders thereunder and as lender, and Hercules Technology III, LP, (“HT III” and, together with Hercules Technology, “Hercules”) as lender (the “Hercules Term Loan”). The Hercules Term Loan has a liquidity covenant that requires the Company to maintain a cash balance of not less than $3.0 million at December 31, 2016. At December 31, 2016, the Company’s cash balance was approximately $6.9 million. The Company believes it will be in position to maintain compliance with the liquidity covenant related to the Hercules Term Loan into the fourth quarter of 2017. To maintain compliance beyond that date, the Company would need to refinance the note or obtain additional funding in or prior to the fourth quarter of 2017. The Company has common stock that is publicly traded and has been able to successfully raise capital when needed since the time of its initial public offering. The Company is engaged in discussions with an investment banking firm to examine financing alternatives, including options to encourage the exercise of outstanding warrants. The Company is also seeking to refinance the Hercules Term Loan and is in discussions with banking firms to look at lending alternatives.

F-22

If the Company is unable to refinance the Hercules Term Loan or access additional funds prior to becoming non-compliant with the financial and liquidity covenants related to the Hercules Term Loan, the entire remaining balance of the debt under the Hercules Term Loan could become immediately due and payable at the option of the lender. Although the Company is seeking to refinance the note or obtain additional debt financing, such funding is not assured and may not be available to the Company on favorable or acceptable terms, and may involve restrictive covenants. Any additional equity financing is also not assured and, if available to the Company, will most likely be dilutive to its current stockholders. If the Company is not able to obtain additional debt or equity financing on a timely basis, the impact on the Company will be material and adverse.

These uncertainties create substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Reverse Stock Split

On January 25, 2016, the Company effected a 1 for 15 reverse stock split of the Company’s common stock. The par value and the authorized shares of the common and convertible preferred stock were not adjusted as a result of the reverse stock split. All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted to reflect the reverse stock split .

On November 10, 2017, the Company effected a 1 for 12 reverse stock split of the Company’s common stock. The par value and the authorized shares of the common and convertible preferred stock were not adjusted as a result of the reverse stock split. All common stock share and per-share amounts for all periods presented in these consolidated financial statements have been adjusted retroactively to reflect the reverse stock split.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. Some of the more significant estimates relate to inventory, stock-based compensation, long-lived and intangible assets, goodwill, and derivative liabilities.

Concentrations of Credit Risk and Significant Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, accounts receivable and restricted cash. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit-quality financial institutions in bank deposits, money market funds, U.S. government securities and other investment grade debt securities that have strong credit ratings. The Company has established guidelines relative to diversification of its cash and marketable securities and their maturities that are intended to secure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. Although the Company may deposit its cash and cash equivalents with multiple financial institutions, its deposits, at times, may exceed federally insured limits.

At December 31, 2016, one customer receivable balance was 16% of the Company’s total trade accounts receivable. At December 31, 2015, one customer receivable balance was 11% of the Company’s total trade accounts receivable. There was one customer that accounted for 10% or more of the Company’s revenue representing 17% of revenue for the year ended December 31, 2016. There was one customer that accounted for 10% or more of the Company’s revenue representing 12% of revenue for the year ended December 31, 2015.

F-23

Revenue Recognition

The Company derives its product revenue primarily from the sale of spinal fusion devices and related products used in the treatment of spine disorders. The Company’s product revenue is generated from sales to three types of customers: (1) surgeons and hospitals; (2) stocking distributors; and (3) private label customers. Most of our products are sold on a consignment basis through a network of independent sales distributors; however, the Company also sells its products to independent stocking distributors and private label customers. Product revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability is reasonably assured. The Company generates the majority of its revenue from the sale of inventory that is consigned to independent sales distributors that facilitate sells of the Company’s products to surgeons and hospitals. For these products, we recognize revenue at the time we are notified the product has been used or implanted and all other revenue recognition criteria have been met. For all other transactions, the Company recognizes revenue when title and risk of loss transfer to the stocking distributor or private label customer, and all other revenue recognition criteria have been met. The Company recognizes revenue from sales to stocking distributors and private label customers at the time the product is shipped. Stocking distributors, who sell the products to their customers, take title to the products and assume all risks of ownership at time of shipment. The Company’s stocking distributors are obligated to pay within specified terms regardless of when, if ever, they sell the products. The Company’s policy is to classify shipping and handling costs billed to customers as an offset to total shipping expense in the consolidated statements of operations, primarily within sales and marketing. In general, the Company’s customers do not have any rights of return or exchange.

Costs of Revenue

The expenses that are included in costs of revenue include all direct product costs if we obtained the product from third-party manufacturers and our in-house manufacturing costs for the products we manufacture. We obtain our non-silicon nitride products, including our metal and orthobiologic products, from third-party manufacturers, while we currently manufacture the majority of our silicon-nitride products in-house.

Specific provisions for excess or obsolete inventory and, beginning in 2013, the excise tax on the sale of medical devices in the United States, are also included in costs of revenue. In addition, we pay royalties attributable to the sale of specific products to some of our surgeon advisors that assisted us in the design, regulatory clearance or commercialization of a particular product, and these payments are recorded as costs of revenue.

Cash and Cash Equivalents

The Company considers all cash on deposit, money market accounts and highly-liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

Inventories

Inventories are stated at the lower of cost or market, with cost for manufactured inventory determined under the standard costs, which approximate actual costs, determined on the first-in first-out (“FIFO”) method. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Inventories purchased from third-party manufacturers are stated at the lower of cost or market using the first-in, first-out method. The Company reviews the carrying value of inventory on a periodic basis for excess or obsolete items, and records any write-down as a cost of revenue, as necessary. It is reasonably possible that the Company may be required to make adjustments to the carrying value of inventory in future periods. Inventory write-downs for excess or obsolete inventory are recorded as a cost of revenue. The Company holds consigned inventory at distributor and other customer locations where revenue recognition criteria have not yet been achieved.

Property and Equipment

Property and equipment, including surgical instruments and leasehold improvements, are stated at cost, less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term, generally five years.

F-24

Periodically we review the carrying value of our property and equipment that are held and used in our operations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined based upon expected undiscounted future net cash flows from the operations to which the assets relate, utilizing management’s best estimate, assumptions, and projections at the time. If the carrying value is determined to be unrecoverable from future operating cash flows, the asset is deemed impaired and an impairment charge would be recognized to the extent the carrying value exceeded the estimated fair value of the asset. We estimate the fair value of assets based on the estimated future discounted cash flows of the asset. Management has evaluated its property and equipment and has identified asset impairment during the year ended December 31, 2016.

Accounts Receivable and Allowance for Doubtful Accounts

The majority of our accounts receivable is composed of amounts due from hospitals or surgical centers. Accounts receivable are carried at invoiced amount less an allowance for doubtful accounts. On a regular basis, we evaluate accounts receivable and estimate an allowance for doubtful accounts, as needed, based on various factors such as customers’ current credit conditions, length of time past due, and the general economy as a whole. Receivables are written off against the allowance when they are deemed uncollectible.

Long Lived Intangible Assets and Goodwill

The Company periodically evaluates the carrying value of definitely-lived intangibles when events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important which could trigger an impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results, significant changes in the manner of its use of acquired assets or its overall business strategy, and significant industry or economic trends. The Company amortizes finite-lived intangible assets on a straight-line basis over their useful lives. The Company recorded no impairment loss for definite-lived intangible assets during the years ended December 31, 2016 and 2015.

When the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators, the Company determines the recoverability by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate and recognizes an impairment charge equal to the amount by which the carrying amount exceeds the fair market value of the asset.

If our revenues or other estimated operating results are not achieved at or above our forecasted level, and we are unable to recover such costs through price increases, the carrying value of certain of our assets may prove to be unrecoverable and we may incur impairment charges of definitive-live intangible assets.

In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized but is required to be reviewed for impairment at least annually or when events or circumstances indicate that carrying value may exceed fair value. The Company is permitted the option to first assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the fair value of any reporting unit is less than its corresponding carrying value. If, after assessing the totality of events and circumstances, the Company concludes that it is not more likely than not that the fair value of any reporting unit is less than its corresponding carrying value then the Company is not required to take further action. However, if the Company concludes otherwise, then it is required to perform a quantitative impairment test, including computing the fair value of the reporting unit and comparing that value to its carrying value. The Company considers valuation factors and an estimated control premium. The estimated fair value of the reporting unit exceeded the carrying value by approximately 20%. The declining price of the Company’s stock is an early indicator that goodwill impairment may be a factor during 2017. We will continue to monitor our market capitalization and impairment indicators.

If the fair value is less than its carrying value, a second step of the test is required to determine if recorded goodwill is impaired. In the event that goodwill is impaired, an impairment charge to earnings would become necessary.

F-25

Derivative Liabilities

Derivative liabilities include the fair value of instruments such as common stock warrants, preferred stock warrants and convertible features of notes, that are initially recorded at fair value and are required to be re-measured to fair value at each reporting period under provisions of ASC 480, Distinguishing Liabilities from Equity, or ASC 815, Derivatives and Hedging. The change in fair value of the instruments is recognized as a component of other income (expense) in the Company’s consolidated statements of operations until the instruments settle, expire or are no longer classified as derivative liabilities. The Company estimates the fair value of these instruments using the Black-Scholes-Merton or Monte-Carlo valuation models depending on the complexity of the underlying instrument. The significant assumptions used in estimating the fair value include the exercise price, volatility of the stock underlying the instrument, risk-free interest rate, estimated fair value of the stock underlying the instrument and the estimated life of the instrument.

Research and Development

All research and development costs, including those funded by third parties, are expensed as incurred. Research and development costs consist of engineering, product development, test-part manufacturing, testing, developing and validating the manufacturing process, and regulatory related costs. Research and development expenses also include employee compensation, employee and nonemployee stock-based compensation, supplies and materials, consultant services, and travel and facilities expenses related to research activities.

Advertising Costs

Advertising costs are expensed as incurred. The primary component of the Company’s advertising expenses is advertising in trade periodicals. Advertising costs were approximately $84,000 and $31,000 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. The Company recognizes interest and penalties as a component of the provision for income taxes. No interest or penalties were recognized in the years ended December 31, 2016 and 2015.

The Company operate in various tax jurisdictions and are subject to audit by various tax authorities. The Company provides for tax contingencies whenever it is deemed probable that a tax asset has been impaired or a tax liability has been incurred for events such as tax claims or changes in tax laws. Tax contingencies are based upon their technical merits relative tax law and the specific facts and circumstances as of each reporting period. Changes in facts and circumstances could result in material changes to the amounts recorded for such tax contingencies.

The Company recognizes uncertain income tax positions taken on income tax returns at the largest amount that is more-likely than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of our income tax provision. For the years ended December 31, 2016 and 2015, the Company did not record any interest expense or penalties related to uncertain tax positions or the settlement of audits for prior periods.

Stock-Based Compensation

The Company measures stock-based compensation expense related to employee stock-based awards based on the estimated fair value of the awards as determined on the date of grant and is recognized as expense over the remaining requisite service period. The Company utilizes the Black-Scholes-Merton option pricing model to estimate the fair value of employee stock options. The Black-Scholes-Merton model requires the input of highly subjective and complex assumptions, including the estimated fair value of the Company’s common stock on the date of grant, the expected term of the stock option, and the expected volatility of the Company’s common stock over the period equal to the expected term of the grant. The Company estimates forfeitures at the date of grant and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company accounts for stock options to purchase shares of stock that are issued to non-employees based on the estimated fair value of such instruments using the Black-Scholes-Merton option pricing model. The measurement of stock-based compensation expense for these instruments is variable and subject to periodic adjustments to the estimated fair value until the awards vest. Any resulting change in the estimated fair value is recognized in the Company’s consolidated statements of operations during the period in which the related services are rendered.

F-26

Because the Company was a privately-held company with no trading history prior to February 2014 and has limited stock history since February 2014, the Company utilizes the historical stock price volatility from a representative group of public companies to estimate expected stock price volatility and our historical stock price. The Company selected companies from the medical device industry, specifically those who are focused on the design, development and commercialization of products for the treatment of spine disorders, and who have similar characteristics to us, such as stage of life cycle and size. The Company intends to continue to utilize the historical volatility of the same or similar public companies to estimate expected volatility until a sufficient amount of historical information regarding the price of our publicly traded stock becomes available. The Company uses the simplified method as prescribed by the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-based Payment, to calculate the expected term of stock option grants to employees as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees. The Company utilizes a dividend yield of zero because the Company has never paid cash dividends and has no current intention to pay cash dividends. The risk-free rate of return used for each grant is based on the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.

The Company accounts for stock options to purchase shares of stock that are issued to non-employees based on the estimated fair value of such instruments using the Black-Scholes-Merton option pricing model. The measurement of stock-based compensation expense for these instruments is variable and subject to periodic adjustments to the estimated fair value until the awards vest. Any resulting change in the estimated fair value is recognized in the Company’s consolidated statements of operations during the period in which the related services are rendered.

Offering Costs

Offering costs consist of legal, accounting, and other advisory costs related to the Company’s efforts to raise debt and equity capital.

Offering costs paid in cash or by issuing warrants associated with the Company’s equity fundraising activities are either recorded to additional paid in capital as a reduction of the proceeds or immediately expensed depending on the amount of the offering costs compared to the gross proceeds.

Offering costs paid in cash or by issuing warrants associated with the Company’s debt fundraising activities are recorded as a debt discount and amortized as interest expense over the lie of the debt or immediately expensed depending on the amount of offering costs compared to debt, with the offset to additional paid in capital.

New Accounting Pronouncement, Not Yet Adopted

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory”. The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the consolidated financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. This guidance is not expected to have a material impact on the consolidated financial statements.

F-27

In August 2016, the Financial Accounting Standards Board (“FASB”) updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. These updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the consolidated financial statements.

In March 2016 the FASB updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as the well as classification in the statement of cash flows. The standard is effective for the Company for its annual period beginning January 1, 2018. The guidance in this standard is not expected to have a material impact on the consolidated financial statements of the Company.

In February 2016, the FASB updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. The standard is effective for the Company for its annual period beginning January 1, 2020, and interim periods therein, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its consolidated financial statements, but believes the most significant change will relate to building leases.

In May 2014, in addition to several amendments issued during 2016, the FASB updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for the Company for its annual period beginning January 1, 2019, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has yet to begin evaluation of the new accounting standard and therefore has yet to determine the impact, if any, that the new standard will have on its consolidated financial statements.

In January of 2017, the FASB issued ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this guidance to eliminate the requirement to calculate the implied fair value of goodwill to measure goodwill impairment charge (Step 2). As a result, an impairment charge will equal the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the amount of goodwill allocated to the reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. The guidance is effective for goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for goodwill impairment tests performed after January 1, 2017. The impact of this guidance for the Company will depend on the outcomes of future goodwill impairment tests.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards, in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

F-28

New Accounting Pronouncement, Adopted in 2016

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest, which amends the current guidance to change the manner in which debt issuance costs are presented on an entity’s balance sheet. This new guidance requires the Company to present debt issuance costs related to recognized debt liabilities on the balance sheet as a direct deduction from the debt liability, as opposed to the previous guidance that provides for presentation of the cost of issuing debt as a separate asset. ASU 2015-03 required retrospective application to all prior periods presented in the consolidated financial statements. The Company adopted this new guidance effective first quarter of 2016. As a result of adopting this standard on January 1, 2016, deferred financing costs of $592,000 as of December 31, 2015 previously reported within current assets, were reclassified to current portion of long-term debt in the consolidated balance sheets. The impact of this adoption was not material to the consolidated financial statements.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per share is calculated by dividing the net loss by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. Dilutive common stock equivalents are comprised of convertible preferred stock, warrants for the purchase of convertible preferred stock and common stock, convertible notes, and stock options and restricted stock units outstanding under the Company’s equity incentive plans. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

F-29

Potentially dilutive securities not included in the calculation of diluted net loss per share because to do so would be anti-dilutive are as follows (in common stock equivalent shares):

	As of December 31,
	2016	2015
Common stock warrants	1,118,938	125,913
Common stock options	11,446	9,387
	1,130,384	135,300

2. Inventories

The components of inventory were as follows (in thousands):

	As of December 31,
	2016	2015
Raw materials	$761	$819
WIP	75	235
Finished goods	6,377	8,077
	$7,213	$9,131

Finished goods include consigned inventory of approximately $5.6 million and $3.8 million as of December 31, 2016 and 2015, respectively.

3. Property and Equipment

The following is a summary of the components of property and equipment (in thousands):

	Year Ended December 31,
	2016	2015
Manufacturing and lab equipment	$223	$7,463
Surgical instruments	5,269	8,672
Leasehold improvements	863	1,439
Software and computer equipment	816	845
Furniture and equipment	629	629
	7,800	19,048
Less: accumulated depreciation	(6,911)	(16,576)
	$889	$2,472

F-30

Depreciation expense for 2016 and 2015 was approximately $1.4 million and $1.7 million, respectively.

Management analyzed the undiscounted cash flows expected to be generated by the ceramic product line asset group and concluded that due to continuing declining revenues that the carrying value of ceramic related assets exceeded the total of the undiscounted cash flows. As a result, the Company recognized impairment charges of approximately $0.22 million related to its ceramics equipment, approximately $0.17 million related to leasehold improvements, and approximately $0.46 related to its ceramics surgical instrument sets, totaling $0.85 million of impairment charges for the year ended December 31, 2016 to bring the carrying value to the estimated fair value. No impairment charge was recorded during the year ended December 31, 2015.

4. Intangible Assets

Intangible assets consisted of the following (in thousands):

	Year Ended December 31,
	2016	2015
Customer relationships	$3,990	$3,990
Developed technology	4,685	4,685
Other patents and patent applications	562	562
Trademarks	350	350
	9,587	9,587
Less: accumulated amortization	(6,400)	(5,900)
	$3,187	$3,687

Based on the recorded intangibles at December 31, 2016, the estimated amortization expense is expected to be approximately $501,000 per year through 2021 and $332,000 through 2022.

5. Fair Value Measurements

Financial Instruments Measured and Recorded at Fair Value on a Recurring Basis

The Company measures and records certain financial instruments at fair value on a recurring basis. Fair value is based on the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, under a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1	-	quoted market prices for identical assets or liabilities in active markets.

Level 2	-	observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3	-	unobservable inputs reflecting management’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The Company classifies assets and liabilities measured at fair value in their entirety based on the lowest level of input that is significant to their fair value measurement. No financial assets were measured on a recurring basis at December 31, 2016 and 2015. The following tables set forth the financial liabilities measured at fair value on a recurring basis by level within the fair value hierarchy at December 31, 2016 and 2015.

F-31

	Fair Value Measurements at December 31, 2016 (in thousands)
Description	Level 1	Level 2	Level 3	Total
Derivative liability
Common stock warrants	$-	$-	$3,665	$3,665

	Fair Value Measurements at December 31, 2015 (in thousands)
Description	Level 1	Level 2	Level 3	Total
Derivative liability
Common stock warrants	$-	$-	$598	$598

The Company did not have any transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy during the years ended December 31, 2016 and 2015. The following table presents a reconciliation of the derivative liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the years ended December 31, 2016 and 2015 (in thousands):

		Preferred	Conversion	Total
	Common Stock	Stock	Feature of	Derivative
	Warrants	Warrants	Notes	Liability
Balance at December 31, 2014	$(11,358)	$-	$(2,612)	$(13,970)
Issuances of derivatives	(14,556)	-	--	(14,556)
Modification of terms	(382)	-	-	$(382)
Decrease in liability due to debt conversions	-	-	179	179
Decrease in liability due to warrants being exercised	20,335	-	-	20,335
Reclassification from liability to equity	2,403	-	-	2,403
Extinguishment of derivative liabilities	-	-	3,468	3,468
Change in fair value	2,960	-	(1,035)	1,925
Balance at December 31, 2015	$(598)	$-	$-	$(598)

Balance at December 31, 2015	(598)	-	-	(598)
Issuance of derivatives	(5,817)	-	-	(5,817)
Decrease in liability due to warrants being exercised	274	-	-	274
Change in fair value	2,476	-	-	2,476
Balance at December 31, 2016	$(3,665)	$-	$-	$(3,665)

In 2015 there were $9.5 million of warrant derivatives issued for the September 2015 offering were recorded as a loss and included in the change in fair value of derivative liabilities per the consolidated statements of operations since the value of the derivative liabilities issued exceeded the proceeds received from the issuance of common stock and warrants. See Note 8 for additional information.

Common Stock Warrants

The Company has issued certain warrants to purchase shares of common stock, which are considered mark-to-market liabilities and are re-measured to fair value at each reporting period in accordance with accounting guidance. At December 31, 2016 and December 31, 2015, $528,000 and $598,000, respectively, of the derivative liability was calculated using the Black-Scholes-Merton valuation model. At December 31, 2016, $3.1 million was calculated using the Monte Carlo Simulation valuation model. Issuances of common stock warrants deemed to be derivative liabilities during the period were valued at $5,817 on the date of issuance using the Monte Carlo Simulation valuation model.

F-32

The assumptions used in estimating the common stock warrant liability using the Black-Scholes-Merton valuation model at December 31, 2016 and 2015 were as follows:

	December 31, 2016	December 31, 2015
Weighted-average risk free interest rate	0.92%	1.71%
Weighted-average expected life (in years)	2.5	3.7
Expected dividend yield	0%	0%
Weighted average expected volatility	136%	119%

The assumptions used in estimating the common stock warrant liability using the Monte Carlo Simulation valuation model at issuance (July 8. 2016) and December 31, 2016 were as follows:

	July 8, 2016	December 31, 2016
Weighted-average risk free interest rate	0.95%	1.47%
Weighted-average expected life (in years)	5.00	4.50
Expected dividend yield	0%	0%
Weighted average expected volatility	67.91%	65.48%

In addition, if any time after the second anniversary of the issuance of the warrant, both: (1) the 30 day volume weighted average price of the Company’s stock exceeds $3.00; and (2) the average daily trading volume for such 30 day period exceeds $350,000, the Company may call this warrant for $0.01 per share. Because of the call provision, management believes the Monte Carlo Simulation valuation model provides a better estimate of fair value for the warrants issued during July 2016 than the Black-Scholes-Merton valuation model.

Other Financial Instruments

The Company’s recorded values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values based on their short-term nature. The recorded value of notes payable approximates the fair value as the interest rate approximates market interest rates.

6. Accrued Liabilities

Accrued liabilities consisted of the following (in thousands):

	Year Ended December 31,
	2016	2015
Commissions	$466	$867
Payroll and related expenses	461	683
Royalties	416	515
Interest payable	76	222
Final loan payment fees	1,333	783
Other	431	351
	$3,183	$3,421

7. Debt

Hercules Term Loan

On June 30, 2014, the Company entered into a Loan and Security Agreement with Hercules which provided the Company with a $20 million term loan. The Hercules Term Loan matures on January 1, 2018. The Hercules Term Loan included a $200,000 closing fee, which was paid to Hercules on the closing date of the loan. The closing fee was recorded as a debt discount and is being amortized to interest expense over the life of the loan. The Hercules Term Loan also includes a non-refundable final payment fee of $1.7 million. The final payment fee is being accrued and recorded to interest expense over the life of the loan. The Hercules Term Loan bears interest at the rate of the greater of either (i) the prime rate plus 9.2%, and (ii) 12.5%, and was 12.7% at December 31, 2016. Interest accrues from the closing date of the loan and interest payments are due monthly. Principal payments commenced August 1, 2015 and are currently being made in equal monthly installments of approximately $500,000, with the remainder due at maturity. The Company’s obligations to Hercules are secured by a first priority security interest in substantially all of its assets, including intellectual property. The Hercules Term Loan contains certain covenants related to restrictions on payments to certain Company affiliates and financial reporting requirements.

F-33

On September 8, 2015, the Company entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules. The Amendment modified the liquidity covenant to reduce the minimum cash balance required by $500,000 for every $1.0 million paid in principal to a minimum of $2.5 million. The minimum cash and cash equivalents balance required to maintain compliance with the minimum liquidity covenant at December 31, 2016, was $3.0 million. The Company believes it is in position to maintain compliance with the liquidity covenant related to the Hercules Term Loan into the fourth quarter of 2017. To maintain compliance beyond that date, the Company would need to refinance the note or obtain additional funding in or prior to the fourth quarter of 2017, and has therefore classified the entire obligation as a current liability.

See discussion below with respect to the assignment of $3.0 million of the principal balance of the Hercules Term Loan to Riverside Merchant Partners, LLC (“Riverside”) and the subsequent agreement between the Company and Riverside to exchange the $3.0 million of the Hercules Term Loan held by Riverside for subordinated convertible promissory notes in the aggregate principal amount of $3.0 million.

Magna Note

On April 2, 2015, we entered into an Amendment and Exchange Agreement (the “Amendment Agreement”) with Magna. The Amendment Agreement provides for the issuance by the Company to Magna of two new senior convertible notes, one with a maturity date in June 2016 and one with a maturity date in August 2016 (the “June Note”, the “August Note,” and collectively the “Exchange Convertible Notes”) in exchange for the Initial Convertible Note, the Additional Convertible Note and a warrant issued to Magna (“Magna Warrant”) to purchase 3,161 shares of the Company’s common stock at an exercise price of $837. The exchange resulted in the cancellation of the Initial Convertible Note, Additional Convertible Note and Magna Warrant.

On June 19, 2015, the Company received written notice from Magna that an event of default had occurred with respect to the Exchange Convertible Notes and underlying agreements. On September 8, 2015, the Company entered into a Settlement and Waiver Agreement (“Settlement Agreement”) with Magna. Pursuant to the Settlement Agreement, the Company paid Magna $2.5 million from the September 2015 Offering discussed in Footnote 8 to redeem the entire $797,000 of outstanding principal amount and accrued interest of the June Note and to partially redeem $1.4 million principal amount of the August Note and any accrued interest. On November 18, 2015, the Company paid Magna $1.3 million of the funds raised from exercise of the Series B warrants discussed in Footnote 8 to redeem $1.1 million of outstanding principal and the associated accrued interest. On December 31, 2015, the Company paid Magna $368,000 of the funds raised from exercise of the Series C warrants discussed in Footnote 8 to redeem $311,000 of outstanding principal and the associated accrued interest. As part of the Settlement Agreement, Magna waived its event of default notice delivered to the Company on June 19, 2015 and its right to convert the August Note into shares of common stock.

The Settlement Agreement was accounted for as a debt extinguishment and the Company recorded a gain on extinguishment of debt of $2.2 million during the year ended December 31, 2015. Since the conversion features of the Exchange Convertible Notes were eliminated, the estimated fair value of the conversion features of $3.5 million was extinguished and included in the calculation of the gain on extinguishment of debt.

During the year ended December 31, 2015, Magna converted a total of $202,000 of the principal amount of the Initial Convertible Note into 2,072 shares of common stock. The Company recorded a loss upon extinguishment of $79,000 during the year ended December 31, 2015 related to the conversion into shares of common stock.

The outstanding principal amount of the remaining Magna August Note was $763,000 at December 31, 2015. The Magna August Note matures on August 11, 2016.

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In July 2016, the Company paid Magna $888,000 to redeem in full the remaining principal balance and interest related to the Magna Note. The outstanding principal amount of the Magna Note at extinguishment was $763,000. The Magna Note would have matured on August 11, 2016, and accrued interest at an annual rate of 6.0%.

Hercules and Riverside Debt Exchange

On April 4, 2016, the Company entered into an Assignment and Second Amendment to Loan and Security Agreement (the “Assignment Agreement”) with Riverside Merchant Partners, LLC (“Riverside”), and Hercules, pursuant to which Hercules sold $1.0 million of the principal amount outstanding under the Hercules Term Loan to Riverside. In addition, pursuant to the terms of the Assignment Agreement, Riverside acquired an option to purchase an additional $2.0 million of the principal amount outstanding under the Hercules Term Loan from Hercules. On April 18, 2016, Riverside exercised and purchased an additional $1.0 million of the principal amount of the Hercules Term Loan and on April 27, 2016, Riverside exercised the remainder of its option and purchased an additional $1.0 million of the principal amount of the Hercules Term Loan from Hercules.

Riverside Debt

On April 4, 2016, the Company entered into an exchange agreement (the “Exchange Agreement”) with Riverside, pursuant to which the Company agreed to exchange $1.0 million of the principal amount outstanding under the Hercules Term Loan held by Riverside for a subordinated convertible promissory note in the principal amount of $1.0 million (the “First Exchange Note”) and a warrant to purchase 8,333 shares of common stock of the Company at a fixed exercise price of $19.56 per share (the “First Exchange Warrant”) (the “Exchange”). All principal accrued under the Exchange Notes was convertible into shares of common stock at the election of the Holder at any time at a fixed conversion price of $17.16 per share (the “Conversion Price”). The closing stock price on April 4, 2016, was $19.56 and a beneficial conversion feature of $245,000 was recorded to equity and as a debt discount. The warrant value of $106,000 was recorded to equity and as a debt discount.

In addition, pursuant to the terms and conditions of the Exchange Agreement, the Company and Riverside had the option to exchange an additional $2.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of up to $2.0 million and an additional warrant to purchase 8,333 shares of common stock (the “Second Exchange Warrant”). The Exchange Agreement also provided that if the volume-weighted average price of the Company’s common stock was less than the Conversion Price, the Company would issue up to an additional 12,500 shares of common stock (the “True-Up Shares”) to Riverside, which was subsequently reduced to 11,667 shares of common stock.

On April 18, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Hercules Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Second Exchange Note”). The closing stock price on April 18, 2016, was $24.24 and a beneficial conversion feature of $413,000 was recorded to equity and as a debt discount. Additionally, on April 27, 2016, the Company and Riverside exercised their option to exchange an additional $1.0 million of the principal amount of the Term Loan for an additional subordinated convertible promissory note in the principal amount of $1.0 million (the “Third Exchange Note”) and an additional warrant to purchase 8,333 shares of the Company’s common stock at a fixed exercise price of $19.92 per share. The warrant value of $107,000 was recorded to equity and as a debt discount. The closing stock price on April 27, 2016, was $19.92 and a beneficial conversion feature of $268,000 was recorded to equity and as a debt discount. Financing costs were $267,000 and were recorded to interest expense. The unamortized deferred financing costs and debt discount of the Hercules Term Loan exchanged were $244,000 at the time of the exchange and were recorded as a loss on extinguishment of debt related to the debt exchange. The First Exchange Note, the Second Exchange Note and the Third Exchange Note are collectively referred to herein as the “Exchange Notes.”

Pursuant to the terms of the Exchange Notes, since the volume-weighted average price of the Company’s common stock was less than the Conversion Price on May 6, 2016, the Company issued an additional 11,667 shares of common stock to Riverside and recorded the value of the True-Up Shares of $199,000 to interest expense and equity.

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All principal outstanding under each of the Exchange Notes was to be due on April 3, 2018 (the “Maturity Date”). Each of the Exchange Notes bore interest at a rate of 6% per annum, with the interest that would accrue on the initial principal amount of the Exchange Notes during the first 12 months being guaranteed and deemed earned as of the date of issuance. Prior to the Maturity Date, all interest accrued under the Exchange Notes was payable in cash or, if certain conditions were met, payable in shares of common stock at the Company’s option, at a conversion price of $16.08 per share. The entire principal amount of the First and Second Exchange Notes, $300,000 of the Third Exchange Note, and the interest related to the First, Second, and Third Exchange Notes had been converted into 145,227 shares of common stock. In July 2016, the Company paid Riverside $840,000 to redeem in full the remaining principal balance of the Third Exchange Note. The debt discounts associated with the converted debt was recorded to interest expense. As discussed above, the Company classifies all future debt obligations as current due to uncertainties in their ability to comply with debt covenant requirements.

Outstanding long-term debt consisted of the following (in thousands):

	December 31, 2016			December 31, 2015
		Unamortized			Unamortized
	Outstanding	Discount and Debt Issuance	Net Carrying	Outstanding	Discount and Debt Issuance	Net Carrying
	Principle	Costs	Amount	Principle	Costs	Amount
Hercules Term Loan	$7,421	$(409)	$7,012	$17,051	$(1,420)	$15,631
Magna Note	-	-	-	763	(29)	734
Total debt	7,421	(409)	7,012	17,814	(1,449)	16,365
Less: Current portion	(7,421)	409	(7,012)	(17,814)	1,449	(16,365)
Long-term debt	$-	$-	$-	$-	$-	$-

The following summarizes, by year, the future contractual principle payment obligations on the Hercules term loan as of December 31, 2016, before considering acceleration of maturity payments due to non-compliance with loan covenants (in thousands):

Hercules Term
Years Ending December 31,	Loan
2017	$6,779
2018	642
Total future principle payments	$7,421

8. Equity

July 2016 Offering

In July 2016, the Company completed a secondary offering in which the Company sold 5,258,000 Class A Units, including 1,650,000 units sold pursuant to the exercise by the underwriters of their over-allotment option, priced at $1.00 per unit, and 7,392 Class B Units, priced at $1,000 per unit. Each Class A Unit consisted of 1/12th share of common stock and one warrant to purchase 1/12th share of common stock. Each Class B Unit consisted of one share of preferred stock convertible into 83 shares of common stock and warrants to purchase 83 shares of common stock. The securities comprising the units were immediately separable and were issued separately. In total, the Company issued 438,167 shares of common stock, 7,392 shares of preferred stock convertible into 616,000 shares of common stock, and warrants to purchase 1,054,167 shares of common stock at a fixed exercise price of $12.00 per share. The Company received proceeds of approximately $11.4 million, net of underwriting and other offering costs.

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The Company raised $4.9 million associated with the Class A Units, with $2.5 million, net of issuance costs of $0.3 million, allocated to the common stock and $2.4 million allocated to the warrants. The Company also raised $7.0 million associated with the Class B Units with $3.6 million, net of issuance costs of $0.4 million, allocated to preferred stock and $3.4 million allocated to the warrants. The $5.8 million allocated to warrants were recorded as a derivative liability. In association with the warrants that were recorded as a derivative liability, the Company immediately expensed approximately $0.5 million of issuance costs. The 7,392 preferred shares were convertible into 616,000 shares of common stock and had an effective conversion rate of $6.48 per share based on the proceeds that were allocated to them. The stock price on July 8, 2016, was $10.56 per share which resulted in a fair value in excess of carrying value of $4.08 per share or $2.5 million in total. The fair value in excess of carrying value, or beneficial conversion feature, was recorded as an adjustment within equity (e.g., deemed dividend). The Company recorded a non-cash, deemed dividend of $6.3 million ($2.5 and $3.8 million—calculated as $0.4 million in offering costs plus $3.4 million measured as the difference between the stated value and the allocated proceeds) related to a beneficial conversion feature and accretion of a discount on convertible preferred stock.

Subsequent to the secondary offering, all 7,392 shares of convertible preferred stock have been converted into 616,000 shares of common stock. Furthermore, the Company received $447,000 and issued 37,208 shares of common stock upon the exercise of certain warrants issued in the secondary offering.

September 2015 Offering

In September 2015, the Company entered into a Securities Purchase Agreement whereby it issued to certain investors 72,908 shares of common stock at a price of $68.64 per share for gross proceeds of $5.0 million before deducting placement agent fees and related offering expenses of $663,000. Pursuant to the terms of the Securities Purchase Agreement the company also issued to the investors 72,908 each of Series A warrants, Series B warrants and Series C warrants.

Shareholder approval was required for the issuance of the common shares underlying the Series B and Series C warrants. On November 3, 2015, the stockholders approved the proposal to allow the Company to issue the underlying shares upon exercise of the Series B and Series C warrants. In November 2015, the automatic exercise provision of the Series B warrants triggered and the Company received gross proceeds of $5.0 million and issued 277,016 shares of common stock in exchange for all 72,908 of the Series B warrants. Furthermore, pursuant to the terms of the warrant agreement, the number of Series A warrants increased by 277,016 to 349,924 and the exercise price of the Series A warrant was adjusted from $84.60 to $18.00. In December 2015, the Company amended the Series A and Series C warrants, whereby the exercise prices of the Series A and Series C warrants were fixed at $18.00 and the number of Series C warrants was fixed at 91,134. The Company received gross proceeds of $1.4 million and issued 80,247 shares of common stock upon exercise of 80,247 Series C warrants. The remaining 10,887 Series C warrants expired on December 30, 2015. Furthermore, pursuant to the terms of the warrant agreement, the number of Series A warrants increased by 80,247. During the year ended December 31, 2015, the Company issued 109,648 shares of common stock upon the cashless exercise of 327,057 Series A warrants. There were 103,114 outstanding Series A warrants at December 31, 2015 that terminate on December 11, 2020. The Company paid $585,000 in offering costs in connection with the proceeds received from the exercise of the Series B and C warrants.

The Series A warrants, Series B warrants and Series C warrants were initially considered to be liabilities and were marked to market at each reporting period until they were exercised, terminated or were no longer classified as liabilities. At December 31, 2015, the remaining Series A warrants were no longer considered liabilities. The Company estimated the fair value of these warrants to be $14.4 million at issuance. The Company recorded $4.9 million of the $5.0 million gross proceeds from the offering to derivative liabilities and $131,000 to equity and recorded a loss of $9.5 million, which was included in the change in fair value of derivative liabilities per the Consolidated Statements of Operations. Furthermore, all of the $821,000 of the September 2015 offering costs were expensed since the value of the warrants exceeded the gross proceeds.

The Company entered into a placement agent agreement in connection with the September 2015 Offering. As part of the placement agent agreement, the Company issued a warrant to the placement agent to purchase 3,645 shares of common stock at an exercise price of $84.60. The warrant was determined to be a liability at issuance and the estimated fair value of $157,000 was included in offering costs.

During the year ended December 31, 2016 44,699 shares of common stock were issued upon the cashless exercise of 94,780 Series A warrants issued in September 2015 and 54 shares of common stock were issued upon warrants exercised for cash.

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Other Issuances

During the year ended December 31, 2015, the Company issued 1,500 shares of common stock to a service provider as consideration for services to be rendered under a consulting agreement. Furthermore, 4,741 shares of common stock were issued upon the conversion of restricted stock units into common stock, of which 1,149 shares of common stock were withheld to satisfy the employees’ tax withholding obligations associated with the conversion of the restricted stock units into common stock. The withheld shares were included in treasury stock at a total value of $120,000, which was based on the market price of the common stock on the date the shares were issued. During June 2015, these treasury shares were issued upon the conversion of restricted stock units into common stock. Additionally, during the year ended December 31, 2015, 17 shares of common stock were issued upon the exercise of other warrants.

On April 1, 2016, Hampshire MedTech Partners II, GP (“Hampshire GP”) filed suit against the Company in the Travis County, Texas 200th Judicial District Court relating to a Warrant to Purchase Shares of Common Stock issued to Hampshire MedTech Partners II, LP (“Hampshire LP”) on November 6, 2014 (the “Warrant”). Hampshire GP alleged that as a result of a subsequent financing the Company breached the anti-dilution provision of the Warrant by failing to increase the number of shares subject to the Warrant as well as failing to reduce the exercise price of the Warrant. In November 2016, the Company and Hampshire GP settled the lawsuit through the execution of a Settlement Agreement and Release. Pursuant to the terms of settlement, the Company issued 80,198 shares of common stock with a fair value of $794,000 and the pre-existing warrants held by Hampshire GP were cancelled. The value of the shares issued were recognized as loss on settlement in the consolidated statements of operations.

156,893 shares of common stock were issued related to the Riverside Debt discussed in Note 7.

9. Stock-Based Compensation

Option and Equity Plans

In May 2016, the stockholders of the Company approved common shares issuable under the 2012 Employee, Director and Consultant Equity Incentive Plan (the “2012 Plan”) of 95,202 shares. The total number of shares available for grant under the 2012 Plan at December 31, 2016 was 75,600.

Stock Options

A summary of the Company’s stock option activity for the years ended December 31, 2016 and 2015 is as follows:

		December 31, 2016
		Weighted-Average	Weighted-Average Remaining Contractual Life
	Options	Exercise Price	(Years)	Intrinsic Value
Outstanding at December 31, 2015	9,364	$498.60
Granted	3,280	$16.44
Exercised
Forfeited
Expired	(1,198)	$495.96
Outstanding at December 31, 2016	11,446	$367.08	8.2	$-
Exercisable at December 31, 2016	8,996	$507.72	7.9	$-
Vested and expected to vest at December 31, 2016	11,446	$367.08	8.7	$-

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		December 31, 2015
		Weighted-Average	Weighted-Average Remaining Contractual Life	Intrinsic
	Options	Exercise Price	(Years)	Value
Outstanding at December 31, 2014	7,691	$923.40
Granted	9,641	158.40
Exercised	-	-
Forfeited	(5,871)	493.20
Expired	(2,097)	763.80
Outstanding at December 31, 2015	9,364	$498.60	7.7	$-
Exercisable at December 31, 2015	3,740	$997.20	5.5	$-
Vested and expected to vest at December 31, 2015	9,166	$505.80	7.7	$-

The aggregate intrinsic value in the table above is calculated as the difference between the estimated fair value of the Company’s stock at December 31, 2016 and the exercise price of each option.

The weighted average grant date fair value of options granted during the years ended December 31, 2016 and 2015 was $0.84 and $5.32, respectively.

The Company estimates the fair value of each stock option on the grant date using the Black-Scholes valuation model, which requires several estimates including an estimate of the fair value of the underlying common stock on grant date. The expected volatility was based on an average of the historical volatility of a peer group of similar companies. The expected term was calculated utilizing the simplified method. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The following weighted average assumptions were used in the calculation to estimate the fair value of options granted to employees for the years ended December 31, 2016 and 2015:

	December 31,
	2016	2015
Weighted-average risk-free interest rate	1.63%	1.64%
Weighted-average expected life (in years)	6.30	6.30
Expected dividend yield	0%	0%
Weighted-average expected volatility	66%	48%

Restricted Stock Award

During the year ended December 31, 2015, the Company issued 1,500 Restricted stock awards (“RSA”) with a weighted average grant date fair value of $57.60 per share. Such shares vested in 2015 and the Company recorded $87,000 of stock-based compensation for RSAs during the year ended December 31, 2015.

There was not RSA activity during the year ended December 31, 2016.

Stock-Based Awards Granted to Nonemployees

The Company from time to time grants options to purchase common stock or restricted stock to non-employees for services rendered and records expense ratably over the vesting period of each award. The Company estimates the fair value of the stock options using the Black-Scholes valuation model at each reporting date. No stock options were granted to non-employees during the year ended December 31, 2015. The Company granted 1,500 RSAs to non-employees and recorded stock-based compensation expense of $87,000 during the year ended December 31, 2015. The Company did not grant any RSA’s or stock options to non-employees in 2016. Total non-employee options were 897 number of shares with a total expense of $6,795 in 2016. These amounts are included in the tables above.

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Summary of Stock-Based Compensation Expense

Total stock-based compensation expense included in the consolidated statements of operations was allocated as follows (in thousands):

	As of December 31,
	2016	2015
Cost of revenue	$17	$50
Research and development	104	177
General and administrative	132	514
Selling and marketing	17	170
Capitalized into inventory	3	75
	$273	$986

Unrecognized stock-based compensation at December 31, 2016 and 2015 were as follows (in thousands):

	As of December 31, 2016
		Weighted
		Average
		Remaining
	Unrecognized Stock-Based	Period of Recognition
	Compensation	(in years)
Stock options	$256	1.13

	As of December 31, 2015
		Weighted
		Average
		Remaining
	Unrecognized Stock-Based	Period of Recognition
	Compensation	(in years)
Stock options	$484	1.9

10. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax expense:

	Year Ended December 31,
	2016	2015
Federal statutory rate	(35.0)%	(35.0)%
State taxes, net of federal benefits	(3.4)%	(2.3)%
Research and development credits	(0.0)%	1.5%
Equity related expenses	(1.8)%	10.7%
Change in valuation allowance	40.1%	25.10%
Other	0.10%	0.00%
Total income tax expense	0.00%	0.00%

F-40

Significant components of the Company’s deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$61,279	$56,679
Depreciation	474	37
Federal R&D Credit	2,222	2,222
Other	7,107	6,308
Total deferred tax assets	71,082	65,246

Deferred tax liabilities:
Amortization of intangibles	(697)	(807)
Total deferred tax liabilities	(697)	(807)
Net deferred tax asset	70,385	64,439
Less valuation allowance	(70,519)	(64,573)
Net deferred tax liabilities	$(134)	$(134)

At December 31, 2016 and 2015, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $160.2 million and $148.2 million, respectively. The federal and state net operating loss carryforwards will expire from 2023 to 2036, unless previously utilized. Additionally, the Company believes an ownership change has occurred that would trigger the limitation on usage of net operating losses imposed by Internal Revenue Code section 382. Because of this limitation, a significant portion of the net operating losses would more likely than not expire unused.

During the years ended December 31, 2016 and 2015, the Company recognized no amounts related to tax interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. The Company currently has no years under examination by any jurisdiction.

A valuation allowance has been established as realization of such deferred tax assets has not met the more likely-than-not threshold requirement. If the Company’s judgment changes and it is determined that the Company will be able to realize these deferred tax assets, the tax benefits relating to any reversal of the valuation allowance on deferred tax assets will be accounted for as a reduction to income tax expense. The tax valuation allowance increased by approximately $5.6 million and $6.0 million for the years ended December 31, 2016 and 2015, respectively.

11. Commitment and Contingencies

The Company currently leases laboratory, manufacturing and office space and equipment under noncancelable operating leases which provide for rent holidays and escalating payments; this lease ends 2019. Lease incentives, including rent holidays, allowances for tenant improvements and rent escalation provisions, are recorded as deferred rent. Rent under operating leases is recognized on a straight-line basis beginning with lease commencement through the end of the lease term. Sublease income is recorded as a reduction of rent expense. For each of the years ended December 31, 2016 and 2015, rental expense was $661,000 and $734,000, respectively. Sublease income was $133,000 and $84,000 during the year ended December 31, 2016 and 2015, respectively.

The following table summarizes future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2016 (in thousands):

Year ending December 31:	Operating Leases	Sublease Income	Total
2017	$925	$(129)	$796
2018	952	(43)	909
2019	980	-	980
Total minimum lease payments	$2,857	$(172)	$2,685

F-41

The Company has entered into consulting and development agreements with some of its advisors, including some surgeon advisors. The Company has agreed to pay some of the surgeon advisors a portion of the net profits attributable to the sale of specific spine products for which the surgeon advisors provided the Company with consulting and related services related to the conceptualization, development, testing, clearance, approval and/or related matters involving implant products. The Company is obligated to pay royalties to different surgeon advisors in connection with the sale of certain of its implant products. These agreements generally continue until the later of (a) ten years from the date of the agreements, and (b) the expiration of the patent rights relating to the devices covered by the agreements, when rights have been assigned by the individuals to the Company. The Company incurred royalties of $607,000 and $775,000 related to these agreements for the years ended December 31, 2016 and 2015, respectively. None of the royalty arrangements contain minimum royalty payments.

On May 13, 2015, the Company entered into a joint agreement for research and development of silicon nitride based devices. This agreement is effective for a period of five years from the date of commencement. The Company incurred payments of $270,000 and $270,000 related to this agreement for the years ended December 31, 2016 and 2015, respectively.

The Company has executed agreements with certain executive officers of the Company which, upon the occurrence of certain events related to a change in control, call for payments to the executives up to three times their annual salary and accelerated vesting of previously granted stock options.

From time to time, the Company is subject to various claims and legal proceedings covering matters that arise in the ordinary course of its business activities. Management believes any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, operating results or cash flows.

12. 401(k) Plan

Effective June 1, 2004, the Company adopted a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees. Eligible employees may contribute amounts to the plan, via payroll withholdings, subject to certain limitations. The plan permits, but does not require, additional matching contributions to the plan by the Company on behalf of the participants in the plan. The Company incurred approximately $145,000 and $175,000 relating to retirement contributions for the years ended December 31, 2016 and 2015, respectively.

13. Restatement to Previously Issued Consolidated Balance Sheet and Related Statements of Operations, Stockholders’ Equity and Cash Flows

The requirement to restate the Company’s condensed consolidated balance sheet as of September 30, 2016, and related statements of operations and comprehensive loss and cash flows for the periods ended September 30, 2016, and the consolidated balance sheet as of December 31, 2016, and related statements of operations and cash flows for the year ended December 31, 2016 is due to the following:

●	Failure to record a one-time, non-cash $3.8 million charge attributable to the deemed dividend related to the accretion of a discount on Series A convertible preferred stock upon conversion into the Company’s common stock, which occurred in July 2016 and was included in the restated condensed consolidated financial statements issued on April 19, 2017 (referred to as “Restatement #1 – Accretion of a Discount” in the table below).

●	Failure to record a derivative liability from the issuance of 1,054,167 common stock warrants during July 2016 that were previously recorded as equity (referred to as “Restatement #2 – Warrant Liability” in the table below).

The impact of this change as of and for the three and nine months periods ended September 30, 2016 is as follows (in thousands, except share and per share data):

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	Three months ended September 30, 2016
	As Previously Reported	Restatement #1 - Accretion of a Discount	As Restated After Restatement #1	Restatement #2 - Warrant Liability	As Restated After Restatement #1 and #2
Total other expense, net	$(1,131)	$-	$(1,131)	$(849)	$(1,980)
Total net loss/comprehensive loss	(4,338)	-	(4,338)	(849)	(5,187)
Deemed dividend related to beneficial conversion feature and accretion of a discount a Series A Preferred Stock	(2,499)	(3,779)	(6,278)	-	(6,278)
Net loss attributable to common stockholders	$(6,837)	$(3,779)	$(10,616)	$(849)	$(11,465)
Net loss per share attributable to common stockholders: Basic and diluted	$(3.56)	$(1.97)	$(5.53)	$(0.44)	$(5.97)
Weighted average common shares outstanding: Basic and diluted	1,920,745	-	1,920,745	-	1,920,745

Common stock, $0.01 par value	$22	$-	$22		$22
Additional paid-in capital	226,630	-	226,630	(4,973)	221,657
Accumulated deficit	(209,327)	-	(209,327)	(849)	(210,176)
Total stockholders' equity	$17,325	$-	$17,325	$(5,822)	$11,503

Derivative liabilities, current portion	$-	$-	$-	$5,822	$5,822

	Nine months ended September 30, 2016
	As Previously Reported	Restatement #1 - Accretion of a Discount	As Restated After Restatement #1	Restatement #2 - Warrant Liability	As Restated After Restatement #1 and #2
Total other expense, net	$(4,598)		$(4,598)	$(849)	$(5,447)
Total net loss/comprehensive loss	(12,790)		(12,790)	(849)	(13,639)
Deemed dividend related to beneficial conversion feature and accretion of a discount a Series A Preferred Stock	(2,499)	(3,779)	(6,278)	-	(6,278)
Net loss attributable to common stockholders	$(15,289)	$(3,779)	$(19,068)	$(849)	$(19,917)
Net loss per share attributable to common stockholders: Basic and diluted	$(11.68)	$(2.88)	$(14.56)	$(0.65)	$(15.21)
Weighted average common shares outstanding: Basic and diluted	1,309,286		1,309,286		1,309,286

Common stock, $0.01 par value	$22	$-	$22		$22
Additional paid-in capital	226,630	-	226,630	(4,973)	221,657
Accumulated deficit	(209,327)	-	(209,327)	(849)	(210,176)
Total stockholders' equity	$17,325	$-	$17,325	$(5,822)	$11,503

Derivative liabilities, current portion	$-	$-	$-	$5,822	$5,822

F-43

The impact of this change as of and for the year ended December 31, 2016 is as follows (in thousands, except share and per share data):

	Year ended December 31, 2016
	As Previously Reported	Restatement #2 - Warrant Liability	As Restated After Restatement #1 and #2
Total other expense, net	$(5,063)	$1,835	$(3,228)
Total net loss/comprehensive loss	(16,598)	1,835	(14,763)
Deemed dividend related to beneficial conversion feature and accretion of a discount a Series A Preferred Stock	(6,278)	-	(6,278)
Net loss attributable to common stockholders	$(22,876)	$1,835	$(21,041)
Net loss per share attributable to common stockholders: Basic and diluted	$(14.82)	$1.19	$(13.63)
Weighted average common shares outstanding: Basic and diluted	1,543,735	-	1,543,735

Common stock, $0.01 par value	$22		$22
Additional paid-in capital	227,486	(4,973)	222,513
Accumulated deficit	(213,135)	1,835	(211,300)
Total stockholders' equity	$14,373	$(3,138)	$11,235

Derivative liabilities, current portion	$-	$3,137	$3,137

For the nine months ended September 30, 2016, and for the twelve months ended December 31, 2016, the condensed consolidated statement of cash flows changed from that which was previously reported as follows: A $571,000 positive addback for offering costs was recorded to offset a $571,000 increase to net loss, with no net cash impact on cash flows from operating activities. In addition, the allocation of proceeds among common stock, preferred stock and derivative liability changed, with no net cash flow impact on cash flows from financing activities.

14. Subsequent Events

In January 2017, the Company completed a secondary offering in which the Company sold 741,667 shares of common stock and warrants to purchase 333,750 shares of common stock for $6.12 per unit (each unit consisting of 1/12th share of common stock and 0.04 common stock warrants). The Company received approximately $4.1 million in net proceeds from the offering after deducting underwriting expenses, commission and other offering expenses. The warrants became exercisable on the closing date and expire on the five-year anniversary of the closing date and have an initial exercise price per share equal to $6.60 per share, subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

In connection with the January 2017 secondary offering of shares of common stock and warrants, on February 24, 2017, the underwriter in the offering exercised its option to purchase additional warrants to purchase 30,000 shares of common stock.

On May 12, 2016, the Company entered into an engagement letter (“the “Engagement Letter”) with Ladenburg Thalmann to serve as underwriter in the Company’s July 2016 secondary offering of Class A Units and Class B Units. The Engagement Letter required the Company to pay to Ladenburg Thalmann an additional fee, if, during the term of the Engagement Letter or within six months after the date of termination or expiration of the Engagement Letter, the Company sells securities to investors contacted by Ladenburg Thalmann during the term of the Engagement Letter. In connection with the closing of the January 2017 secondary offering, the Company incurred an obligation under the Engagement Letter to pay to Ladenburg Thalmann, a cash fee in the amount of $314,160.

On July 28, 2017, the Company closed on a $2.5 million term loan (the Loan”) with North Stadium Investments, LLC, a company owned and controlled by the Company’s Chief Executive Officer, Chairman of the Board, and Principal Financial Officer. The Loan bears interest at the rate of 10% per annum, requires the Company to make monthly interest payments for a period of 12 months, starting September 5, 2017, with principal and any unpaid interest being due and payable 12 months from the effective date of July 28, 2017, and is secured by substantially all of the assets of the Company, junior to the already existing security interest in such assets held by Hercules Capital, Inc. In connection with the Loan the Company also issued to North Stadium Investments a warrant to acquire up to 55,000 common shares with a purchase price set at $5.04 per share and a 5 year term.

F-44

PROSPECTUS

Subscription Rights to Purchase Up to 10,000 Units

Consisting of an Aggregate of Up to                 Shares of Series B Preferred Stock

and Warrants to Purchase Up to                  Shares of Common Stock

at a Subscription Price of $1,000 Per Unit

Dealer-Manager

Maxim Group LLC

                            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the registration of the securities under this registration statement. All of the amounts shown are estimated except the SEC Registration Fee and FINRA Filing Fee.

SEC Registration Fee		$1,424.28
FINRA Filing Fee		2,216.00
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fee and Expenses		*
Miscellaneous		*
Total	$	*

*To be provided by Amendment

Item 14. Indemnification of Directors and Officers.

Our restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, member, manager or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. These provisions limit the liability of our directors and officers to the fullest extent permitted under Delaware law. A director will not receive indemnification if he or she is found not to have acted in good faith.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

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●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. We have entered into indemnification agreements with certain of our executive officers and directors. These agreements, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We have entered into agreements to indemnify all of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

Since January 17, 2015, we have sold the following securities that were not registered under the Securities Act. All share numbers and prices set forth below have been adjusted to reflect a reverse stock split effective as of January 25, 2016 whereby each 15 shares of common stock were replaced with one share of common stock (with no fractional shares issued) and the subsequent reverse stock split effective November 10, 2017 whereby each 12 shares of common stock were replaced with one share of common stock (with no fractional shares issued).

The sale and issuance of the securities set forth below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Rule 506 promulgated under Regulation D promulgated thereunder and Section 3(a)(9). Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about us. No underwriters were involved in these transactions.

On September 8, 2015, we issued to issue investors Series A Warrants and Series C Warrants, each exercisable for 72,908 shares of our common stock.

On October 19, 2015, we issued 1,334 shares of our common stock to a service provider for services with respect to certain corporate development activities.

On January 28, 2016, we issued a warrant to purchase 6,250 shares of our common stock to a financial advisor.

On April 4, 2016 and again on April 27, 2016, in connection with a debt exchange agreement we issued to the lender warrants to purchase 8,334 shares of common stock of the Company.

On July 28, 2017, we closed on a $2.5 million term loan (the Loan”) with North Stadium Investments, LLC (“North Stadium”), a company owned and controlled by the Company’s Chief Executive Officer and Chairman of the Board, Dr. Sonny Bal. In connection with the Loan, the Company issued to North Stadium, a Secured Promissory Note in the amount of $2.5 million (the “Note”). The Note bears interest at the rate of 10% per annum, requires the Company to make monthly interest only payments for a period of 12 months, and principal and any unpaid accrued interest are due and payable 12 months from the effective date of the Note, July 28, 2017. The Note is secured by substantially all of the assets of the Company pursuant to a security agreement between the Company and North Stadium dated July 28, 2017 (the “Security Agreement”), and is junior to the already existing security interest in such assets of the Company held by Hercules Capital, Inc. In connection with the Loan and as additional consideration for the Loan, the Company issued to North Stadium a warrant to acquire up to 55,000 common shares with a purchase price set at $5.04 per share and a 5 year term (the “Warrant”).

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On January 3, 2018, Amedica Corporation (the “Company”) and its wholly owned subsidiary US Spine, Inc. entered into an Assignment Agreement (the “Assignment Agreement”) with certain accredited investors (collectively the “Assignees” and each an “Assignee”), Hercules Technology III, L.P. (“HT III”) and Hercules Capital, Inc. (“HC” and, together with HT III, “Hercules”), pursuant to which Hercules assigned to the Assignees all amounts remaining due under the Loan and Security Agreement, dated June 30, 2014, as amended, between the Company and Hercules (the “Loan and Security Agreement”) and (2) the note (the “Hercules Note”) between the Company and Hercules evidencing the amounts due under the Loan and Security Agreement. The total amount assigned by Hercules to the Assignees equals in the aggregate $2,264,622.80, which is secured by the same collateral underlying the Loan and Security Agreement. The Company entered into an exchange agreement (the “Exchange Agreement”) with the Assignees, pursuant to which the Company agreed to exchange (the “Exchange”) the Hercules Note held by the Assignees for senior secured convertible promissory notes each in the principal amount of $1,132,311.40 for an aggregate principal amount of $2,264,622.80 (the “Exchange Notes”). The Exchange Notes will mature on February 3, 2019.

On January 31, 2018, we entered into a securities purchase agreement (the “Purchase Agreement”) with L2 Capital LLC (“L2” or the “Holder”). Pursuant to the Purchase Agreement, we agreed to sell an original issue discount promissory note in the aggregate principal amount of up to $840,000 (the “Note”) for an aggregate purchase price of up to $750,000 (the “Consideration”) and warrants to purchase up to an aggregate of 68,257 shares of common stock of the Company (the “Warrants”).

Item 16. Exhibits and Financial Statement Schedules.

Reference is made to the Index to Consolidated Financial Statements beginning on Page F-1 hereof.

(1) Consolidated Financial Statement Schedules

Consolidated Financial Statement Schedules have been omitted because they are either not required or not applicable, or because the information required to be presented is included in the consolidated financial statements or the notes thereto included in this prospectus.

(2) Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement and such Exhibit Index is incorporated by reference.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	1/22/16	001-33624

3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of Amedica Corporation		Form 8-K (Exhibit 3.1)	11/16/17	001-33624

3.2	Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.1)	2/20/14	001-33624

3.3#	Certificate of Designation of Series B Preferred Stock

4.1	Form of Common Stock Certificate of the Registrant		Amendment No. 3 to Form S-1 (Exhibit 4.1)	1/29/14	333-192232

4.2	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on May 9, 2011		Amendment No. 3 to Form S-1 (Exhibit 4.9)	1/29/14	333-192232

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4.3	Warrant to Purchase Shares of Series F Convertible Preferred Stock by and between the Registrant and GE Capital Equity Investments, Inc., dated as of December 17, 2012	Form S-1 (Exhibit 4.10)	11/8/13	333-192232

4.4	Warrant to Purchase Shares of Series F Convertible Preferred Stock by and between the Registrant and Zions First National Bank, dated as of December 17, 2012	Form S-1 (Exhibit 4.11)	11/8/13	333-192232

4.5	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on March 4, 2011 and May 9, 2011	Form S-1 (Exhibit 4.12)	11/8/13	333-192232

4.6	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of December 18, 2012	Form S-1 (Exhibit 4.13)	11/8/13	333-192232

4.7	Form of Amendment No. 2 to Warrant to Purchase Shares of Common Stock of the Registrant, dated as of February 1, 2013	Form S-1 (Exhibit 4.14)	11/8/13	333-192232

4.8	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued on August 30, 2013 and September 20, 2013, as amended	Amendment No. 2 to Form S-1 (Exhibit 4.17)	12/20/13	333-192232

4.9	Form of Amendment to Warrant to Purchase Common Stock of the Registrant, dated as of December 23, 2013	Amendment No. 3 to Form S-1 (Exhibit 4.17.1)	1/29/14	333-192232

4.10	Form of Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc. on August 30, 2013 and September 20, 2013, as amended	Amendment No. 2 to Form S-1 (Exhibit 4.20)	12/20/13	333-192232

4.11	Form of Amendment to Warrant to Purchase Shares of Common Stock of the Registrant, issued to TGP Securities, Inc., dated as of December 23, 2013	Amendment No. 3 to Form S-1 (Exhibit 4.21)	1/29/14	333-192232

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4.12	Hercules Warrant to Purchase Common Stock	Form 8-K (Exhibit 4.3)	7/1/2014	001-33624

4.13	Form of Warrant to be Issued to Investors in the Offering	Amendment No. 3 to Form S-1 (Exhibit 4.24)	11/19/14	333-199753

4.14	Form of Unit Purchase Option to be Issued to the Underwriters in the Offering	Amendment No. 3 to Form S-1 (Exhibit 4.25)	11/19/14	333-199753

4.15	Form of Warrant Agent Agreement by and between the Registrant and American Stock Transfer and Trust Company	Amendment No. 3 to Form S-1 (Exhibit 4.26)	11/19/14	333-199753

4.16	Warrant to purchase shares of common stock of the Registrant by and between the Registrant and Hampshire MedTech Partner II, L.P., dated as of November 6, 2014	Form 8-K (Exhibit 4.1)	11/7/14	001-33624

4.17	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on September 17, 2014.	Form 10-K (Exhibit 4.27)	3/24/15	001-33624

4.18	Form of Warrant to Purchase Shares of Common Stock of the Registrant issued on November 12, 2014.	Form 10-K (Exhibit 4.28)	3/24/15	001-33624

4.19	Senior Convertible Note by Registrant payable to MG Partners II, Ltd., Issuance Date: August 12, 2014, Exchange Date: April 2, 2015	Form 8-K (Exhibit 4.2)	4/3/15	001-33624

4.20	Form of Series B Warrant	Form 8-K (Exhibit 4.2)	9/8/15	001-33624

4.21	Form of Series D Warrant	Form 8-K (Exhibit 4.4)	9/8/15	001-33624

4.22	Form of Amended and Restated Series A warrant	Form 8-K (Exhibit 4.1)	12/14/15	001-33624

4.23	Form of Amended and Restated Series C Warrant	Form 8-K (Exhibit 4.2)	12/14/15	001-33624

4.24	Form of Common Stock Purchase Warrant issued on April 4, 2016.	Form 8-K (Exhibit 4.1)	4/05/16	001-33624

4.25	Form of Series E Warrant	Amendment No. 3 to Form S-1 (Exhibit 4.25)	6/30/16	333-211520

4.26	Form of Underwriters Warrant Issued in July 2016 Offering	Amendment No. 3 to Form S-1 (Exhibit 4.26)	6/30/16	333-211520

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4.27	Form of Series A Preferred Stock Certificate	Amendment No. 3 to Form S-1 (Exhibit 4.27)	6/30/16	333-211520

4.28	Form of Warrant	Form 8-K (Exhibit 4.1)	1/20/17	001-33624

4.29	Secured Promissory Note with North Stadium Investments, LLC	Form 8-K (Exhibit 4.1)	8/3/17	001-33624

4.30	North Stadium Investments, LLC Warrant to Purchase Common Stock	Form 8-K (Exhibit 4.2)	8/3/17	001-33624

4.31	L2 Capital LLC Common Stock Purchase Warrant	Form 8-K (Exhibit 4.1)	2/1/18	001-33624

4.32#	Form of Common Stock Warrant

4.33#	Form of Warrant Agent Agreement between Amedica Corporation and American Stock Transfer and Trust Company, LLC

4.34#	Form of Non-Transferrable Subscription Rights Certificates

5.1#	Opinion of Dorsey & Whitney LLP

10.1	Securities Purchase Agreement by and between the Registrant and MG Partners II Ltd, dated as of June 30, 2014	Form 8-K (Exhibit 10.1)	7/1/2014	001-33624

10.2	Registration Rights Agreement by and between the Registrant and MG Partners II Ltd., dated as of June 30, 2014	Form 8-K (Exhibit 10.2)	7/1/2014	001-33624

10.3	Loan and Security Agreement by and among the Registrant, its subsidiary, Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P., dated as of June 30, 2014	Form 8-K (Exhibit 10.3)	7/1/2014	001-33624

10.4	Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of April 21, 2009	Form S-1 (Exhibit 10.10)	11/8/13	333-192232

10.5	First Addendum to Centrepointe Business Park Lease Agreement Net by and between the Registrant and Centrepointe Properties, LLC, dated as of January 31, 2012	Form S-1 (Exhibit 10.11)	11/8/13	333-192232

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10.6	Form of Change of Control Agreement*	Form 8-K (Exhibit 10.1)	7/22/15	001-33624

10.7	Form of Indemnification Agreement by and between the Registrant and its officers and directors	Amendment No. 2 to Form S-1 (Exhibit 10.14)	12/20/13	333-192232

10.8	Amedica Corporation Amended and Restated 2012 Equity Incentive Plan*	Amendment No. 4 to Form S-1 (Exhibit 10.15)	2/12/14	333-192232

10.9	Form of 2012 Stock Option Grant Notice and Stock Option Agreement*	Amendment No. 4 to Form S-1 (Exhibit 10.16)	2/12/14	333-192232

10.10	Form of 2012 Restricted Stock Award and Restricted Stock Unit Agreement*	Amendment No. 4 to Form S-1 (Exhibit 10.17)	2/12/14	333-192232

10.11	Amedica Corporation 2003 Stock Option Plan*	Form S-1 (Exhibit 10.18)	11/8/13	333-192232

10.12	Form of 2003 Non-Qualified Stock Option Agreement and Notice of Exercise of Non-Qualified Stock Option thereunder*	Form S-1 (Exhibit 10.19)	11/8/13	333-192232

10.13	Form of 2003 Incentive Stock Option Agreement and Notice of Exercise of Incentive Stock Option thereunder*	Form S-1 (Exhibit 10.20)	11/8/13	333-192232

10.14	Amendment and Exchange Agreement, date April 2, 2015, by and between the Registrant and MG Partners II, Ltd	Form 8-K (Exhibit 10.1)	4/3/15	001-33624

10.15	Consent and First Amendment to Loan and Security Agreement dated September 8, 2015 by and among Hercules Technology Growth Capital Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto.	Form 8-K (Exhibit 10.1)	9/8/15	001-33624

10.16	First Amendment to Warrant to Purchase Shares of Common Stock of Amedica Corporation dated September 8, 2015, by and between Amedica Corporation and Hercules Technology III, L.P.	Form 8-K (Exhibit 10.2)	9/8/15	001-33624

10.17	Settlement and Waiver Agreement dated September 8, 2015, by and among Amedica Corporation and MG Partners II, Ltd.	Form 8-K (Exhibit 10.3)	9/8/15	001-33624

10.18	Placement Agency Agreement between Amedica Corporation and Ladenburg Thalmann & Co. Inc.	Form 8-K (Exhibit 10.4)	9/8/15	001-33624

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10.19	Form of Securities Purchase Agreement between Amedica Corporation and the Purchasers Dated September 8, 2015	Form 8-K (Exhibit 10.5)	9/8/15	001-33624

10.20	Form of Registration Rights Agreement	Form 8-K (Exhibit 10.6)	9/8/15	001-33624

10.21	Form of Leak-Out Agreement	Form 8-K (Exhibit 10.1)	12/14/15

10.22	Assignment and Second Amendment to Loan and Security Agreement, dated April 4, 2016, by and among the Company Riverside Merchant Partners, LLC, Hercules Technology III, L.P. and Hercules Capital, Inc., the financial institutions signatory thereto, Amedica Corporation, and the guarantors signatory thereto	Form 8-K (Exhibit 10.1)	5/05/16	001-33624

10.23	Exchange Agreement dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC	Form 8-K (Exhibit 10.2)	5/05/16	001-33624

10.24	Subordinated Convertible Promissory Note, dated April 4, 2016, by and among Amedica Corporation and Riverside Merchant Partners, LLC	Form 8-K (Exhibit 10.3)	5/05/16	001-33624

10.25	Warrant Agency Agreement, dated July 8, 2016, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	7/8/16	001-33624

10.26	Warrant Agency Agreement dated January 24, 2017, by and between Amedica Corporation and American Stock Transfer & Trust Company, LLC	Form 8-K (Exhibit 10.1)	1/24/17	001-33624

10.27	Security Agreement, dated July 28, 2017	Form 8-K (Exhibit 10.1)	8/3/17	001-33624

10.28	Assignment Agreement, dated January 3, 2018, by and among the Company, US Spine, Inc., MEF I, L.P., Anson Investments Master Fund LP, Hercules Technology III, L.P. and Hercules Capital, Inc.	Form 8-K (Exhibit 10.1)	1/4/18	001-33624

10.29	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.	Form 8-K (Exhibit 10.2)	1/4/18	001-33624

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10.30	Exchange Agreement, dated January 3, 2018, by and among Amedica Corporation and Anson Investments Master Fund LP		Form 8-K (Exhibit 10.3)	1/4/18	001-33624

10.31	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and MEF I, L.P.		Form 8-K (Exhibit 10.4)	1/4/18	001-33624

10.32	Senior Secured Convertible Promissory Note, dated January 3, 2018, by and among Amedica Corporation and Anson Investments		Form 8-K (Exhibit 10.5)	1/4/18	001-33624

10.33	Securities Purchase Agreement, dated January 30, 2018, by and among the Company and L2 Capital, LLC		Form 8-K (Exhibit 10.1)	2/01/18	001-33624

10.34	Promissory Note payable to L2 Capital		Form 8-K (Exhibit 10.2)	2/01/18	001-33624

16.1	Letter of BDO, dated September 22, 2017		Form 8-K (Exhibit 16.1)	9/22/17	001-33624

21.1	List of Subsidiaries of the Registrant		Form S-1 (Exhibit 21.1)	11/8/13	333-192232

23.1	Consent of Independent Registered Public Accounting Firm, Mantyla McReynolds, LLC	X

23.2	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP	X

23.3#	Consent of Dorsey & Whitney LLP (included with Exhibit 5.1)

24.1	Power of Attorney (included on the signature page herein)	X

99.1#	Form of Instructions as to Use of Subscription Rights Certificates

99.2#	Form of Letter to Shareholders who are Record Holders

99.3#	Form of Letter to Brokers, Dealers, Banks and Other Nominees

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99.4#	Form of Broker Letter to Clients Who are Beneficial Holders

99.5#	Form of Beneficial Owner Election Form

99.6#	Form of Nominee Holder Certification

99.7#	Form of Notice of Important Tax Information

#	To be filed by amendment.
*	Indicates Management Contract or Compensatory plan or arrangement.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

We, the undersigned directors and officers of Amedica Corporation (the “Company”), hereby severally constitute and appoint B. Sonny Bal, MD as our true and lawful attorney, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on February 14, 2018.

AMEDICA CORPORATION

By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ B. Sonny Bal
B. Sonny Bal, M.D.	Chief Executive Officer and Director	February 14, 2018
(Principal Executive Officer and Principal Financial Officer)
/s/ David W. Truetzel
David W. Truetzel	Director	February 14, 2018

/s/ Jeffrey S. White
Jeffrey S. White	Director	February 14, 2018

/s/ Eric A. Stookey
Eric A. Stookey	Director	February 14, 2018

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